- -------------------------------------------------------------------------------



                                     FORM OF
                 SECOND AMENDED AND RESTATED INDENTURE OF TRUST


                                 BY AND BETWEEN


                        UNION FINANCIAL SERVICES-1, INC.,
                                    AS ISSUER


                                       AND


                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION,
                                   AS TRUSTEE






                     --------------------------------------
                           DATED AS OF JULY ___, 1996
                     --------------------------------------






     THIS INSTRUMENT HAS BEEN ENTERED INTO BY THE WITHIN-DESCRIBED PARTIES IN ORDER TO SECURE UNION FINANCIAL SERVICES-1, INC.'S TAXABLE STUDENT LOAN ASSET-BACKED NOTES IN SUCH AGGREGATE PRINCIPAL AMOUNT AS MAY BE OUTSTANDING FROM TIME TO TIME HEREUNDER AND TO SECURE CERTAIN OTHER OBLIGATIONS OF UNION FINANCIAL SERVICES-1, INC.



- -------------------------------------------------------------------------------

                        UNION FINANCIAL SERVICES-1, INC.


     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of ________________, 1996.


          Trust Indenture Act Section        Indenture Section
          ---------------------------        -----------------
               Section 310(a)(1)                    7.23
                          (a)(2)                    7.23
                             (b)                  7.23,7.09
                  Section 312(c)                    9.17
                  Section 313(a)                    7.24
                             (c)                    7.24
                  Section 314(a)                    4.16
                          (a)(4)                    4.17
                          (c)(1)                    9.16
                          (c)(2)                    9.16
                             (e)                    9.16
                  Section 315(b)                    8.05
                  Section 316(a)                  Article 1
                       (a)(1)(A)
                       (a)(1)(B)
                             (b)
               Section 317(a)(1)                    4.18
                          (a)(2)                    4.19
                  Section 318(a)                    9.10
                             (c)                    9.10

____________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                            -------------------------
                                TABLE OF CONTENTS
                            -------------------------

     (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

                                                                            Page
                                                                            ----
PARTIES AND PREAMBLES AND RECITALS . . . . . . . . . . . . . . . . . . . . .   1
GRANTING CLAUSES, HABENDUM CLAUSE AND DEFEASANCE CLAUSE. . . . . . . . . . .   2

                                    ARTICLE I

DEFINITIONS AND USE OF PHRASES . . . . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE II

                NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES
                          AND USE OF PROCEEDS OF NOTES

Section 2.01.  Series 1996A Note and Series 1996B Note Details . . . . . . .  20
Section 2.02.  Redemption of the Series 1996A Notes. . . . . . . . . . . . .  25
Section 2.03.  Execution of Notes. . . . . . . . . . . . . . . . . . . . . .  33
Section 2.04.  Registration, Transfer and Exchange of Notes; Persons
               Treated as Registered Owners. . . . . . . . . . . . . . . . .  33
Section 2.05.  Lost, Stolen, Destroyed and Mutilated Notes . . . . . . . . .  35
Section 2.06.  Delivery of Series 1996A Notes and Series 1996B Notes . . . .  35
Section 2.07.  Trustee's Authentication Certificate. . . . . . . . . . . . .  36
Section 2.08.  Cancellation and Destruction of Notes by the Trustee. . . . .  36
Section 2.09.  Temporary Notes . . . . . . . . . . . . . . . . . . . . . . .  36
Section 2.10.  Deposit of Note Proceeds and Funding of Trust Estate. . . . .  37
Section 2.11.  Forms of Series 1996A Notes and Series 1996B Notes. . . . . .  37
Section 2.12.  Issuance of Additional Notes. . . . . . . . . . . . . . . . .  38

                                   ARTICLE III

                       PARITY OF LIEN; OTHER OBLIGATIONS;
                               AND SWAP AGREEMENTS

Section 3.01.  Parity of Lien. . . . . . . . . . . . . . . . . . . . . . . .  40
Section 3.02.  Other Obligations . . . . . . . . . . . . . . . . . . . . . .  40
Section 3.03.  Swap Agreements; Counterparty Swap Payments; Issuer Swap
               Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

Section 4.01.  Pledge for Payment. . . . . . . . . . . . . . . . . . . . . .  42
Section 4.02.  Representations and Warranties of the Issuer. . . . . . . . .  42
Section 4.03.  Covenants as to Additional Conveyances. . . . . . . . . . . .  42
Section 4.04.  Further Covenants of the Issuer . . . . . . . . . . . . . . .  43
Section 4.05.  Enforcement of Servicing Agreements . . . . . . . . . . . . .  45
Section 4.06.  Procedures for Transfer of Funds. . . . . . . . . . . . . . .  46
Section 4.07.  Additional Covenants with Respect to the Act. . . . . . . . .  46
Section 4.08.  Student Loans; Collections Thereof; Assignment Thereof. . . .  47
Section 4.09.  Appointment of Agents, Etc. . . . . . . . . . . . . . . . . .  47
Section 4.10.  Capacity to Sue . . . . . . . . . . . . . . . . . . . . . . .  47
Section 4.11.  Continued Existence; Successor to Issuer. . . . . . . . . . .  47
Section 4.12.  Amendment of Loan Purchase Agreements . . . . . . . . . . . .  48
Section 4.13.  Representations; Negative Covenants . . . . . . . . . . . . .  48
Section 4.14.  Additional Covenants. . . . . . . . . . . . . . . . . . . . .  54
Section 4.15.  Providing of Notice . . . . . . . . . . . . . . . . . . . . .  55
Section 4.16.  Reports by Company. . . . . . . . . . . . . . . . . . . . . .  56
Section 4.17.  Statement as to Compliance. . . . . . . . . . . . . . . . . .  56
Section 4.18.  Collection of Indebtedness and Suits for Enforcement by
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.19.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . .  57

                                    ARTICLE V

                                      FUNDS

Section 5.01.  Creation of Funds and Accounts. . . . . . . . . . . . . . . .  58
Section 5.02.  Student Loan Fund . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.03.  Revenue Fund. . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 5.04.  Reserve Fund. . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 5.05.  Interest Fund . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 5.06.  Note Redemption Fund. . . . . . . . . . . . . . . . . . . . .  67
Section 5.07.  Student Loan Holding Fund . . . . . . . . . . . . . . . . . .  69
Section 5.08.  Cost of Issuance Fund . . . . . . . . . . . . . . . . . . . .  70
Section 5.09.  Operating Fund. . . . . . . . . . . . . . . . . . . . . . . .  70
Section 5.10.  General Fund. . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 5.11.  Investment of Funds Held by Trustee . . . . . . . . . . . . .  71
Section 5.12.  Release . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01.  Event of Default Defined. . . . . . . . . . . . . . . . . . .  72
Section 6.02.  Remedy on Default; Possession of Trust Estate . . . . . . . .  74
Section 6.03.  Remedy on Default; Advice of Counsel. . . . . . . . . . . . .  75
Section 6.04.  Remedy on Default; Sale of Trust Estate . . . . . . . . . . .  75
Section 6.05.  Restoration of Position . . . . . . . . . . . . . . . . . . .  76
Section 6.06.  Purchase of Properties by Trustee or Registered Owners. . . .  76
Section 6.07.  Application of Sale Proceeds. . . . . . . . . . . . . . . . .  77
Section 6.08.  Accelerated Maturity. . . . . . . . . . . . . . . . . . . . .  77
Section 6.09.  Remedies not Exclusive. . . . . . . . . . . . . . . . . . . .  77
Section 6.10.  Direction of Trustee. . . . . . . . . . . . . . . . . . . . .  77
Section 6.11.  Right to Enforce in Trustee . . . . . . . . . . . . . . . . .  79
Section 6.12.  Physical Possession of Notes not Required . . . . . . . . . .  79

                                   ARTICLE VII

                                   THE TRUSTEE

Section 7.01.  Acceptance of Trust . . . . . . . . . . . . . . . . . . . . .  79
Section 7.02.  Recitals of Others. . . . . . . . . . . . . . . . . . . . . .  80
Section 7.03.  As to Filing of Indenture . . . . . . . . . . . . . . . . . .  80
Section 7.04.  Trustee May Act Through Agents. . . . . . . . . . . . . . . .  81
Section 7.05.  Assumption of Liability and Indemnification of Trustee. . . .  81
Section 7.06.  Trustee's Right to Reliance . . . . . . . . . . . . . . . . .  82
Section 7.07.  Compensation of Trustee . . . . . . . . . . . . . . . . . . .  82
Section 7.08.  Trustee May Own Notes . . . . . . . . . . . . . . . . . . . .  83
Section 7.09.  Resignation of Trustee. . . . . . . . . . . . . . . . . . . .  83
Section 7.10.  Removal of Trustee. . . . . . . . . . . . . . . . . . . . . .  83
Section 7.11.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . .  84
Section 7.12.  Manner of Vesting Title in Trustee. . . . . . . . . . . . . .  84
Section 7.13.  Filing of Current Information with Trustee. . . . . . . . . .  85
Section 7.14.  Right of Inspection . . . . . . . . . . . . . . . . . . . . .  85
Section 7.15.  Limitation with Respect to Examination of Reports . . . . . .  85
Section 7.16.  Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  85
Section 7.17.  Additional Covenants of Trustee . . . . . . . . . . . . . . .  85
Section 7.18.  Trustee Covenants with Respect to "Eligible Lender" Status. .  85
Section 7.19.  Trustee's Status as an "Eligible Lender." . . . . . . . . . .  86
Section 7.20.  Trustee to Cause Investments to be Made . . . . . . . . . . .  86
Section 7.21.  Duty of Trustee with Respect to Each Rating Agency. . . . . .  86
Section 7.22.  Conversion, Consolidation or Merger of Trustee. . . . . . . .  87
Section 7.23.  Corporate Trustee Required; Eligibility; Conflicting
               Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  87

Section 7.24.  Reports by Trustee. . . . . . . . . . . . . . . . . . . . . .  87

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

Section 8.01.  Supplemental Indentures Not Requiring Consent of Registered
               Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Section 8.02.  Supplemental Indentures Requiring Consent of Registered
               Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 8.03.  Additional Limitation on Modification of Indenture. . . . . .  90
Section 8.04.  Notice to Each Rating Agency. . . . . . . . . . . . . . . . .  90
Section 8.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . .  91
Section 8.06.  Conformity with the Trust Indenture Act.. . . . . . . . . . .  91

                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Section 9.02.  Covenants Bind Issuer . . . . . . . . . . . . . . . . . . . .  92
Section 9.03.  Lien Created. . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 9.04.  Severability of Lien. . . . . . . . . . . . . . . . . . . . .  92
Section 9.05.  Consent of Registered Owners Binds Successors . . . . . . . .  93
Section 9.06.  Date of Execution . . . . . . . . . . . . . . . . . . . . . .  93
Section 9.07.  Nonliability of Directors; No General Obligation. . . . . . .  93
Section 9.08.  Nonpresentment of Notes or Interest Checks. . . . . . . . . .  93
Section 9.09.  Security Agreement. . . . . . . . . . . . . . . . . . . . . .  93
Section 9.10.  Laws Governing. . . . . . . . . . . . . . . . . . . . . . . .  93
Section 9.11.  Severability. . . . . . . . . . . . . . . . . . . . . . . . .  94
Section 9.12.  Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Section 9.13.  Parties Interested Herein . . . . . . . . . . . . . . . . . .  94
Section 9.14.  Notes are Limited Obligations . . . . . . . . . . . . . . . .  94
Section 9.15.  Swap Counterparty Rights. . . . . . . . . . . . . . . . . . .  94
Section 9.16.  Compliance Certificates and Opinions. . . . . . . . . . . . .  94
Section 9.17.  Disclosure of Names and Addresses of Holders. . . . . . . . .  95

                                    ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

Section 10.01. Trust Irrevocable . . . . . . . . . . . . . . . . . . . . . .  95
Section 10.02. Satisfaction of Indenture . . . . . . . . . . . . . . . . . .  95
Section 10.03. Cancellation of Paid Notes. . . . . . . . . . . . . . . . . .  97

                                   ARTICLE XI

                                   TERMINATION

Section 11.01. Termination of the Trust . . . . . . . . . . . . . . . . . . . . . .     97
Section 11.02. Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
SIGNATURES AND SEALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101

APPENDIX A--     Certain Terms and Provisions of the Auction Notes. . . . . . . . .    A-1
APPENDIX B--     Certain Terms and Provisions of the Class 1996B Notes. . . . . . .    B-1

EXHIBIT A-1--    Form of Class 1996[A-1][A-2] Senior
                 (Auction Rate Securities (ARS-SM-)). . . . . . . . . . . . . . . .  A-1-1
EXHIBIT A-2--    Form of Class 1996B Subordinate LIBOR Rate Notes . . . . . . . . .  A-2-1
EXHIBIT A-3--    Form of Class 1996A[-3][-4] Senior
                 (Auction Rate Securities (ARS-SM-)). . . . . . . . . . . . . . . .  A-3-1
EXHIBIT A-4--    Form of Class 1996B-2 Subordinate LIBOR Rate Notes . . . . . . . .  A-4-1
EXHIBIT B-1--    Form of Series 1996A Investment Letter . . . . . . . . . . . . . .  B-1-1
EXHIBIT B-2--    Forms of Series 1996B Investment Letter. . . . . . . . . . . . . .  B-2-1
EXHIBIT C-1--    Form of Series 1996A Transferee Agreement. . . . . . . . . . . . .  C-1-1
EXHIBIT C-2--    Form of Series 1996B Transferee Agreement. . . . . . . . . . . . .  C-2-1
EXHIBIT C-3--    Form of Master Purchase Letter . . . . . . . . . . . . . . . . . .  C-3-1
EXHIBIT D--      Compliance Certificate . . . . . . . . . . . . . . . . . . . . . .    D-1
EXHIBIT E-1--    Series 1996A Cash Flow Assumptions . . . . . . . . . . . . . . . .  E-1-1
EXHIBIT E-2--    Series 1996B Cash Flow Assumptions . . . . . . . . . . . . . . . .  E-2-1
EXHIBIT F-1--    Series 1996A Closing Cash Flow Projections . . . . . . . . . . . .  F-1-1
EXHIBIT F-2--    Series 1996B Closing Cash Flow Projections . . . . . . . . . . . .  F-2-1
EXHIBIT G--      Notice of Payment Default. . . . . . . . . . . . . . . . . . . . .    G-1
EXHIBIT H--      Notice of Cure of Payment Default. . . . . . . . . . . . . . . . .    H-1
EXHIBIT I--      Notice of Proposed Change in Length of One or More
                 Auction Periods. . . . . . . . . . . . . . . . . . . . . . . . . .    I-1
EXHIBIT J--      Notice Establishing Change in Length of One or More
                 Auction Periods. . . . . . . . . . . . . . . . . . . . . . . . . .    J-1
EXHIBIT K--      Notice of Change in Auction Date . . . . . . . . . . . . . . . . .    K-1
EXHIBIT L--      Notice of Proposed Adjustment to Percentage Used in
                 Determining [Maximum Auction Rate] [All Hold Rate]
                 [Non-Payment Rate] . . . . . . . . . . . . . . . . . . . . . . . .    L-1
EXHIBIT M--      Notice Establishing New Percentage Used in Determining
                 [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate]. . . . .    M-1

                 SECOND AMENDED AND RESTATED INDENTURE OF TRUST


     THIS SECOND AMENDED AND RESTATED INDENTURE OF TRUST (this "Indenture"), dated as of July ___, 1996, is by and between UNION FINANCIAL SERVICES-1, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association duly organized and operating under the laws of the United States of America and authorized to exercise corporate trust powers, with its principal place of business and corporate trust office located in Minneapolis, Minnesota (together with its successors, the "Trustee"), as trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H:

     WHEREAS, the Issuer represents that it is duly created as a corporation under the laws of the State and that by proper action of its governing body it has previously duly authorized the issuance of its Taxable Student Loan Asset-Backed Notes, Series 1996A (the "Series 1996A Notes"), in the aggregate principal amount of $107,700,000, consisting of $96,600,000 of Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate (the "Class 1996A Notes") and $11,100,000 Taxable Student Loan Asset-Backed Notes, Class 1996B Subordinate LIBOR Rate (the "Class 1996B Notes") pursuant to the terms of the Indenture of Trust dated as of March 1, 1996 (the "Original Indenture"), between the Issuer and the Trustee; and

     WHEREAS, the Issuer represents that by proper action of its governing body it has previously duly authorized the issuance of its Taxable Student Loan Asset-Backed Notes, Series 1996B (the "Series 1996B Notes"), in the aggregate principal amount of $142,200,000, consisting of $128,000,000 of Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate (the "Additional Class 1996A Notes") and $14,200,000 Taxable Student Loan Asset-Backed Notes,
Class 1996B-2 Subordinate LIBOR Rate (the "Class 1996B-2 Notes") pursuant to the terms of the Amended and Restated Indenture of Trust dated as of June 15, 1996 (the "Amended Indenture") between the Issuer and the Trustee; and

     WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

     WHEREAS, the Issuer desires to amend and restate the Amended Indenture to conform the Indenture to the requirements of the Trust Indenture Act; and

     WHEREAS, to secure the payment of the Series 1996A Notes, the Series 1996B Notes and any additional notes on a parity with or subordinate to any of the Series 1996A Notes and the Series 1996B Notes (the "Additional Notes") (the Series 1996A Notes, the Series 1996B

Notes and any Additional Notes are referred to herein as the "Notes"), it has by proper corporate action authorized the execution and delivery of this Indenture; and

     WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

     WHEREAS, it is hereby agreed between the parties hereto and the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate.

     NOW, THEREFORE, the Issuer, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, the execution and delivery of any Swap Agreement by any Swap Counterparty and the Issuer and the acknowledgement thereof by the Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustee, for the benefit of the Registered Owners of the Notes, any Swap Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Swap Counterparty pursuant to any Swap Agreement), the Trustee (to secure the payment of any and all amounts which may from time to time be due and owing to the Trustee under this Indenture), all of the moneys, rights, and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

     The Revenue with respect to Financed Eligible Loans;

                                GRANTING CLAUSE B

     All moneys and investments held in the Funds created under Section 5.01(a) hereof, except amounts in the Student Loan Holding Fund not representing Revenue;

                                GRANTING CLAUSE C

     The Financed Eligible Loans purchased with money from the Student Loan Fund or otherwise acquired and pledged or credited to the Student Loan Fund;

                                GRANTING CLAUSE D

     The rights of the Issuer in and to the Servicing Agreement, the Student Loan Purchase Agreements, the Custodian Agreement and the Guarantee Agreements as the same relate to

Financed Eligible Loans and in and to the Auction Agent Agreement and the Administrative Services Agreement;

                                GRANTING CLAUSE E

     The rights of the Issuer in and to any Swap Agreement and any Swap Counterparty Guarantee, including accrued liabilities thereon; provided, however, that this Granting Clause E shall not be for the benefit of any Swap Counterparty;

                                GRANTING CLAUSE F

     Any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

     TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns,

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Swap Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants, and conditions of this Indenture, as if all the Notes at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Swap Counterparty), then, subject to the provisions of Article X hereof, this Indenture (other than Sections 4.13, 4.14 (for a period of 90 days) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

     NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                    ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

     In addition to the words and terms defined elsewhere in this Indenture and in Appendix A and Appendix B hereto, the following terms have the following meanings unless the context clearly requires otherwise:

     "ACCOUNT" shall mean any of the accounts created and established within any Fund by this Indenture.

     "ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines proposed or promulgated from time to time thereunder.

     "ADDITIONAL CLASS 1996A NOTES" shall mean the Issuer's Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate issued pursuant to this Indenture in the aggregate principal amount of $128,000,000 and consisting of $73,700,000 of Class 1996A-3 Notes (Auction Rate Securities-SM- (ARS-SM-)) and $54,300,000 of Class 1996A-4 Notes (Auction Rate Securities-SM- (ARS-SM-)).

     "ADDITIONAL NOTES" shall mean any Notes issued pursuant to Section 2.12 of this Indenture.

     "ADMINISTRATIVE SERVICES AGREEMENT" shall mean any administrative services agreement entered into between the Issuer and an entity who will provide administrative services for the Issuer, as supplemented and amended.

     "AGGREGATE MARKET VALUE" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate, less moneys in any Fund or Account which the Issuer is then entitled to receive for deposit into the Operating Fund or the General Fund but which has not yet been removed from the Trust Estate.

     "AUTHORIZED DENOMINATIONS" shall mean with respect to any Class or subclass of the Series 1996A Notes and the Series 1996B Notes, $100,000 or any integral multiple thereof.

     "AUTHORIZED OFFICER" shall mean, when used with reference to the Issuer, its President, its Vice President, its Secretary, or any other officer or agent authorized in writing by the Board to act on behalf of the Issuer.

     "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Issuer.

     "BUSINESS DAY" shall mean any day on which banks located in the City of New York, New York and banks located in the city in which the Principal Office of the Trustee is located are not required or authorized by law to remain closed and on which The New
York Stock Exchange is not closed.

     "CASH FLOW CERTIFICATE" shall mean a report or reports prepared by the Issuer showing, with respect to the period covered by the Cash Flow Certificate, which period shall extend from the date of the Cash Flow Certificate to the latest maturity of the Notes then Outstanding, (a) all Revenue expected to be received during such period from the Trust Estate, (b) the application of all such Revenue in accordance with this Indenture and (c) the resulting periodic balances on each Interest Payment Date, and showing that anticipated Revenue will exceed, by a margin of $250,000 plus any additional amount, if any, required by any Supplemental Indenture, the amount necessary to pay the principal of and interest on the Notes when due and all expenses payable under this Indenture when due and to maintain the Reserve Fund Requirement at a level which will not cause the Rating Agencies to withdraw or reduce their respective ratings on the Notes Outstanding, under all scenarios included in the Cash Flows. Each Cash Flow Certificate shall be accompanied by all supporting Cash Flows, shall be based solely upon assumptions acceptable to each Rating Agency and shall be approved in writing by each Rating Agency.

     "CASH FLOWS" shall mean cash flow schedules prepared by the Issuer or its designee including a listing of all assumptions used in the preparation of such cash flow schedules. Such assumptions will include those contained in Exhibits E-1 and E-2 hereto or such other assumptions at the time such Cash Flows are prepared as shall be reasonable in the judgment of the Issuer and each Rating Agency.

     "CERTIFICATE OF INSURANCE" shall mean a certificate of federal loan insurance issued with respect to an Eligible Loan by the Secretary pursuant to the provisions of the Act.

     "CLASS 1996A NOTES" shall mean the Issuer's Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate issued pursuant to this Indenture in the aggregate principal amount of $96,600,000 and consisting of $48,300,000 of Class 1996A-1 Notes (Auction Rate Securities-SM- (ARS-SM-)) and $48,300,000 of Class 1996A-2 Notes (Auction Rate Securities-SM- (ARS-SM-)).

     "CLASS 1996A-1 NOTES" shall mean, with respect to the Class 1996A Notes, the $48,300,000 Notes designated as Class 1996A-1.

     "CLASS 1996A-2 NOTES" shall mean, with respect to the Class 1996A Notes, the $48,300,000 Notes designated as Class 1996A-2.

     "CLASS 1996A-3 NOTES" shall mean, with respect to the Series 1996B Notes, the $73,700,000 Additional Class 1996A Notes designated as Class 1996A-3.

     "CLASS 1996A-4 NOTES" shall mean, with respect to the Series 1996B Notes, the $54,300,000 Additional Class 1996A Notes designated as Class 1996A-4.

     "CLASS 1996B NOTES" shall mean, with respect to the Series 1996A Notes, the Issuer's Taxable Student Loan Asset-Backed Notes, Class 1996B Subordinate LIBOR Rate, issued pursuant to this Indenture in the aggregate principal amount of $11,100,000.

     "CLASS 1996B-2 NOTES" shall mean, with respect to the Series 1996B Notes, the Issuer's Taxable Student Loan Asset-Backed Notes, Class 1996B-2 Subordinate LIBOR Rate, issued pursuant to this Indenture in the aggregate principal amount of $14,200,000.

     "CLOSING CASH FLOW PROJECTION" shall mean the Cash Flow Certificate delivered on the Date of Issuance of the Series 1996A Notes as attached hereto as Exhibit F-1 and the Cash Flow Certificate delivered on the Date of Issuance of the Series 1996B Notes as attached hereto as Exhibit F-2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Notes and the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

     "COMPLIANCE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit D attached hereto signed by an Authorized Officer and all documents, opinions and certificates required thereby.

     "CONSOLIDATION LOAN" shall mean a Student Loan authorized under
Section 428C of the Act consolidating Eligible Loans.

     "CONTRACT OF INSURANCE" shall mean the contract of insurance between the Eligible Lender and the Secretary.

     "COST OF ISSUANCE FUND" shall mean the Fund by that name created in
Section 5.01 hereof and further described in Section 5.08 hereof.

     "COUNTERPARTY SWAP PAYMENT" shall mean a payment due to the Issuer from a Swap Counterparty pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement).

     "CUSTODIAN AGREEMENT" shall mean, collectively, the Custodian Agreement dated as of March 1, 1996, between the Trustee and UNIPAC Service Corporation, and the custodian agreements with any Servicer related to Financed Eligible Loans.

     "DATE OF ISSUANCE" shall mean (i) with respect to the Series 1996A Notes, March 8, 1996, the date of delivery of the Series 1996A Notes to the Placement Agent, (ii) with respect to the Series 1996B Notes, June 19, 1996, the date of delivery of the Series 1996B Notes to the

Placement Agent and (iii) with respect to any Additional Notes, the date of delivery of such Additional Notes, as described in a Supplemental Indenture.

     "DISSOLUTION" means, with respect to Article XI and the Issuer, the occurrence of any of the events which would cause a dissolution of a limited partnership organized under the laws of the State of Delaware, the sole general partner of which is the Issuer.

     "ELIGIBLE BORROWER" shall mean a borrower who is eligible under the Act to be the obligor of a loan for financing a program of education at an Eligible Institution or for consolidating two or more such loans, including without limitation a borrower who is eligible under the Act to be an obligor of a loan made pursuant to Section 428A, 428B or 428C of the Act.

     "ELIGIBLE INSTITUTION" shall mean (a) an institution of higher education;
(b) a vocational school; or (c), with respect to students who are nationals of the United States, an institution outside the United States which is comparable to an institution of higher education or to a vocational school and which has been approved by the Secretary.

     "ELIGIBLE LENDER" shall mean any "ELIGIBLE LENDER," as defined in the Act, permitted to participate as a seller of Student Loans to the Issuer under the Program and which has received an eligible lender designation from the Secretary with respect to Insured Student Loans or from the Guarantee Agency with respect to Guaranteed Student Loans.

     "ELIGIBLE LOAN" shall mean a Student Loan which (a) has been or will be made to an Eligible Borrower; (b) is Insured or is Guaranteed by a Guarantee Agency which then has a Guarantee Agreement with the Trustee; (c) unless it is an Unsubsidized Loan, a PLUS Loan or an SLS Loan, is an "eligible loan" under the Act for purposes of receiving Interest Benefit Payments; (d) bears interest at not less than the maximum applicable rate of interest permitted by the Act at the time originated; (e) is not delinquent more than 180 days and has not been tendered at any time to either the Secretary or any guarantee agency, including without limitation, the Guarantee Agency, for payment unless the situation giving rise to such tender has been cured; and (f) is eligible for Special Allowance Payments as provided in Section 438 of the Act.

     "ESTIMATED AMOUNT" shall mean the amount which the Issuer estimates will be required to pay Maintenance and Operating Expenses (including accrued but unpaid Maintenance and Operating Expenses) for the period beginning on the Date of Issuance of the Series 1996A Notes and ending on June 30, 1996, and thereafter for the monthly period beginning on the first Business Day of each month, commencing July 1, 1996. The Estimated Amount shall be paid pursuant to
Section 5.03 hereof; provided, however, such Estimated Amount shall not exceed
(i) the amount shown therefor in the Closing Cash Flow Projection, (ii) 0.12% annualized on the then Outstanding Financed Eligible Loans or (iii) the amount shown in the most recent subsequent Cash Flow Certificate.

     "EVENT OF BANKRUPTCY" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

     "EVENT OF DEFAULT" shall have the meaning specified in Article VI hereof.

     "EXCHANGE DATE" shall mean the date that the Series 1996A Notes and the Series 1996B Notes are exchanged for Exchange Notes pursuant to Section 2.02(e) hereof.

     "EXCHANGE NOTES" shall mean the Notes exchanged for the Series 1996A Notes and the Series 1996B Notes pursuant to Section 2.02(e) hereof.

     "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the Guarantee Agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted Financed Eligible Loans and other Student Loans Guaranteed or Insured by the Guarantee Agency and Interest Benefit Payments and Special Allowance Payments to holders of qualifying Student Loans Guaranteed or Insured by the Guarantee Agency.

     "FINANCED" or "FINANCING," when used with respect to Eligible Loans or Student Loans, shall mean or refer to Eligible Loans or Student Loans, as the case may be, (i) acquired by the Issuer with balances in the Student Loan Fund and (ii) Eligible Loans substituted or exchanged for Financed Student Loans or Financed Eligible Loans, but does not include Student Loans or Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

     "FISCAL YEAR" shall mean the fiscal year of the Issuer as established from time to time.

     "FISL PROGRAM" shall mean the federal loan insurance program created under the Act, whereby the Secretary directly insures the repayment of 100% of the principal of and accrued interest on student loans under the Act.

     "FITCH" shall mean Fitch Investors Service, L.P., and its successors and assigns, and, for the purposes of the Auction Procedures, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to relate to any other nationally recognized securities rating agency designated by the Issuer by notice to the Trustee, the Auction Agent and the Broker-Dealers; provided, however, that such notice shall not be effective unless accompanied by a consent of a majority of the Broker-Dealers.

     "FUNDS" shall mean the following funds created under Section 5.01 hereof and held by the Trustee: (a) the Student Loan Fund, including therein the Series 1996 Loan Account, the Series 1996 Note Account and the Series 1996 Recycling Account, (b) the Revenue Fund, (c) the Reserve Fund, (d) the Interest Fund, including therein the Senior Interest Account, the Subordinate Interest Account and the Junior-Subordinate Interest Account, (e) the Note Redemption Fund, including therein the Senior Note Redemption Account, the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account, (f) the Student Loan Holding Fund and (g) the Cost of Issuance Fund.

     "GENERAL FUND" shall mean the fund by that name described in Section 5.10 hereof.

     "GUARANTEE" or "GUARANTEED" shall mean with respect to a Student Loan, the insurance or guarantee by the Guarantee Agency pursuant to such Guarantee Agency's Guarantee Agreement of not less than 98% of the principal of and accrued interest on such Student Loan and the coverage of such Student Loan by the Federal Reimbursement Contracts, providing, among other things, for reimbursement to the Guarantee Agency for payments made by it on defaulted Student Loans insured or guaranteed by the Guarantee Agency of at least the minimum reimbursement allowed by the Federal Reinsurance Contracts and the Act with respect to a particular Student Loan.

     "GUARANTEE AGENCY" shall mean (a) United Student Aid Funds, Inc., (b) Iowa College Student Aid Commission, (c) Oklahoma State Regents for Higher Education,
(d) Nebraska Student Loan Program, Inc., (e) Kentucky Higher Education Assistance Authority and (f) any other guarantee agency so long as the Issuer shall have received written confirmation from each Rating Agency that the designation of such entity as a "Guarantee Agency" hereunder will not, at the time of such designation, reduce or withdraw its Ratings then applicable to any of the Notes, and their respective successors and assigns.

     "GUARANTEE AGREEMENTS" shall mean (a) the Guarantee Agreement, dated as of March 7, 1996, between United Student Aid Funds, Inc. and Norwest Bank Minnesota, National Association, as trustee, (b) the Guarantee Agreement, dated as of February 23, 1996, between Iowa College Student Aid Commission and Norwest Bank Minnesota, National Association, as trustee, (c) the Guarantee Agreement, dated as of March 7, 1996, between Oklahoma State Regents for Higher Education and Norwest Bank Minnesota, National Association, as trustee, (d) the Guarantee Agreement, dated as of May 1, 1996, between Nebraska Student Loan Program, Inc. and Norwest Bank Minnesota, National Association, as trustee, (e) the Guarantee Agreement, dated as of June 12, 1996, between the Kentucky Higher Education Assistance Authority and Norwest Bank Minnesota, National Association, as trustee, (f) any similar guarantee or lender agreement with any other Guarantee Agency, and (g) any amendments to the foregoing.

     "GUARANTEED STUDENT LOAN" shall mean a Student Loan which is Guaranteed or Insured.

     "GUARANTEED STUDENT LOAN PROGRAM" shall mean the program known as the Federal Family Education Loan Program which makes low interest loans under the Act available to pay the costs of a student attending post-secondary schools, whether under the Guarantee Agency program or the FISL Program.

     "IMMEDIATE NOTICE" shall mean notice by telephone, telex or telecopier to such address as the addressee shall have directed in writing, promptly followed by written notice by first class mail, postage prepaid; provided, however, that if any person required to give Immediate Notice shall not have been provided with the necessary information as to the telephone, telex or telecopier number of an addressee, Immediate Notice shall mean written notice by first class mail, postage prepaid.

     "INDENTURE" shall mean this Second Amended and Restated Indenture of Trust, including all supplements and amendments hereto.

     "INSTITUTIONAL ACCREDITED INVESTOR" shall mean a Person specified as such under Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

     "INSURANCE," "INSURED" or "INSURING" shall mean, with respect to a Student Loan, insurance by the Secretary under the Act (as evidenced by a Contract of Insurance issued or entered into under the provisions of the Act) of the maximum percentage of the principal of such Student Loan allowed by the Act, and, during such time as such Student Loan is not entitled to Interest Benefit Payments, the interest on such Student Loan.

     "INTEREST BENEFIT PAYMENT" shall mean an interest payment on Student Loans received pursuant to the Interest Benefits Agreement.

     "INTEREST BENEFITS AGREEMENT" shall mean the Agreement between the Guarantee Agency and the Secretary whereby the Secretary agrees to pay to holders of Student Loans Guaranteed by the Guarantee Agency the portion of the interest charges on such loans which students are entitled to have paid on their behalf pursuant to Sections 428(a)(1) and 428(a)(2) of the Act.

     "INTEREST FUND" shall mean the Fund by that name created in Section 5.01 hereof and further described in Section 5.05 hereof, including the Senior Interest Account, the Subordinate Interest Account and the Junior-Subordinate Interest Account created therein.

     "INVESTMENT AGREEMENT" shall mean, collectively, the Investment Agreement dated as of June 19, 1996 by and among the Trustee, the Issuer and Lehman Brothers, Inc. and the

Promissory Note dated as of June 19, 1996 between the Issuer and Lehman Brothers Holdings Inc.

     "INVESTMENT SECURITIES" shall mean

          (a) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of Treasury of the United States of America with remaining maturities not exceeding the first Business Day preceding the next Transfer Date. If not rated by S&P, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

          (b) Obligations of any of the following federal agencies which obligations represent full faith and credit of the United States of America with remaining maturities not exceeding the first Business Day preceding the next Transfer Date, (i) Export-Import Bank; (ii) Farmers Home Administration; (iii) General Services Administration; (iv) Government National Mortgage Association (GNMA); (v) U.S. Department of Housing & Urban Development (PHA's); (vi) Federal Housing Administration. If not rated by S&P, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

          (c) Notes, bonds or other evidences of indebtedness rated "AAA" by Fitch and S&P issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation with remaining maturities not exceeding the first Business Day preceding the next Transfer Date. If not rated by S&P, the obligations must have a predetermined fixed dollar principal due at maturity that cannot vary or change. If the obligation is rated, it should not have an "r" highlighter affixed to its rating;

          (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short-term debt obligations of "A-1+" by S&P and "F-1+" by Fitch and maturities not exceeding the first Business Day preceding the next Transfer Date. In addition, the instruments should not have an "r" highlighter affixed to the rating and its terms should have a predetermined amount of principal due at maturity that cannot vary or change (Ratings on holding companies are not considered as the rating of the bank);

          (e) Commercial paper which is rated "F-1+" by Fitch and "A-1+" by S&P and maturities not exceeding the first Business Day preceding the next Transfer Date. In addition, the instruments should not have an "r" highlighter affixed to the rating and its terms should have a predetermined amount of principal due at maturity that cannot vary or change;

          (f) Investments in money market funds (i) rated within the two highest rating categories of Fitch and (ii) "AAAm" or "AAAm-G" by S&P;

          (g) With the prior written consent of Fitch and S&P, repurchase agreements with respect to securities of the type described in (a), (b) or
     (c) above, with (i) a registered broker/dealer rated by Fitch and S&P or approved in writing by Fitch and S&P and subject to the Securities Investors' Protection Issuer Liquidation Act in the event of insolvency to the full extent of such repurchase agreement, (ii) a primary dealer rated by Fitch and S&P reporting to and trading with the Federal Reserve Bank of New York, or (iii) any commercial bank, and in the case of clauses (i),
     (ii) and (iii), (x) whose unsecured long-term indebtedness is rated by Fitch and S&P and whose long-term or short-term indebtedness is rated "F-1+" or "AAA" by Fitch and "A-1+" or "AAA" by S&P (dependent upon whether the repurchase agreement is long-term or short-term, respectively), or
     (y) which (in the case of clause (iii)) is the lead bank of a parent bank holding company whose unsecured long-term indebtedness is rated "AAA" or better by Fitch and S&P, and in the case of either (x) or (y), having a combined capital, surplus and undivided profits of not less than $100 million and which repurchase agreement shall provide that:

               (A) the repurchase obligation is collateralized by the securities themselves which shall be held by the Trustee (unless the Trustee is the purchaser under the repurchase agreement) or a third party which is a Federal Reserve Bank or a commercial bank with capital, surplus and undivided profits of not less than $50 million, and the Trustee shall have received written confirmation from such third party that it holds such securities;

               (B) a perfected security interest in favor of the Trustee in the securities has been created under the Uniform Commercial Code or pursuant to the book entry procedures described in 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq., as amended, and any successor regulations thereto; and

               (C) the securities on the date of execution of the repurchase agreement and upon weekly evaluation by the Trustee thereafter have a fair market value of at least 102% of the amount of the repurchase obligation, including both principal and interest;

          (h) With the prior written consent of Fitch and S&P, any investment agreement that has as a counterparty, an institution rated "F-1+" or "AAA" by Fitch and "A-1+" or "AAA" by S&P; and

          (i) The Investment Agreement and any other investment approved in advance in writing by each Rating Agency.

     "ISSUER" shall mean Union Financial Services-1, Inc., a corporation organized and existing under the corporation laws of the State, and any successor to its functions.

     "ISSUER ORDER" shall mean a written order signed in the name of the Issuer by an Authorized Officer.

     "ISSUER SWAP PAYMENT" shall mean a payment due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement).

     "JUNIOR-SUBORDINATE INTEREST ACCOUNT" shall mean the Account by that name created within the Interest Fund by Section 5.01 hereof and further described in
Section 5.05 hereof.

     "JUNIOR-SUBORDINATE NOTE REDEMPTION ACCOUNT" shall mean the Account by that name created within the Note Redemption Fund by Section 5.01 hereof and further described in Section 5.06 hereof.

     "JUNIOR-SUBORDINATE NOTES" shall mean Additional Notes secured subordinate to the Series 1996A Notes and the Series 1996B Notes, if any, the principal of and interest on which is paid from the Junior-Subordinate Redemption Account of the Note Redemption Fund and the Junior-Subordinate Interest Account of the Interest Fund, respectively; provided, however, that any series of the Junior-Subordinate Notes need not necessarily be payable on a parity with all other series of the Junior-Subordinate Notes. Any additional Junior-Subordinate Notes shall be designated by a "C," "D" or lower alphabetic designation, the higher alphabetic designation ("C" being higher than "D") indicating the more senior series of the Junior-Subordinate Notes.

     "LETTER OF REPRESENTATIONS" means the Letters of Representations among the Securities Depository, the Issuer and the Trustee.

     "MAINTENANCE AND OPERATING EXPENSES" shall mean the expenses of the Issuer incurred in direct connection with the Program under this Indenture, including attorneys' fees, auditing fees, marketing fees, travel expenses of directors and officers, insurance, taxes, and such other reasonable and necessary expenses which may be incurred directly or indirectly in connection with the operation of the Program under this Indenture and in an annual amount not to exceed the estimated Maintenance and Operating Expenses described in Exhibit E-2 attached hereto until January 1, 1999, unless otherwise approved by each Rating Agency as described in Section 5.03 hereof, and on and after January 1, 1999, an annual amount not to exceed the estimated Maintenance and Operating Expenses described in a Cash Flow Certificate to be approved by each Rating Agency for a specified period approved by each Rating Agency; but such term shall not include servicing fees and expenses incurred under the Servicing Agreement, the Trustee fees and expenses and the Calculation Agent fees and expenses incurred under this Indenture or the Custodian Agreement, the Auction Agent's fees and expenses incurred under the Auction Agent Agreement, any Broker-Dealer Fees and expenses incurred under a Broker-Dealer Agreement or the fees and expenses of the Rating Agencies incurred under this Indenture.

     "MATURITY," when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

     "NET LOSSES" shall mean the aggregate principal amount of all Financed Eligible Loans which are over 540 days delinquent, less any recoveries of principal received with respect to such Financed Eligible Loans.

     "NOTES" shall mean the Series 1996A Notes, the Series 1996B Notes and any Additional Notes.

     "NOTE COUNSEL" shall mean Kutak Rock, or any other counsel of nationally recognized standing in the field of law relating to notes, selected by the Issuer and reasonably acceptable to the Trustee.

     "NOTE REDEMPTION FUND" shall mean the Fund by that name created in
Section 5.01 hereof and further described in Section 5.06 hereof, including the Senior Note Redemption Account, the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account created therein.

     "NOTICE OF MANDATORY EXCHANGE" means the notice delivered by the Trustee pursuant to Section 2.02(f) hereof.

     "NOTIFICATION OF LOAN APPROVAL" shall mean the written notification by the Guarantee Agency with respect to an Eligible Loan evidencing the Guarantee thereof by the Guarantee Agency.

     "OPERATING FUND" shall mean the fund by that name continued by Section 5.01 and further described in Section 5.09 hereof.

     "OUTSTANDING" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to Section 10.02 hereof, excluding Notes which have been replaced pursuant to Section 2.04 hereof.

     "OWNERSHIP INTEREST" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Registered Owner thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

     "PLACEMENT AGENT" shall mean Smith Barney Inc.

     "PLUS LOAN" shall mean a Student Loan authorized under Section 428B of the Act.

     "PRESIDENT" shall mean the President of the Issuer.

     "PRINCIPAL OFFICE" shall mean the principal corporate trust office of the Trustee.

     "PROGRAM" shall mean the Issuer's Program for the purchase of Eligible Loans from Eligible Lenders in order to increase the supply of money available for new Student Loans, thereby assisting students in obtaining an education at an Eligible Institution.

     "PURCHASE PRICE" shall mean the purchase price described in the respective Student Loan Purchase Agreements.

     "QUALIFIED INSTITUTIONAL BUYER" shall mean a Person specified as such under Rule 144A of the Securities Act.

     "RATING" shall mean one of the rating categories of Fitch, S&P or any other Rating Agency, provided Fitch, S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

     "RATING AGENCY" shall mean, collectively, (i) Fitch and its successors and assigns, (ii) S&P and its successors and assigns or (iii) any other Rating Agency requested by the Issuer to maintain a Rating on any of the Notes, but only to the extent such entity is at the time maintaining a Rating on the Notes.

     "REGISTERED OWNER" shall mean the Person in whose name a Note is registered on the Note registration books maintained by the Trustee or, if a Note is registered in the name of a Securities Depository, any other Person with an Ownership Interest.

     "REGISTERED OWNER APPROVAL" shall have the meaning set forth in Section
6.01 hereof.

     "REGULATIONS" shall mean the Regulations promulgated from time to time by the Secretary or the Guarantee Agency.

     "RESERVE FUND" shall mean the Fund by that name created in Section 5.01 hereof and further described in Section 5.04 hereof.

     "RESERVE FUND REQUIREMENT" shall mean at any time (a) the greater of an amount equal to 2% of the aggregate principal amount of the Series 1996A Notes and the Series 1996B Notes then Outstanding or $750,000 plus (b) an amount, if any, required to be on deposit in the Reserve Fund with respect to any Additional Notes pursuant to the Supplemental Indenture authorizing the issuance of such Additional Notes.

     "RESOLUTION" shall mean a resolution duly adopted by the Board.

     "REVENUE" shall mean all principal and interest payments, proceeds, charges and other income received by the Trustee or the Issuer on account of any Financed Eligible Loan (including, but not limited to, scheduled, delinquent and advance payments of and any insurance proceeds with respect to such Financed Eligible Loans, interest, including Interest Benefit Payments, on Financed Eligible Loans and any Special Allowance Payments received by the Issuer or the Trustee with respect to any Financed Eligible Loan) and investment income from all Funds and Accounts, and any proceeds from the sale or other disposition of such Financed Eligible Loans.

     "REVENUE FUND" shall mean the Fund by that name created in Section 5.01 hereof and further described in Section 5.03 hereof.

     "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns, and, for the purposes of the Auction Procedures, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to relate to any other nationally recognized securities rating agency designated by the Issuer by notice to the Trustee, the Auction Agent and the Broker-Dealers; provided, however, that such notice shall not be effective unless accompanied by a consent of a majority of the Broker-Dealers.

     "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

     "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and its successors and assigns or if, (i) the then Securities Depository resigns from its functions as depository of the Notes or (ii) the Issuer discontinues use of the Securities Depository pursuant to Section 2.01(d) hereof, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "SELLER" shall mean an Eligible Lender from which the Issuer is purchasing or has purchased or agreed to purchase Eligible Loans pursuant to a Student Loan Purchase Agreement between the Issuer and such Eligible Lender; provided, however, that any Seller, other than Union Bank and Trust Company, shall be approved in writing by each Rating Agency.

     "SENIOR NOTE REDEMPTION ACCOUNT" shall mean the Account by that name created within the Note Redemption Fund by Section 5.01 hereof and further described in Section 5.06 hereof.

     "SENIOR NOTES" shall mean the Class 1996A Notes, the Additional Class 1996A Notes and any Additional Notes secured on a parity with the Class 1996A Notes and the Additional Class 1996A Notes, the principal of and interest on which is paid from the Senior Note Redemption Account of the Note Redemption Fund and the Senior Interest Account of the Interest Fund, respectively.

     "SENIOR INTEREST ACCOUNT" shall mean the Account by that name created within the Interest Fund by Section 5.01 hereof and further described in Section
5.05 hereof.

     "SERIES 1996 LOAN ACCOUNT" shall mean the Account by that name created within the Student Loan Fund by Section 5.01 hereof and further described in
Section 5.02 hereof.

     "SERIES 1996 NOTE ACCOUNT" shall mean the Account by that name created within the Student Loan Fund by Section 5.01 hereof and further described in
Section 5.02 hereof.

     "SERIES 1996 RECYCLING ACCOUNT" shall mean the Account by that name created within the Student Loan Fund by Section 5.01 hereof and further described in
Section 5.02 hereof.

     "SERIES 1996A NOTES" shall mean the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1996A issued pursuant to this Indenture in the aggregate principal amount of $107,700,000, consisting of $96,600,000 of Class 1996A Notes and $11,100,000 of Class 1996B Notes.

     "SERIES 1996B NOTES" shall mean the Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Series 1996B issued pursuant to this Indenture in the aggregate principal amount of $142,200,000, consisting of $73,700,000 of Class 1996A-3 Notes, $54,300,000 of Class 1996A-4 Notes and
$14,200,000 of Class 1996B-2 Notes.

     "SERVICER" shall mean, collectively, Union Bank and Trust Company and UNIPAC Service Corporation, and any other servicer or subservicer so long as the Issuer shall have received written confirmation from each Rating Agency that the designation of such entity as a "Servicer" hereunder will not, at the time of such designation, reduce or withdraw its Ratings then applicable to any of the Notes, and their respective successors and assigns.

     "SERVICING AGREEMENT" shall mean, collectively, (i) the Amended and Restated Servicing Agreement, dated as of June 15, 1996 between the Issuer and Union Bank and Trust Company and (ii) the Servicing Agreement, dated as of January 1, 1995, as amended by the First Amendment to Servicing Agreement, dated as of March 1, 1996 and the Second Amendment to Servicing Agreement, dated as of June 19, 1996, each between Union Bank and Trust Company and UNIPAC Service Corporation, each as amended or supplemented from time to time, and any other servicing or subservicing agreement with any other Servicer relating to Financed Eligible Loans.

     "SLS LOAN" shall mean a Student Loan authorized under Section 428A of the Act.

     "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances authorized from time to time by federal law or regulation.

     "SPECIAL RECORD DATE" shall have the meaning set forth in Section 2.01(a) hereof.

     "STATE" shall mean the State of Nevada.

     "STATED MATURITY" shall mean the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

     "STUDENT LOAN" shall mean a loan under the Act to an Eligible Borrower for education at an Eligible Institution (or a loan to consolidate the same) authorized to be made or acquired by the Issuer pursuant to its articles of incorporation and described in Section 144(b)(1)(A) of the Code.

     "STUDENT LOAN FUND" shall mean the Fund by that name created in Section
5.01 hereof and further described in Section 5.02 hereof, including the Series 1996 Loan Account, the Series 1996 Note Account and the Series 1996 Recycling Account created therein.

     "STUDENT LOAN HOLDING FUND" shall mean the Fund by that name created in
Section 5.01 hereof and further described in Section 5.07 hereof.

     "STUDENT LOAN PURCHASE AGREEMENT" shall mean (i) that certain Loan Sale and Commitment Agreement dated as of March 1, 1996 between the Issuer and Union Bank and Trust Company, (ii) that certain Loan Sale and Commitment Agreement dated as of June 19, 1996 between the Issuer and Union Bank and Trust Company, and
(iii) and any other loan purchase agreement, entered into between the Issuer and any Eligible Lender for the purchase of Eligible Loans in substantially the same form as said Loan Sale and Commitment Agreement, as determined by the Issuer and with an opinion of Note Counsel.

     "SUBORDINATE INTEREST ACCOUNT" shall mean the Account by that name created within the Interest Fund by Section 5.01 hereof and further described in Section
5.05 hereof.

     "SUBORDINATE NOTE REDEMPTION ACCOUNT" shall mean the Account by that name created within the Note Redemption Fund by Section 5.01 hereof and further described in Section 5.06 hereof.

     "SUBORDINATE NOTES" shall mean the Class 1996B Notes, the Class 1996B-2 Notes and any Additional Notes secured on a parity with the Class 1996B Notes and the Class 1996B-2 Notes, the principal of and interest on which is paid from the Subordinate Note Redemption Account of the Note Redemption Fund and the Subordinate Interest Account of the Interest Fund, respectively.

     "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

     "SWAP AGREEMENT" shall mean an interest rate swap agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, or other interest rate hedge or basis agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved in writing by each Rating Agency, for the purpose of converting in whole or in part the Issuer's variable interest rate liability on all or a portion of the Series 1996A Notes, the Series 1996B Notes or any variable rate Additional Notes issued on a parity therewith to a fixed rate liability, or for the purpose of converting in whole or in part the Issuer's fixed interest rate liability on all or a portion of any fixed rate Additional Notes issued on a parity therewith to a variable rate liability.

     "SWAP COUNTERPARTY" shall mean any Person with whom the Issuer shall, from time to time, enter into a Swap Agreement.

     "SWAP COUNTERPARTY GUARANTEE" shall mean a guarantee in favor of the Issuer given in connection with the execution and delivery of a Swap Agreement hereunder.

     "TRANSFER DATE" shall mean each January 1 and July 1, commencing July 1, 1996.

     "TRUST ESTATE" shall mean the property described as such in the granting clauses hereto.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.06.

     "TRUSTEE" shall mean Norwest Bank Minnesota, National Association, acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

     "UNSUBSIDIZED LOAN" shall mean a Student Loan authorized under Section 428H of the Act.

     "VALUE" on any calculation date when required under this Indenture shall mean the value of the Trust Estate calculated by the Trustee as follows:

          (a) with respect to any Eligible Loan, the unpaid principal amount thereof plus any unamortized premiums, any accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments as set forth on the most recent Servicer's report or from the Issuer;

          (b) with respect to any funds on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest;

          (c) with respect to any Investment Securities of an investment company, the net asset value price of the shares as reported by the investment company;

          (d) as to investments the bid and asked prices of which are published on a regular basis in THE WALL STREET JOURNAL (or, if not there, then in THE NEW YORK TIMES): (i) the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination, but not in excess of the par amount of such investment plus accrued interest thereon or (ii) the bid price published by a nationally recognized pricing service;

          (e) with respect to Swap Agreements, (i) mark to market for purposes of a sale of an interest in a Swap Agreement and (ii) the amount thereof plus accrued but unpaid interest for other purposes; and

          (f) as to investments the bid and asked prices of which are not published on a regular basis in THE WALL STREET JOURNAL or THE NEW YORK
     TIMES: (i) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments or (ii) the bid price published by a nationally recognized pricing service.

     Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

                                   ARTICLE II

                NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES
                          AND USE OF PROCEEDS OF NOTES

     Section 2.01.  SERIES 1996A NOTE AND SERIES 1996B NOTE DETAILS.

          (a) (i)   The aggregate principal amount of the Series 1996A Notes
          which were initially authenticated and delivered under this Indenture was limited to $107,700,000, consisting of $96,600,000 of Class 1996A Notes and $11,100,000 of Class 1996B Notes, except for Series 1996A Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 hereof. In addition, the Class 1996A Notes were issued in two (2) separate subclasses (each a "subclass" of the Class 1996A Notes) consisting of

          $48,300,000 of Class 1996A-1 Notes and $48,300,000 of Class 1996A-2
          Notes. The Class 1996A-1 Notes and the Class 1996A-2 Notes are known and designated as "Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate Securities-SM- (ARS-SM-)" with the appropriate -1 or -2 designation and the Class 1996B Notes are known and designated as "Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Class 1996B Subordinate LIBOR Rate." The Series 1996A Notes were issuable only as fully registered notes in the Authorized Denominations of $100,000 or any integral multiple thereof. The Series 1996A Notes of each class and subclass are each lettered "R" and numbered separately from 1 upwards.

               The Class 1996A Notes (also known as "Auction Notes") are dated their Date of Issuance and bear interest payable on each Interest Payment Date for such subclass, except that Auction Notes issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Date of Issuance. The Class 1996A-1 Notes shall mature on July 1, 2014 and the Class 1996A-2 Notes shall mature on July 1, 2014. Interest on the Class 1996A-1 Notes and the Class 1996A-2 Notes shall be computed on the basis of a 360-day year and actual days elapsed. The terms of and definitions related to the Auction Notes are found in Appendix A hereto.

               The Class 1996B Notes are dated their Date of Issuance and bear interest, payable on each Interest Payment Date, commencing April 1, 1996, except that Class 1996B Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the date of the Class 1996B Notes. The Class 1996B Notes shall mature on July 1, 2014 in the principal amount of $11,100,000. Interest on the Class 1996B Notes shall be computed on the basis of a 360-day year and actual days elapse. The terms of and definitions related to the Class 1996B Notes are found in Appendix B hereto.

               The principal of the Series 1996A Notes due at its Stated Maturity or redemption in whole shall be payable at the Principal Office of the Trustee in Minneapolis, Minnesota, or at the Principal Office of its successor in trust upon presentation and surrender of the Series 1996A Notes. Payment of interest and principal paid in connection with a redemption on any Series 1996A Note shall be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the Record Date for such interest payment date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Record Date and shall be payable to the Registered Owner thereof at the close of business on a special record date

          (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owners of the Series 1996A Notes not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee's registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Series
          1996A Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Trustee for such purpose. All payments on the Series 1996A Notes shall be made in lawful money of the United States of America.

             (ii) The aggregate principal amount of the Series 1996B Notes which may be initially authenticated and delivered under this Indenture is limited to $142,200,000, consisting of $128,000,000 of Additional Class 1996A Notes and $14,200,000 of Class 1996B-2 Notes, except for Series 1996B Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 hereof. The Additional Class 1996A Notes shall be issued in two (2) separate subclasses (each a "subclass" of the Additional Class 1996A Notes) consisting of $73,700,000 of Class 1996A-3 Notes and $54,300,000 of Class 1996A-4 Notes. The Class 1996A-3 Notes and the Class 1996A-4 Notes shall be known and designated as "Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Class 1996A Senior Auction Rate Securities-SM- (ARS-SM-)" with the appropriate -3 or -4 designation and the Class 1996B-2 Notes shall be known and designated as "Union Financial Services-1, Inc., Taxable Student Loan Asset-Backed Notes, Class 1996B-2 Subordinate LIBOR Rate." The Series 1996B Notes shall be issuable only as fully registered notes in the Authorized Denominations of $100,000 or any integral multiple thereof. The Series 1996B Notes of each class and subclass shall each be lettered "R" and shall be numbered separately from 1 upwards.

               The Additional Class 1996A Notes (also known as "Auction Notes") shall be dated their Date of Issuance and shall bear interest payable on each Interest Payment Date for such subclass, except that Auction Notes issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Date of Issuance. The Class 1996A-3 Notes shall mature on July 1, 2014 and the Class 1996A-4 Notes shall mature on July 1, 2014. Interest on the Class 1996A-3 Notes and the Class 1996A-4 Notes shall be computed on the basis of a 360-day year and actual days elapsed. The terms of and definitions related to the Auction Notes are found in Appendix A hereto.

               The Class 1996B-2 Notes shall be dated their Date of Issuance and shall bear interest, payable on each Interest Payment Date, commencing August 1, 1996, except that Class 1996B-2 Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the date of the Class 1996B-2 Notes. The Class 1996B-2 Notes shall mature on July 1, 2014 in the principal amount of $14,200,000. Interest on the Class 1996B-2 Notes shall be computed on the basis of a 360-day year and actual days elapse. The terms of and definitions related to the Class 1996B-2 Notes are found in Appendix B hereto.

               The principal of the Series 1996B Notes due at its Stated Maturity or redemption in whole shall be payable at the Principal Office of the Trustee in Minneapolis, Minnesota, or at the Principal Office of its successor in trust upon presentation and surrender of the Series 1996B Notes. Payment of interest and principal paid subject to a redemption on any Series 1996B Note shall be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the Record Date for such interest payment date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Record Date and shall be payable to the Registered Owner thereof at the close of business on a special record date (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owners of the Series 1996B Notes not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee's registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Series 1996B Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Trustee for such purpose. All payments on the Series 1996B Notes shall be made in lawful money of the United States of America.

          (b) Except as otherwise provided in this Section, the Series 1996A Notes and the Series 1996B Notes in the form of one global note for each Stated Maturity date of each series or subclass shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Series 1996A Note and each Series 1996B Note shall be registered in the name of CEDE & Co., as the nominee of The Depository Trust Company. Except as provided in subsection (d) of this Section, the Series 1996A Notes and the Series 1996B Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository.
     Each global note shall bear a legend substantially to the following effect: "Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository."

          (c) Except as otherwise provided herein, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Series 1996A Notes and the Series 1996B Notes, (ii) the delivery to any Agent Member, beneficial owner of the Series 1996A Notes and the Series 1996B Notes or other Person, other than the Securities Depository, of any notice with respect to the Series 1996A Notes and the Series 1996B Notes or (iii) the payment to any Agent Member, beneficial owner of the Series 1996A Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 1996A Notes and the Series 1996B Notes. So long as the certificates for the Series 1996A Notes and the Series 1996B Notes issued under this Indenture are not issued pursuant to subsection (d) of this Section the Issuer and the Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 1996A Notes and the Series 1996B Notes for all purposes whatsoever, including, without limitation, (i) the payment of principal of and interest on such Series 1996A Notes and such Series 1996B Notes, (ii) giving notices of redemption and other matters with respect to such Series 1996A Notes and such Series 1996B Notes and (iii) registering transfers with respect to such Series 1996A Notes and such Series 1996B Notes. In connection with any notice or other communication to be provided to the Registered Owners pursuant to this Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by the Registered Owners, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 1996A Notes and the Series 1996B Notes, give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Registered Owner.

          (d) If at any time the Securities Depository notifies the Issuer and the Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 1996A Notes and the Series 1996B Notes or if at any time the Securities

     Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (b) and (c) of this Section shall no longer be applicable and the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Series 1996A Notes and the Series 1996B Notes as provided below. In addition, the Issuer may determine at any time that the Series 1996A Notes and the Series 1996B Notes shall no longer be represented by global certificates and that the provisions of subsections (b) and (c) of this Section shall no longer apply to the Series 1996A Notes and the Series 1996B Notes. In such event, the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Series 1996A Notes and the Series 1996B Notes as provided below. Certificates for the Series 1996A Notes and the Series 1996B Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing the Issuer and the Trustee, and upon which written instructions the Trustee may rely without investigation. The Trustee shall promptly deliver such certificates representing the Series 1996A Notes and the Series 1996B Notes to the Persons in whose names such Notes are so registered.

     Section 2.02.  REDEMPTION OF THE SERIES 1996A NOTES AND SERIES 1996B NOTES.


          (a)  MANDATORY REDEMPTION OF SERIES 1996A NOTES AND SERIES 1996B
     NOTES.

               (i) (A) Subject to the provisions of Section 2.02(d) hereof, the Series 1996A Notes are subject to mandatory redemption by the Issuer, in whole or in part, on any Interest Payment Date with respect to the Class of Series 1996A Notes being redeemed at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof from moneys in the Note Redemption Fund available therefor pursuant to
               Section 5.06 hereof.

                    (B) Subject to the provisions of Section 2.02(d) hereof, the Series 1996B Notes are subject to mandatory redemption by the Issuer, in whole or in part, on any Interest Payment Date with respect to the Class of Series 1996B Notes being redeemed at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof from moneys in the Note Redemption Fund available therefor pursuant to
               Section 5.06 hereof.

               (ii) (A) Subject to the provisions of Section 2.02(d) hereof, the Series 1996A Notes are also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof from moneys in the Note Redemption Fund available therefor pursuant to Section
               5.06 hereof, (i) for the Class 1996A Notes, on the Interest Payment Date next succeeding January 1, 1998 and (ii) for the Class 1996B Notes, on the next Interest Payment Date thereafter, to the extent that a balance exists in the Series 1996 Loan Account of the Student Loan Fund, such anticipated excesses to be determined by estimate as of 30 days prior to said
               Interest Payment Dates; provided, however, that if 30 days prior to said Interest Payment Dates, the Issuer files with the Trustee a certificate that such balances may be invested at a rate of return until a subsequent Interest Payment Date which, together with other available Revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the Series 1996A Notes, which cash flows shall not assume the refunding of the Series 1996A Notes, and such conclusions are approved by each Rating Agency, then such call for redemption need not be made; and provided that the Trustee shall have received an opinion of Note Counsel to the effect that the failure to redeem Notes as provided in this
               Section 2.02(a)(ii)(A) would not cause the Notes to fail to be characterized as indebtedness of the Issuer for federal income tax purposes.

                    (B) Subject to the provisions of Section 2.02(d) hereof, the Series 1996B Notes are also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof from moneys in the Note Redemption Fund available therefor pursuant to Section 5.06 hereof, (i) for the Additional Class 1996A Notes, on the Interest Payment Date next succeeding January 1, 1998 and (ii) for the Class 1996B-2 Notes, on the next Interest Payment Date thereafter, to the extent that a balance exists in the Series 1996 Loan Account of the Student Loan Fund, such anticipated excesses to be determined by estimate as of 30 days prior to said Interest Payment Dates; provided, however, that if 30 days prior to said Interest Payment Dates, the Issuer files with the Trustee a certificate that such balances may be invested at a rate of return until a subsequent Interest Payment Date which, together with other available Revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the Series 1996B Notes, which cash flows shall not assume the refunding of the Series 1996B Notes, and such conclusions are approved by each Rating Agency, then such call for redemption need not be made; and provided that the Trustee shall have received an opinion of Note Counsel to the effect that the failure to redeem Notes as provided in this
               Section 2.02(a)(ii)(B) would not cause the Notes to fail to be characterized as indebtedness of the Issuer for federal income tax purposes.

            (iii) The Series 1996A Notes and the Series 1996B Notes shall be subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof plus accrued interest on any Interest Payment Date within 60 days from when moneys are deposited in the Senior Note Redemption Account pursuant to Section 5.03(j) hereof.

          (b) OPTIONAL REDEMPTIONS AND OPTIONAL PURCHASE OF SERIES 1996A NOTES AND SERIES 1996B NOTES.

               (i)  (A)  CLASS 1996A NOTES.  Subject to the provisions of
               Section 2.02(d) hereof, the Class 1996A-1 Notes and the
               Class 1996A-2 Notes are subject to redemption at the option of the Issuer from any source of funds in whole or in part on any Interest Payment Date for such subclass at a redemption price equal to the principal amount of the Class 1996A Notes being redeemed, plus interest accrued, if any, to the date of redemption.

                    (B)  ADDITIONAL CLASS A NOTES.  Subject to the provisions of
               Section 2.02(d) hereof, the Class 1996A-3 Notes and the
               Class 1996A-4 Notes are subject to redemption at the option of the Issuer from any source of funds in whole or in part on any Interest Payment Date for such subclass at a redemption price equal to the principal amount of the Additional Class 1996A Notes being redeemed, plus interest accrued, if any, to the date of redemption.

               (ii) (A)  CLASS 1996B NOTES.  Subject to the provisions of
               Section 2.02(d) hereof, the Class 1996B Notes are subject to redemption at the option of the Issuer from any source of funds in whole or in part on any Interest Payment Date on or after May 1, 1999, at a redemption price equal to the principal amount of the Class 1996B Notes being redeemed, plus interest accrued, if any, to the date of redemption.

                    (B)  CLASS 1996B-2 NOTES.  Subject to the provisions of
               Section 2.02(d) hereof, the Class 1996B-2 Notes are subject to redemption at the option of the Issuer from any source of funds in whole or in part on any Interest Payment Date on or after May 1, 1999, at a redemption price equal to the principal amount of the Class 1996B-2 Notes being redeemed, plus interest accrued, if any, to the date of redemption.

               (iii) (A) EXTRAORDINARY OPTIONAL REDEMPTION OF SERIES 1996A NOTES. Subject to the provisions of Section 2.02(d) hereof, the Series 1996A Notes shall also be subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of the Series 1996A Notes being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust Estate have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under this Indenture.

                    (B) EXTRAORDINARY OPTIONAL REDEMPTION OF SERIES 1996B NOTES. Subject to the provisions of Section 2.02(d) hereof, the Series 1996B Notes shall also be subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of the Series 1996B Notes being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust Estate have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under this Indenture.

             (iv)   OPTIONAL PURCHASE.  Subject to the provisions of
          Section 2.02(d) hereof, the Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on the respective Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs. The amount deposited pursuant to this subsection (iv) shall be paid to the Registered Owners on the related Interest Payment Date following the date of such deposit. All Notes which are purchased pursuant to this subsection (iv) shall be delivered by the Issuer upon such purchase to, and be canceled by, the Trustee and be disposed of in a manner satisfactory to the Trustee and the Issuer.

          (c) NOTICE OF REDEMPTION AND PURCHASE. The Trustee shall cause notice of any redemption or purchase to be given by mailing a copy of the notice to the Registered Owner of any Series 1996A Notes and any Series 1996B Notes, and the Auction Agent in the case of the Auction Notes, designated for redemption or purchase in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 15 days prior to the redemption or purchase date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption or purchase date of such Series 1996A Notes and such Series 1996B Notes for which no such failure or defect occurs.

          Each notice of redemption or purchase shall state the following: (i) the full designated name of the issue, including the series designation,
     (ii) the CUSIP number, (iii) the Note numbers and the principal amounts of each Note to be redeemed or purchased, (iv) the date of redemption or purchase, (v) the redemption or purchase price, (vi) the name of the Trustee and the address and phone number of the Trustee's office handling the redemption or purchase, (vii) the date of the Notes, (viii) the interest rate, (ix) the maturity date, (x) the date of the notice, (xi) the place or places of payment, (xii) that payment will be made upon presentation and surrender of the Notes to be redeemed or purchased, if at Stated Maturity or redemption in whole, and (xiii) that on and after said date interest thereon will cease to accrue. If less than all the Outstanding Notes of any series are to be redeemed, the notice of redemption shall specify the numbers of the Notes or portions thereof to be redeemed.

          (d)  PARTIAL REDEMPTION OF SERIES 1996A NOTES AND SERIES 1996B NOTES.

               (i) (A) If less than all of the Series 1996A Notes are to be redeemed pursuant to Section 2.02(a) or 2.02(b) hereof, the class and subclass of Series 1996A Notes to be redeemed shall be redeemed from each such class or subclass of the Series 1996A Notes in the following order of priority: (1) no payments of principal shall be made with respect to the Class 1996A-2 Notes until all Class 1996A-1 Notes have been paid in full; and (2) no payments of principal shall be made with respect to the Class 1996B Notes until all Class 1996A Notes have been paid in full. If less than all of the Series 1996B Notes are to be redeemed pursuant to Section 2.02(a) or 2.02(b) hereof, the class or subclass of Series 1996B Notes to be redeemed shall be redeemed as directed by an Issuer Order. If less than all of the Series 1996A Notes or Series 1996B Notes of any Stated Maturity of any class or subclass of the Series 1996A Notes or Series 1996B Notes are to be redeemed, such Series 1996A Notes or Series 1996B Notes of the same Stated Maturity to be redeemed shall be selected by lot in such manner as the Trustee shall determine. Notwithstanding the foregoing, the Class 1996B Notes and the Class 1996B-2 Notes may only be redeemed pursuant to the provisions of Section 5.06 hereof.

                    (B) Additional Notes (other than the Series 1996B Notes) to be redeemed in part shall be redeemed in accordance with the provisions of the Supplemental Indenture authorizing the issuance and delivery of such Additional Notes.

               (ii) (A) In case a Series 1996A Note is of a denomination larger than $100,000, a portion of such Note ($100,000, or integral multiples thereof) may be redeemed. Upon surrender of any Series 1996A Note for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Registered Owner thereof, the cost of which shall be paid by the Issuer, a new Series 1996A Note or Series 1996A Notes of the same series, maturity and of authorized denominations, in an aggregate principal amount equal to the unredeemed portion of the Series 1996A Note surrendered.

                    (B) In case a Series 1996B Note is of a denomination larger than $100,000, a portion of such Note ($100,000, or integral multiples thereof) may be redeemed. Upon surrender of any Series 1996B Note for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Registered Owner thereof, the cost of which shall be paid by the Issuer, a new Series 1996B Note or Series 1996B Notes of the same series, maturity and of authorized denominations, in an aggregate principal amount equal to the unredeemed portion of the Series 1996B Note surrendered.

          (e) MANDATORY EXCHANGE OF NOTES UPON REGISTRATION OF NOTES. The Notes are subject to mandatory exchange, from time to time, in whole or in part, for Exchange Notes on any Exchange Date. Such mandatory exchange shall be effective on the Exchange Date specified by the Trustee in the notice described in Section 2.02(f) hereof, upon receipt by the Trustee of immediately available funds from the Issuer equal to the amount of accrued interest to the Exchange Date due and payable with respect to the Notes subject to mandatory exchange and a copy of the opinion of Note Counsel described below and by receipt by the Placement Agent of:

              (i) Exchange Notes in an aggregate principal amount equal to the Notes subject to such exchange;

             (ii) an opinion of Note Counsel to the effect that (A) the Exchange Notes constitute legal, valid and binding obligations of the Issuer thereof enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws and equitable principles generally affecting the enforcement of the rights of creditors), (B) the pledge of the trust estate to secure the payment of the Exchange Notes is in all material respects at least equivalent to the Issuer's pledge of the Trust Estate securing the Notes (except as permitted by the Indenture), (C) the Exchange Notes are registered securities within the meaning of the Securities Act of 1933, as amended, (D) the exchange of the Exchange Notes for the Notes will not cause the Notes to fail to be characterized as the indebtedness of the Issuer for federal income tax purposes, (E) the Indenture has been qualified under the Trust Indenture Act of 1939 or is otherwise exempt therefrom, and (F) all conditions precedent to the exchange of such Notes for Exchange Notes set forth herein and the Notice of Mandatory Exchange have been complied with; and

            (iii) prior written consent of each Rating Agency and evidence of the ratings of the Exchange Notes by each Rating Agency.

          (f) NOTICE OF EXCHANGE OF NOTES. Not less than ten calendar days prior to the Exchange Date, and upon the written request of the Issuer delivered to the Trustee not less than fifteen calendar days prior to the date such notice is to be mailed to the Registered Owners of the Notes (which request shall set forth the information required below), the Trustee shall mail to all Registered Owners of the Notes, at their addresses appearing on the registration books for the Notes maintained by the Trustee, by first-class mail, postage pre-paid, a Notice of Mandatory Exchange of Notes for Exchange Notes, a copy of which shall be sent to the Auction Agent in respect of any such exchange of Auction Notes, which notice shall set forth:

              (i) the Notes to be exchanged, specifying the aggregate principal amount of Notes to be exchanged, the maturity thereof and the CUSIP numbers relating to any Note to be exchanged (provided, however, that the Trustee shall have no responsibility for the selection or use of the CUSIP number nor shall the Trustee be deemed to make any representation as to the correctness of such CUSIP number on the Notes or as indicated in such notice);

             (ii) the Exchange Date, which shall be a single date not less than 10 days following the date of mailing of such Notice of Mandatory Exchange and the Record Date for the payment of accrued interest on the Note on the Exchange Date;

            (iii) the interest rates for the Exchange Notes (if then known) and that upon exchange, the security provisions, terms, conditions and covenants of security documents relating to the Exchange Notes will control the Exchange Notes and the terms of the Indenture shall not control the Exchange Notes;

             (iv) that the Notes subject to mandatory exchange shall be exchanged on the Exchange Date at the Principal Office of the Trustee (the address of which shall be specifically set forth in such notice) by surrendering such Notes at such office together with appropriate letters of transmittal (the form of which may be provided by the Trustee with such notice) duly executed by the Registered Owner thereof, upon which surrender, certificates representing a like principal amount of Exchange Notes shall be issued by the Trustee for the Exchange Notes in the name of the Registered Owner or registered assigns and delivered by the Trustee;

              (v) that notwithstanding the failure of any owner to surrender Notes subject to mandatory exchange for exchange on the Exchange Date, provided that all conditions set forth in clause (vi) of the Notice of Mandatory Exchange have been complied with, all such Notes shall be deemed to have been so exchanged and that interest shall cease to accrue on such Notes at the interest rate thereon but shall thereafter instead accrue on the Exchange Notes for which such Notes shall have been deemed exchanged from and after the Exchange Date at the interest rates for the Exchange Notes corresponding to Notes of like maturity, as described in the Notice of Mandatory Exchange; and

             (vi) the conditions to the effectiveness of such exchange as described below.

          Notwithstanding the failure of any Registered Owner to surrender Notes subject to mandatory exchange for exchange on the Exchange Date, provided that all conditions set forth in this Indenture and the Notice of Mandatory Exchange have been complied with, all such Notes shall be deemed to have been so exchanged and interest shall cease to accrue on such Notes at the interest rate thereon but shall thereafter instead accrue on the Exchange Notes for which such Notes shall have been deemed exchanged from and after the Exchange Date at the interest rates for the Exchange Notes corresponding to Notes of like maturity, as described in the Notice of Mandatory Exchange or the notice given pursuant hereto as applicable.

          Any exchange pursuant to the notice described in this Section 2.02(f) shall be subject to the receipt by the Trustee of the moneys and opinion of Note Counsel and receipt by the Trustee of the Notes to be exchanged and the Exchange Notes, opinion of Note Counsel and evidence of ratings specified above and the satisfaction of any other condition specified by the Issuer and set forth in the Notice of Mandatory Exchange not later than the opening of business on the Exchange Date, and such exchange shall be of no effect unless the specified items are so received.

          Immediately after effecting any mandatory exchange of Notes, the Issuer shall cause the Trustee for such Exchange Notes to mail to the addresses of the new owners of the Exchange Notes, at their addresses appearing on the register of the Exchange Notes maintained for such Exchange Notes, by first-class mail, postage pre-paid, notice of the interest rates for the Exchange Notes if not set forth in the Notice of Mandatory Exchange, together with a copy of the opinion of Note Counsel delivered in connection with the issuance of such Exchange Notes as described above.

          Copies of each notice described above to be given shall be delivered by the Trustee to each Rating Agency, to DTC in the event all of the outstanding Notes are registered in the name of DTC or its nominee, in each case by messenger or by overnight or certified mail--return receipt requested. In addition, each Rating Agency or DTC shall receive such notice prior to the close of business on the Business Day prior to the mailing of the respective notice to the Registered Owners. In each case, failure of a Registered Owner to receive any such notice, or any defect in the notice as mailed or in the mailing thereof, shall not affect the validity of the exchange with respect to such Note.

     Section 2.03. EXECUTION OF NOTES. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of the President of the Issuer and its corporate seal or a facsimile thereof shall be thereunto affixed, imprinted, engraved or otherwise reproduced thereon and attested by the manual or facsimile signature of the Secretary of the Issuer. Any Note may be signed (manually or by facsimile), sealed or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.

     Section 2.04. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; PERSONS TREATED AS REGISTERED OWNERS.

          (a) The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Subject to the restrictions contained in this Section 2.04, upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subclass, if any, aggregate principal amount of the same maturity.

              (i) Subject to the restrictions contained in this Section 2.04, notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of fully registered Notes of the same interest rate and maturity in authorized denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any authorized denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

             (ii) The Trustee shall not be required to transfer or exchange any Note during the period of fifteen (15) business days next preceding the mailing of notice of redemption as herein provided. After the giving of such notice of redemption, the Trustee shall not be required to transfer or exchange any Note, which Note or portion thereof has been called for redemption.

          (b) (i)   Each Person who has or who acquires any Ownership Interest in a Note shall be deemed by the acceptance or acquisition of such Ownership

          Interest to have agreed to be bound by the provisions of this Section
          2.04. No Ownership Interest in a Note may be transferred, and the Trustee and the Issuer shall not register the transfer of any Note, unless the proposed transferee shall have delivered to each of the Trustee, the Placement Agent and the Issuer (A) evidence satisfactory to them that such Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Trustee or
          (B) (1) with respect to Auction Notes, an express agreement signed by or on behalf of the transferee substantially in the form of Exhibit C-3 hereto or (2) with respect to Other Notes, an express agreement signed by or on behalf of the transferee substantially in the form of Exhibit C-1 or C-2, as may be applicable (each of Exhibit C-1, C-2 and C-3, a "Transferee Agreement") by the proposed transferee to be bound by and to abide by the provisions of this Section 2.04 and the restrictions noted in the Transferee Agreement; or (C) in the case of the original issuance and delivery of a Note from the Issuer to an initial purchaser, the investment letter substantially in the form of Exhibit B hereto (the "Investment Letter") shall be deemed to be a Transferee Agreement for purposes of this Indenture and the Notes and with respect to Auction Notes, Exhibit C-3 hereto.

             (ii) The Issuer will, upon the request of any Registered Owner of any Outstanding Note, which Registered Owner is a Qualified Institutional Buyer, provide such Registered Owner, and any Qualified Institutional Buyer designated by such Registered Owner, such financial and other information as such Registered Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Issuer is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          (c) As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

          (d) The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and the Trustee in connection with such transfer or exchange.

     Section 2.05. LOST, STOLEN, DESTROYED AND MUTILATED NOTES. Upon receipt by the Issuer and the Trustee of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to them, and upon surrender and cancellation of the Note, if mutilated, (i) the Issuer shall execute, and the Trustee shall authenticate and deliver, a new Note of the same series, subclass, if any, interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (ii) if such lost, stolen, destroyed or mutilated Note shall have matured or have been called for redemption, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

     Section 2.06.  DELIVERY OF SERIES 1996A NOTES AND SERIES 1996B NOTES.

          (a) Upon the execution and delivery of the Original Indenture, the Issuer executed and delivered to the Trustee and the Trustee authenticated the Series 1996A Notes and delivered them to The Depository Trust Company as hereinafter in this Section provided.

          Prior to the delivery by the Trustee of any of the Series 1996A Notes, there was filed with or delivered to the Trustee the following:

              (i) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Indenture, the Student Loan Purchase Agreement, the Servicing Agreement, the Custodian Agreement, the Broker-Dealer Agreement and the Auction Agent Agreement and the issuance of the Series 1996A Notes.

             (ii) Duly executed copies of this Indenture, the Student Loan Purchase Agreement, the Servicing Agreement, the Custodian Agreement, the Auction Agent Agreement and the Broker-Dealer Agreement.

            (iii) The written order of the Issuer as to the delivery of the Series 1996A Notes, signed by an Authorized Officer.

          (b) Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Series 1996B Notes and deliver them to The Depository Trust Company as hereinafter in this Section provided.

          Prior to the delivery by the Trustee of any of the Series 1996B Notes, there shall have been filed with or delivered to the Trustee the following:

              (i) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Indenture, the Student Loan Purchase Agreement, the Broker-Dealer Agreement and the Auction Agent Agreement and the issuance of the Series 1996B Notes.

             (ii) Duly executed copies of this Indenture, the Student Loan Purchase Agreement, the Auction Agent Agreement and the Broker-Dealer Agreement.

            (iii) The written order of the Issuer as to the delivery of the Series 1996B Notes, signed by an Authorized Officer.

     Section 2.07. TRUSTEE'S AUTHENTICATION CERTIFICATE. The Trustee's authentication certificate upon the Series 1996A Notes shall be substantially in the forms provided in Exhibits A-1 and A-2. The Trustee's authentication certificate upon the Series 1996B Notes shall be substantially in the forms provided in Exhibits A-3 and A-4. No Series 1996A Note or Series 1996B Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Series 1996A Note or Series 1996B Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 1996A Notes or the Series 1996B Notes issued hereunder.

     Section 2.08. CANCELLATION AND DESTRUCTION OF NOTES BY THE TRUSTEE. Whenever any Outstanding Notes shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section
2.05 hereof, such Notes shall be promptly cancelled and cremated or otherwise destroyed by the Trustee in accordance with its normal procedures.

     Section 2.09. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.10.  DEPOSIT OF NOTE PROCEEDS AND FUNDING OF TRUST ESTATE.

          (a) Upon the issuance and delivery of the Series 1996A Notes, the Trustee deposited the net proceeds thereof ($107,117,100.00) as follows:

              (i) an amount equal to $350,000.00 was deposited to the Operating Fund;

             (ii) an amount equal to $313,100.00 was deposited to the Cost of Issuance Fund;

            (iii) an amount equal to $2,154,000.00 was deposited to the Reserve Fund;

             (iv) an amount equal to $2,800,000.00 was deposited to the Revenue Fund; and

              (v) the balance of the proceeds of the Series 1996A Notes ($101,500,000.00) was deposited to the Series 1996 Loan Account of the Student Loan Fund.

          (b) Upon the issuance and delivery of the Series 1996B Notes, the Trustee shall deposit the net proceeds thereof ($141,671,026) as follows:

              (i) an amount equal to $350,000 shall be deposited to the Operating Fund;

             (ii) an amount equal to $470,276 shall be deposited to the Cost of Issuance Fund;

            (iii) an amount equal to $2,844,000 shall be deposited to the Reserve Fund; and

             (iv) the balance of the proceeds of the Series 1996B Notes ($138,006,750) shall be deposited to the Series 1996 Loan Account of the Student Loan Fund.

     Section 2.11. FORMS OF SERIES 1996A NOTES AND SERIES 1996B NOTES. Any subclass of the Class 1996A Notes shall be in substantially the form set forth in Exhibit A-1 hereto, with such variations, omissions and insertions as may be necessary. The Class 1996B Notes shall be in substantially the form set forth in Exhibit A-2 hereto, with such variations, omissions and insertions as may be necessary. Any subclass of the Additional Class 1996A Notes shall be in substantially the form set forth in Exhibit A-3 hereto, with such variations, omissions and insertions as may be necessary. The Class 1996B-2 Notes shall be in substantially the form set forth in Exhibit A-4 hereto, with such variations, omissions and insertions as may be necessary.

     Section 2.12.  ISSUANCE OF ADDITIONAL NOTES.

          (a) The Issuer shall have the authority, upon complying with the provisions of this Section, to authenticate and deliver from time to time Additional Notes secured by the Trust Estate on a parity with or subordinate to either the Senior Notes, the Subordinate Notes or the Junior-Subordinate Notes, if any, secured hereunder as shall be determined by the Issuer. In addition, the Issuer may enter into any Swap Agreements it deems necessary or desirable with respect to any or all of such Additional Notes.

          (b) No Additional Notes shall be authenticated and delivered pursuant to this Indenture until the following conditions have been satisfied:

              (i) The Issuer and the Trustee have entered into a Supplemental Indenture (which Supplemental Indenture shall not require the approval of the Registered Owners of any of the Outstanding Notes) providing the terms and forms of the Additional Notes, including the designation of such Additional Notes as Senior Notes, Subordinate Notes or Junior-Subordinate Notes, the redemption provisions applicable to such Additional Notes and the selection provisions applicable to such Additional Notes in the case of partial redemptions not inconsistent with this Indenture, and which adopts the applicable provisions of this Indenture.

             (ii) The Issuer has delivered to the Trustee within 30 days prior to the delivery of the proposed Additional Notes a Cash Flow Certificate which, taking into account the then-existing Trust Estate as well as the Trust Estate after giving effect to the issuance of the proposed Additional Notes, shows, with respect to the period covered by the Cash Flow Certificate, which period shall extend from the date of the Cash Flow Certificate to the latest maturity of the Notes expected to be Outstanding after the issuance of the proposed Additional Notes, (A) all Revenue expected to be received during such period from the Trust Estate, (B) the application of all such Revenue in accordance with this Indenture and (C) the resulting periodic balances on each Interest Payment Date, and shows that anticipated Revenue will exceed, by a margin of $250,000 plus any additional amount, if any, required by any Supplemental Indenture, the amount necessary to pay the principal of and interest on the Notes, including the proposed Additional Notes, when due and all expenses payable under this Indenture when due, under all scenarios included in the Cash Flows.

            (iii) Written evidence from each Rating Agency which has been requested by the Issuer to and has assigned a Rating or Ratings to any series of Notes that such Rating or Ratings will not be reduced or withdrawn as a result of the issuance of the proposed Additional Notes; provided however, that if any series of the Notes are not then rated by any Rating Agency, such Additional Notes may not be secured on a parity with or subordinate to such unrated Notes.

             (iv) An opinion of Note Counsel to the effect that all of the foregoing conditions to the issuance of the proposed Additional Notes have been satisfied.

              (v) Upon the issuance of the Additional Notes, an amount shall be deposited to the Reserve Fund to increase the amount on deposit therein to equal the Reserve Fund Requirement.

             (vi) The Trustee shall have received an opinion of Note Counsel in form and substance acceptable to it to the effect that the issuance of the Additional Notes, if consummated, would not cause the Notes to fail to be characterized as the indebtedness of the Issuer for federal income tax purposes.

          (c) Any Additional Notes shall have Stated Maturities of July 1 of any years or years.

          (d) The Trustee is authorized to set up any additional Funds or Accounts under this Indenture which it deems necessary or convenient in connection with the issuance and delivery of any Additional Notes.

          (e) Additional Notes which constitute Senior Notes shall be designated by their year of authorization, the letter "A" and a number indicating its sequence of issuance in that year. Additional Notes which constitute Subordinate Notes shall be designated by their year of authorization, the letter "B" and a number indicating its sequence of issuance in that year. Additional Notes which constitute Junior-Subordinate Notes shall be designated by their year of authorization, an alphabetic letter indicating its subordination (which must be a "C," "D" or lower) and a number indicating its sequence of issuance in that year (i.e. the second issuance of Junior-Subordinate Notes in 1996 could be designated "Class 1996C-2" or "Class 1996D-2" depending upon its level of subordination). The payment of principal of and interest on a Junior-Subordinate Note designated with a "D" is subordinated to the payment of principal of and interest on a Junior-Subordinate Note designated with a "C."

                                   ARTICLE III

                       PARITY OF LIEN; OTHER OBLIGATIONS;
                               AND SWAP AGREEMENTS

     Section 3.01. PARITY OF LIEN. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Notes, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Notes over any other thereof, except as expressly provided in this Indenture.

     Section 3.02.  OTHER OBLIGATIONS.

          (a) The Issuer shall not commingle the Funds established by this Indenture with funds, proceeds, or investment of funds relating to other issues or series of notes heretofore or hereafter issued, except to the extent such commingling is required by the Trustee for ease in administration of its duties and responsibilities; provided, however, that should the Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under this Indenture may at all times be identified by source and application, and if necessary, separated.

          (b) The Issuer shall not create or voluntarily permit to be created any debt, lien, or charge which would be on a parity with, junior to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Notes and Issuer Swap Payments hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this subsection (b) shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Notes and Issuer Swap Payments; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Senior Notes, the Issuer Swap Payments, the Subordinate Notes and the Junior-Subordinate Notes) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Notes and Issuer Swap Payments shall have been paid or deemed paid hereunder.

     Section 3.03. SWAP AGREEMENTS; COUNTERPARTY SWAP PAYMENTS; ISSUER SWAP PAYMENTS. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Swap Agreement hereafter entered into by the Issuer and a Swap Counterparty under which (a) the

Issuer may be required to make, from time to time, Issuer Swap Payments and
(b) the Trustee may receive, from time to time, Counterparty Swap Payments for the account of the Issuer. The Issuer shall not execute and deliver any Swap Agreement unless upon execution and delivery of such Swap Agreement the notional amount of such Swap Agreement, together with the notional amounts of any other Swap Agreements outstanding at such time, does not exceed the aggregate principal amount of Notes Outstanding at such time. In connection with the execution of a Swap Agreement, the Trustee, on behalf of the Swap Counterparty and at the Swap Counterparty's written direction, shall waive in the Supplemental Indenture executed in connection with the Swap Agreement any and all rights which the Swap Counterparty may have to receive any amounts realized by the Trustee from foreclosure upon the Trust Estate consisting of any Swap Agreement and any Swap Counterparty Guarantee.

     No later than the Business Day immediately preceding each date on which a Counterparty Swap Payment or Issuer Swap Payment is due pursuant to the applicable Swap Agreement through and including the termination date of a Swap Agreement, the Issuer shall give written notice to the Trustee stating either
(a) the amount of any Counterparty Swap Payment due to be received by the Trustee for the account of the Issuer no later than such Interest Payment Date or (b) the amount of any Issuer Swap Payment to be paid to the Swap Counterparty on such Interest Payment Date. If the Trustee fails to receive such written notification from the Issuer by the end of such Business Day, it shall immediately notify the Issuer of such fact in writing.

     On any Business Day on which a Counterparty Swap Payment is due pursuant to the applicable Swap Agreement in accordance with the written notification received from the Issuer, the Trustee shall deposit all moneys received representing such Counterparty Swap Payment in the Revenue Fund to be applied in accordance with the provisions of Section 5.03 hereof. The Trustee shall notify the Issuer on such Business Day, if (a) the amount received from the Swap Counterparty is not equal to the amount specified in the written notification of the Issuer, (b) no amount is received from the Swap Counterparty or (c) the amount received is not received in freely transferable funds.

     On any date with respect to which an Issuer Swap Payment is due in accordance with the written notification received from the Issuer or, with respect to a payment in respect of an early termination date, from the Swap Counterparty, the Trustee shall make payment to the Swap Counterparty from moneys in the Revenue Fund of the amount of the Issuer Swap Payment specified in such written notification of the Issuer or the Swap Counterparty, as the case may be, due on such date by the deposit or wire transfer of freely transferable funds to the credit of the account of the Swap Counterparty specified in such written notification of the Issuer or the Swap Counterparty, as the case may be.

     Nothing in this Indenture shall prohibit, or be construed as prohibiting, an Issuer Swap Payment or Counterparty Swap Payment from being made on a date other than an Interest Payment Date.

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

     Section 4.01. PLEDGE FOR PAYMENT. The Notes and interest thereon and any Issuer Swap Payments shall be and are hereby declared to be payable from and equally secured (except as to priority of payment of the Senior Notes and any Issuer Swap Payments secured on a parity with the Senior Notes, over the Subordinate Notes and any Issuer Swap Payment secured on a parity with the Subordinate Notes, and the Junior-Subordinate Notes and any Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes, the priority of payment of the Senior Notes, any Issuer Swap Payments secured on a parity with the Senior Notes, the Subordinate Notes and any Issuer Swap Payments secured on a parity with the Subordinate Notes, over the Junior-Subordinate Notes and any Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes, and the priority, if any, of payment of one series of Junior-Subordinate Notes and any Issuer Swap Payments secured on a parity with such series of Junior-Subordinate Notes over any other series of Junior-Subordinate Notes and any Issuer Swap Payments secured on a parity with such series of Junior-Subordinate Notes, as provided herein or as provided in any Supplemental Indenture) by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Swap Counterparty have any right to possession of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

     Section 4.02. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants that it is duly authorized under the laws of the State to create and issue the Notes and to execute and deliver this Indenture and any Swap Agreement and to make the pledge to the payment of Notes and any Issuer Swap Payments hereunder, that all necessary action on the part of the Issuer and the Board for the creation and issuance of the Notes and the execution and delivery of this Indenture and any Swap Agreement has been duly and effectively taken; and that the Notes in the hands of the Registered Owners thereof and the Issuer Swap Payments are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

     Section 4.03. COVENANTS AS TO ADDITIONAL CONVEYANCES. At any and all times, the Issuer will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Trustee shall reasonably require for the better conveying, transferring, and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

     Section 4.04.  FURTHER COVENANTS OF THE ISSUER.

          (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

          (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed, and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, and will punctually perform all duties required by the Articles of Incorporation and Bylaws of the Issuer and the laws of the State.

          (c)  The Issuer shall be operated on the basis of its Fiscal Year.

          (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer which relate to the Notes and any Swap Agreement.

          (e) The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Financed Student Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 51% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

          (f) The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Trustee within 150 days of the close of each Fiscal Year. The Trustee shall be under no obligation to review or otherwise analyze such audit.

          (g) The Issuer covenants that in the event it intends to transfer or sell Financed Eligible Loans which are a part of the Trust Estate, it shall give written notice thereof to the Trustee. The Issuer also covenants that in the event it intends to transfer or sell Financed Eligible Loans (except in the case of a consolidation or serialization combination or submitting Financial Eligible Loans for claim to a Guaranty Agency), it shall give written notice thereof to each Rating Agency. The Issuer shall not sell Financed Eligible Loans except as permitted by this Indenture, in which case such Financed Eligible Loans may be sold at a price not less than the principal amount thereof (including accrued but unpaid interest). In such case, the proceeds thereof shall be used to either acquire Eligible Loans with the same or more favorable characteristics or to redeem Notes. Further, there shall be no sale of Financed Eligible Loans (except in the case of a consolidation or serialization/combination or submitting Financial Eligible Loans for claim to a Guaranty Agency) if the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of the Notes
     Outstanding and there shall be no sale of Financed Eligible Loans
     (except in the case of a consolidation or serialization/combination or submitting Financial Eligible Loans for claim to a Guaranty Agency) when the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of the Notes Outstanding unless, immediately upon such sale, the proceeds thereof are used to acquire an equal or greater principal amount of Eligible Loans or are used to optionally redeem Notes pursuant to Section 2.02(b) hereof, and thereupon the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of all Notes Outstanding (after giving effect to such redemption). Notwithstanding the prior sentence, Financed Eligible
     Loans may be sold when the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of the Notes Outstanding, so long as immediately upon such sale, the proceeds thereof are used to acquire an equal or greater principal amount of Eligible Loans having a value comparable to the Financed Eligible Loans being sold and any unamortized premium paid by the Issuer with respect to the Financed Eligible Loan being sold is recovered in connection with the transaction; provided, however, that in the event such sale and purchase of Financed Eligible Loans would result in (i) an increase in the number of Financed Eligible Loans held in the Trust Estate that are delinquent, in deferment or subject to forbearance with respect to collection, or
     (ii) an increase of 5% or more in the total percentage of Financed
     Eligible Loans held in the Trust Estate that are (x) attributable to Student Loans the proceeds of which funded tuition to private Eligible Institutions offering only non-baccalaureate degrees, or (y) PLUS Loans, SLS Loans, Unsubsidized Loans or Consolidation Loans, then no such sale of Financed Eligible Loans may be consummated unless the Trustee has received written evidence from each Rating Agency that such sale and subsequent purchase of Financed Eligible Loans would not, by itself, reduce or withdraw the current ratings of the Notes Outstanding.

          (h) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the Servicing Agreement or a custodian agreement.

          (i) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Trustee shall have and retain possession of the Financed
     Eligible Loans pursuant to Section 5.02 hereof (which Financed Eligible Loans may be held by the Trustee's agent or bailee) so long as such loans are subject to the lien of this Indenture.

          (j) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Swap Agreement.

     Section 4.05. ENFORCEMENT OF SERVICING AGREEMENTS. The Issuer shall comply with and shall require the Servicer to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

          (a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including without limitation all principal and interest payments, and Guarantee payments which relate to any Financed Eligible Loans and cause the Servicer to specify whether payments received by it represent principal or interest;

          (b) not permit the release of the obligations of any Servicer under any Servicing Agreement except in conjunction with amendments or modifications permitted by (g) below;

          (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer and of the Registered Owners under or with respect to each Servicing Agreement;

          (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement in accordance with the terms thereof;

          (e) the Issuer agrees to give the Trustee prompt written notice of each default on the part of the Servicer of its obligations under the Servicing Agreement coming to the Issuer's attention;

          (f) the Issuer shall not waive any default by the Servicer under the Servicing Agreement without the written consent of the Trustee; and

          (g) not consent or agree to or permit any amendment or modification of any Servicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer shall be entitled to receive and rely upon an opinion of Issuer's Counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

     Section 4.06. PROCEDURES FOR TRANSFER OF FUNDS. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

     Section 4.07. ADDITIONAL COVENANTS WITH RESPECT TO THE ACT. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Student Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Servicer or the Guarantee Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Student Loans.

     The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Act:

          (a) The Issuer, or its designated agent, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

          (b) The Issuer, or its designated agent, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

          (c) The Issuer, or its designated agent, shall cause the Financed Eligible loans to be serviced by entering into the Servicing Agreement or other agreement with the Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans; and

          (d) The Issuer, or its designated agent, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans.

          (e) The Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties hereunder. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

          The Trustee shall not be deemed to be the designated agent for the purposes of this Section 4.07 unless it has agreed in writing to be such agent.

     Section 4.08. STUDENT LOANS; COLLECTIONS THEREOF; ASSIGNMENT THEREOF. The Issuer, through the Servicer, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, Insurance Guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely-filing deadline for such claims under the Regulations) by the Servicer. The Issuer will comply with the Act and Regulations which apply to the Guaranteed Student Loan Program and to such Financed Eligible Loans.

     Section 4.09. APPOINTMENT OF AGENTS, ETC. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the Board, neither singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or MALA FIDE.

     Section 4.10. CAPACITY TO SUE. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

     Section 4.11. CONTINUED EXISTENCE; SUCCESSOR TO ISSUER. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Nevada corporation, except as otherwise permitted by this Section 4.11. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with
Article X hereof); (b) consolidate with or merge into another corporation or entity; or (c) permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions in (a), (b) and (c) shall not apply to a transaction if the transferee or the surviving or resulting corporation or entity, if other than the Issuer, by proper written instrument for the benefit of the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

     If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

     Section 4.12. AMENDMENT OF LOAN PURCHASE AGREEMENTS. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Trustee consents thereto in writing. The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of Counsel acceptable to them that such an amendment is required by the Act and is not materially prejudicial to the Registered Owners. Notwithstanding the foregoing, however, the Trustee shall consent to an amendment from time to time so long as it is not materially prejudicial to the interests of the Registered Owners.

     Section 4.13.  REPRESENTATIONS; NEGATIVE COVENANTS.

          (a) The Issuer hereby makes the following representations and warranties to the Trustee on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

              (i) ORGANIZATION AND GOOD STANDING. The Issuer is duly organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

             (ii) DUE QUALIFICATION. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

            (iii) AUTHORIZATION. The Issuer has the power, authority and legal right to execute, deliver and perform this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement and to grant the Trust Estate to the Trustee and the execution, delivery and performance of this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement and grant of the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary corporate action.

             (iv) BINDING OBLIGATION. This Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

              (v) NO VIOLATION. The consummation of the transactions contemplated by this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement and the fulfillment of the terms hereof or thereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

             (vi) NO PROCEEDINGS. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of such entity's affiliates is a party pending, or, to the best of such entity's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement or the Servicing Agreement, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement or the Servicing Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement or the Servicing Agreement.

            (vii) APPROVALS. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement have been taken or obtained on or prior to the Date of Issuance.

           (viii) PLACE OF BUSINESS. The Issuer's place of business and chief executive office is in 2255-A Renaissance Drive, Las Vegas, Nevada 89119.

             (ix) TAX AND ACCOUNTING TREATMENT. The Issuer intends to treat the transactions contemplated by the Student Loan Purchase Agreement as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

              (x) TAXES. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. The Issuer has taken all steps necessary to ensure that it is eligible to file a consolidated federal income tax return with Union Financial Services, Inc. and such returns will be filed for all taxable years in which the Notes are Outstanding. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

             (xi) LEGAL NAME. The legal name of the Issuer is "Union Financial Services-1, Inc." and has not changed since its inception. The Issuer has no tradenames, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

            (xii) BUSINESS PURPOSE. The Issuer has acquired the Financed Eligible Loans conveyed to it under the Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other person. The Issuer has no subsidiaries, has adopted and operated consistently with all corporate formalities with respect to its operations and has engaged in no other activities other than those specified in this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement and the Servicing Agreement and in accordance with the transactions contemplated herein and therein.

           (xiii) COMPLIANCE WITH LAWS. The Issuer is in compliance with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

            (xiv) VALID BUSINESS REASONS; NO FRAUDULENT TRANSFERS. The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

             (xv) NO MANAGEMENT OF AFFAIRS OF SELLER. The Issuer is not and will not be involved in the day-to-day management of the Seller or the Issuer's parent or any affiliate.

            (xvi)   NO INTERCORPORATE TRANSFERS WITH SELLER OR AFFILIATES.
          Other than the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any intercorporate transactions with the Seller and affiliates, except as provided herein with respect to Maintenance and Operating Expenses or the payment of dividends to the Issuer's parent.

            (xvii) ABILITY TO PERFORM. There has been no material impairment in the ability of the Issuer to perform its obligations under this Indenture, the Student Loan Purchase Agreement, the Broker Dealer Agreement, the Auction Agent Agreement or the Servicing Agreement.

            (xviii)   FINANCIAL CONDITION.  No material adverse change has
          occurred in the Issuer's financial status since the date of its formation.

            (xix) EVENT OF DEFAULT. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

             (xx) ACQUISITION OF FINANCED ELIGIBLE LOANS LEGAL. The Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

            (xxi) NO MATERIAL MISSTATEMENTS OR OMISSIONS. No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, the Servicer or any Registered Owner by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

          (b)  The Issuer will not:

              (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

             (ii) claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

            (iii) except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, Noteholder approval and prior written confirmation from each Rating Agency that the respective ratings on the Notes will not be reduced or withdrawn;

             (iv) permit the validity or effectiveness of this Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

              (v) except as otherwise provided herein, permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

             (vi) permit the lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Estate;

            (vii) incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

           (viii) operate such that it would be consolidated with its parent or any other affiliate and its separate corporate existence disregarded in any federal or state proceeding;

             (ix) act as agent of any Seller or, except as provided in the Servicing Agreement, allow the Seller to act as its agent;

              (x) allow the Seller or its parent or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

             (xi) consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          (c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

              (i) FINANCED ELIGIBLE LOANS. Each Financed Eligible Loan acquired by the Issuer shall constitute an Eligible Loan and contain the characteristics found in the Student Loan Purchase Agreement.

             (ii) SCHEDULE OF FINANCED ELIGIBLE LOANS. The information set forth in each Schedule of Financed Eligible Loans is true and correct in all material respects as of the opening of business on the Date of Issuance.

            (iii) GRANT. It is the intention of the Issuer that the transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Trustee.

             (iv) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than the Date of Issuance and copies of the file-stamped financing statements shall be delivered to the Trustee within five Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the promissory notes relating to the Financed Eligible Loans (other than the security interest created in favor of the Trustee) to be created.

              (v) TRANSFER NOT SUBJECT TO BULK TRANSFER ACT. Each grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

             (vi) NO TRANSFER TAXES DUE. Each grant of the Financed Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

     Section 4.14.  ADDITIONAL COVENANTS.  So long as any of the Notes are
Outstanding:

          (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Student Loan Purchase Agreement, and in connection with the issuance of Additional Notes.

          (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

          (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

          (e) The Issuer shall not form, or cause to be formed, any subsidiaries.

          (f) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

          (g) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the board of trustees or in the bylaws of the Issuer.

          (h) All actions of the Issuer shall be taken by a duly authorized officer or agent of the Issuer.

          (i) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 4.14 without (i) the prior written consent of the Trustee and (ii) prior written confirmation from each Rating Agency rating any Notes Outstanding (a copy of which shall be provided to the Trustee) that such amendment, alteration, change or repeal will have no adverse effect on the rating assigned to the Notes.

          (j) The Issuer shall not amend its Articles of Incorporation without first obtaining the prior written consent of each Rating Agency.

          (k) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

          (l) The Issuer will strictly observe legal formalities in its dealings with the Seller, the Issuer's parent or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Issuer's parent or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Seller, the Issuer's parent or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Issuer's parent or any other affiliate.

          (m) The Issuer will maintain an arm's length relationship with the Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, the Student Loan Purchase Agreement or the Servicing Agreement, the Issuer will not hold itself out to be responsible for the debts of the Seller, the parent or the decisions or actions respecting the daily business and affairs of the Seller or parent.

     Section 4.15. PROVIDING OF NOTICE. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Student Loan Purchase Agreement, or of any failure on the part of the Seller to observe or perform in any material respect any covenant, representation or warranty of the Seller set forth in the Student Loan Purchase Agreement, shall promptly notify the Trustee, the Servicer and each Rating Agency of such failure.

     Section 4.16.  REPORTS BY COMPANY.  The Company will:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 7.03 as may be required by rules and regulations prescribed from time to time by the Commission.

     Section 4.17. STATEMENT AS TO COMPLIANCE. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     Section 4.18. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if:

          (a) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days; or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Additional Amounts, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 4.19. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under
     Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

                                    ARTICLE V

                                      FUNDS

     Section 5.01.  CREATION OF FUNDS AND ACCOUNTS.

          (a) There are hereby created and established the following Funds to be held and maintained by the Trustee for the benefit of the Registered Owners and any Swap Counterparty:

              (i) Student Loan Fund, including a Series 1996 Loan Account, a Series 1996 Note Account, a Series 1996 Recycling Account and any other Accounts added pursuant to a Supplemental Indenture therein,

             (ii)   Revenue Fund,

            (iii)   Reserve Fund,

             (iv) Interest Fund, including a Senior Interest Account, a Subordinate Interest Account and a Junior-Subordinate Interest Account therein,

              (v) Note Redemption Fund, including a Senior Note Redemption Account, a Subordinate Note Redemption Account and a Junior-Subordinate Note Redemption Account therein, and

             (vi)   Student Loan Holding Fund.

          (b) There is hereby created and established the Cost of Issuance Fund to be held and maintained by the Trustee in which neither the Issuer (except as provided in Section 5.08 hereof), the Registered Owners and any Swap Counterparty has any right, title or interest.

          (c) The following funds have previously been established by the Issuer, are hereby continued, do not constitute Funds within the meaning of this Indenture, and are held by a depository bank of the Issuer for the benefit of the Issuer, and neither the Trustee, the Registered Owners nor any Swap Counterparty shall have any right, title or interest therein:

             (i)    Operating Fund, and

            (ii)    General Fund.

     The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Additional Notes issued hereunder to create Accounts or subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable; provided, however, that the obligation of the Issuer to provide such Funds and Accounts is not altered or amended.

     Section 5.02. STUDENT LOAN FUND. On the respective Date of Issuance of the Series 1996A Notes and the Series 1996B Notes, there was or shall be transferred to the Series 1996 Loan Account of the Student Loan Fund the amounts set forth in Sections 2.10(a)(v) and 2.10(b)(v) hereof. In addition, there shall be deposited from time to time into the Recycling Accounts of the Student Loan Fund, as appropriate, moneys transferred thereto from the Student Loan Holding Fund pursuant to Section 5.07 hereof. Financed Eligible Loans acquired with moneys contained in the Loan Accounts or the Recycling Accounts shall be held by the Trustee or its agent or bailee (including the Servicer) and pledged to and accounted for as part of the Note Accounts of the Student Loan Fund.

     Moneys transferred to the Loan Accounts of the Student Loan Fund or to the Recycling Accounts of the Student Loan Fund pursuant to Section 5.07 shall be used solely to acquire Eligible Loans. An executed Compliance Certificate, in the form attached hereto as Exhibit D shall be delivered to the Trustee prior to the acquisition of Financed Eligible Loans. Upon receipt by the Trustee of an executed Compliance Certificate, the Trustee shall release the aggregate Purchase Price of the Financed Eligible Loans being purchased from either the applicable Loan Account or the applicable Recycling Account, as described in the Compliance Certificate.

     Subject to the provisions of Section 5.04(d) hereof and so long as no Event of Default has occurred and is continuing, moneys held in the Recycling Accounts of the Student Loan Fund may be used, subject to the preceding paragraph, to acquire Eligible Loans, in their respective order of receipt, for a period of up to one year from the date of deposit therein. If on any Transfer Date moneys have remained in any Recycling Account of the Student Loan Fund for more than one year, said moneys shall be immediately transferred to the Note Redemption Fund unless: (i) the Aggregate Market Value of the Trust Estate is greater than the aggregate principal amount of Notes Outstanding, or (ii) the Aggregate Market Value of the Trust Estate is less than the aggregate principal amount of Notes Outstanding and the Issuer prepares a Cash Flow Certificate and the Trustee shall receive an opinion of Note Counsel to the effect that the failure to redeem Notes would not cause the Notes to fail to be characterized as debt for federal income tax purposes, in which case said moneys shall remain in such Recycling Account of the Student Loan Fund for a period of up to one additional year. If such Cash Flow Certificate is not delivered to the Trustee, said moneys in such Recycling Account of the Student Loan Fund shall be immediately transferred to the Note Redemption Fund.

     No Eligible Loan shall be acquired if, after the Date of Issuance, Congress has, in the judgment of the Issuer, materially adversely changed any of the following characteristics of Eligible Loans: (A) the Special Allowance Payments,
(B) the loan interest yield formula, (C) the guaranty obligation of the Guarantee Agency, (D) the federal interest subsidies, or (E) federal reinsurance of Eligible Loans, or makes any other economic change in such loans, which, in each instance, would have a materially adverse effect on the return to the holder of such loans. The Trustee shall be entitled to rely upon the certification of an Authorized Officer of the Issuer as to the compliance with the provisions of this paragraph in connection with the origination and acquisition of Eligible Loans.

     Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other than Sections 5.03(k) through 5.03(l) hereof, then, but only after required transfers from the Note Redemption Fund, the Student Loan Holding Fund and the Reserve Fund, such transfers shall be made by the Trustee upon Issuer Order, in an amount equal to any such deficiency, directly from the Loan Accounts of the Student Loan Fund, then from the Recycling Accounts of the Student Loan Fund and then from the proceeds from the sale of Financed Eligible Loans in the Note Accounts of the Student Loan Fund.

     Notwithstanding anything herein to the contrary, on the Business Day next preceding January 1, 1998, the Trustee shall transfer to the Note Redemption Fund, moneys in the Series 1996 Loan Account of the Student Loan Fund specified in Sections 2.02(a)(ii)(A) and 2.02(a)(ii)(B) hereof.

     The Trustee shall, upon Issuer Order, transfer or liquidate Financed Eligible Loans and credit the same to the General Fund of the Issuer, but only to the extent that the conditions set forth in Section 5.10 hereof shall have been satisfied.

     On April 1, 1999, all moneys and investments remaining in the Series 1996 Recycling Account of the Student Loan Fund shall be transferred to the Note Redemption Fund.

     Section 5.03. REVENUE FUND. The Trustee shall deposit into the Revenue Fund (a) all amounts required to be transferred to the Revenue Fund from the Student Loan Holding Fund, (b) all amounts designated in Sections 2.10(a)(iv) and 2.10(b)(iv) hereof, (c) all Counterparty Swap Payments and (d) any other amounts deposited thereto upon Issuer Order.

     Upon Issuer Order directing the same, moneys in the Revenue Fund shall be used, on any date, to pay fees and expenses of the Servicer when due under the Servicing Agreement insofar as the same relate to the Financed Eligible Loans, to pay Trustee fees and expenses incurred under this Indenture and the Custodian Agreement, to pay Auction Agent fees and expenses incurred under the Auction Agent Agreement, to pay Broker-Dealer fees and expenses incurred under any Broker-Dealer Agreement, to pay the Calculation Agent fees and expenses incurred hereunder, to pay fees and expenses of the Rating Agencies incurred hereunder, and other fees, taxes, including taxes related to the Issuer's income, and expenses with respect to the Trust Estate but not included as Maintenance and Operating Expenses. Payments made in satisfaction of the fees and expenses described in the preceding sentence, other than taxes related to the Issuer's income and fees and expenses of the Servicer, shall not exceed the estimate of such fees and expenses described in Exhibit E-2 attached hereto until January 1, 1999, unless otherwise approved by each Rating Agency and on and after January 1, 1999, an annual amount not to exceed such estimated fees and expenses described in a Cash Flow Certificate to be approved by each Rating Agency for a period approved by each Rating Agency. Moneys in the Revenue Fund shall also be used, on any date, to pay Maintenance and Operating Expenses in excess of the Estimated Amount, upon Issuer Order delivered to the Trustee and each Rating Agency directing the same, but only following delivery of a Cash Flow Certificate to the Trustee and each Rating Agency showing, among other things, that the payments required by this Section, other than Sections 5.03(k) through 5.03(l) hereof, will not be impaired and such amount has been approved by each Rating Agency.

     Money in the Revenue Fund shall be kept separate and apart from all other Funds and shall be used and transferred to (i) the Interest Fund on the first Business Day preceding each Interest Payment Date (other than a Transfer Date) as specified in (w), (x) and (y) below and (ii) the Operating Fund on the first Business Day of each month as specified in (2) below, all in the following order of precedence (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to this Section):

          (w) to the Senior Interest Account of the Interest Fund an amount necessary to pay interest, if any, due on any Senior Notes on such Interest Payment Date or any

     Issuer Swap Payment secured on a parity with the Senior Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein;

          (x) to the Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Subordinate Notes on such Interest Payment Date or any Issuer Swap Payment secured on a parity with the Subordinate Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein;

          (y) to the Junior-Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Junior-Subordinate Notes on such Interest Payment Date or any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein; and

          (z) An amount equal to the Estimated Amount shall be transferred from the Revenue Fund to the Operating Fund on the first Business Day of each month.

     In addition, money in the Revenue Fund shall be used and transferred to other funds or Persons between the fifth and first Business Day preceding each Transfer Date as specified in this Section and in the following order of precedence (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to this Section):

          (a) if such Transfer Date is an Interest Payment Date, to the Senior Interest Account of the Interest Fund an amount necessary to pay interest due on any Senior Notes on such Transfer Date or any Issuer Swap Payment secured on a parity with the Senior Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein;

          (b) to the Senior Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Senior Notes due on such Transfer Date (if such Transfer Date is a Stated Maturity or mandatory sinking fund redemption date, if any, with respect to such Senior Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

          (c) if such Transfer Date is an Interest Payment Date, to the Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Subordinate Notes on such Transfer Date or any Issuer Swap Payment secured on a parity with the Subordinate Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein;

          (d) to the Subordinate Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Subordinate Notes due on such Transfer Date (if such Transfer Date is a Stated Maturity or mandatory sinking fund redemption date, if any, with respect to such Subordinate Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

          (e) if such Transfer Date is an Interest Payment Date, to the Junior-Subordinate Interest Account of the Interest Fund an amount necessary to pay interest due on any Junior-Subordinate Notes on such Transfer Date or any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes due on such Interest Payment Date, after giving effect to moneys already on deposit therein;

          (f) to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund the amount, if any, necessary to pay the principal of or premium, if any, on any Junior-Subordinate Notes due on such Transfer Date (if such Transfer Date is a Stated Maturity or mandatory sinking fund redemption date with respect to the Junior-Subordinate Notes), after giving effect to moneys already on deposit therein and required transfers from the Reserve Fund;

          (g) an amount equal to the Net Losses incurred by the Issuer since the last Transfer Date, as reported to the Trustee by the Issuer, if any,
     (i) to the Series 1996 Recycling Account of the Student Loan Fund prior to April 1, 1999 and (ii) to the Note Redemption Fund on and after April 1, 1999;

          (h) to the Reserve Fund the amount, if any, required by Section 5.04 hereof;

          (i)  [Reserved.];

          (j) to the Senior Note Redemption Account of the Note Redemption Fund, all moneys remaining to reduce the principal amount of the Senior Notes until such time as the par amount of the Financed Eligible Loans equals the par amount of the Notes Outstanding, pursuant to
     Section 2.02(a)(iii) hereof;

          (k) at the option of the Issuer and upon Issuer Order, to the Note Redemption Fund or, prior to April 1, 1999, to the Series 1996 Recycling Account of the Student Loan Fund; and

          (l) so long as no Event of Default has occurred and is continuing, at the option of the Issuer and upon Issuer Order, to the General Fund to the extent permitted by Section 5.10 hereof.

     Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, other than an Event of Default described in Section 6.01(g) hereof, the Revenues otherwise scheduled to be transferred pursuant to subsections (k) and (l) above shall be transferred instead to the Note Redemption Fund and used to redeem Notes pursuant to Section 2.02(a) hereof. In addition, if amounts were available to transfer pursuant to (k) and (l) above, but such transfers were not made on the dates provided above, the Trustee shall make such transfers on a subsequent date no later than six months from the date of required transfer upon written request of an Authorized Officer of the Issuer, provided that no Event of Default shall exist hereunder at the time of transfer. In addition, if the Auction Rate for any Class of Auction Notes exceeds the T-Bill Rate + .80% for 12 consecutive months, the Trustee shall not transfer the Estimated Amount to the Operating Fund and shall reduce the Broker-Dealer fees to .13% until such time as each Rating Agency approves a Cash Flow Certificate prepared by the Issuer. Any such unpaid Estimated Amount and Broker-Dealer fees shall not be paid until one year and one day after the Stated Maturity or earlier redemption of all Notes Outstanding.

     Section 5.04.  RESERVE FUND.

          (a) The Trustee shall deposit to the Reserve Fund the amount specified in Section 2.10(a)(iii) and 2.10(b)(iii) hereof. The Trustee, first, shall transfer money in the Reserve Fund to the Senior Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Senior Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Senior Notes on such Interest Payment Date or to make any Issuer Swap Payment secured on a parity with the Senior Notes when due and payable on such Interest Payment Date, second, shall transfer money in the Reserve Fund to the Senior Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Senior Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Senior Note Redemption Account of the Note Redemption Fund is insufficient to do so, third, shall transfer money in the Reserve Fund to the Subordinate Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Subordinate Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Subordinate Notes on such Interest Payment Date or to make any Issuer Swap Payment secured on a parity with the Subordinate Notes when due and payable on such Interest Payment Date, fourth, shall transfer money in the Reserve Fund to the Subordinate Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Subordinate Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Subordinate Note Redemption Account of the Note Redemption Fund is insufficient to do so, fifth, shall transfer money in the Reserve Fund to the Junior-Subordinate Interest Account of the Interest Fund on the first Business Day prior to each Interest Payment Date to cure any deficiency in the Junior-Subordinate Interest Account of the Interest Fund if such deficiency would cause a failure to pay or deposit accrued interest on any Junior-Subordinate Notes on such Interest Payment Date or to make any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes when due and payable on such Interest Payment Date, and sixth, shall transfer money in the Reserve Fund to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund on the first Business Day prior to such Transfer Date to pay the principal amount of any Junior-

     Subordinate Notes coming due on such Transfer Date (if such Transfer Date is a Stated Maturity) if the money in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund is insufficient to do so.

          (b)  If the Reserve Fund is used for the purposes described in
     Section 5.04(a) hereof the Trustee shall restore the Reserve Fund to the Reserve Fund Requirement by transfers from the Revenue Fund on the next Transfer Date pursuant to Section 5.03(h) hereof. If the full amount required to restore the Reserve Fund to the Reserve Fund Requirement is not available in the Revenue Fund on such next succeeding Transfer Date, the Trustee shall continue to transfer funds from the Revenue Fund as they become available and in accordance with Section 5.03(h) until the deficiency in the Reserve Fund has been eliminated.

          (c) The Reserve Fund shall not contain an amount in excess of the Reserve Fund Requirement. On any day after a Transfer Date that the amount in the Reserve Fund exceeds the Reserve Fund Requirement for any reason, the Trustee shall transfer the excess to the Senior Note Redemption Account of the Note Redemption Fund until all Senior Notes have been paid in full and then to the Subordinate Note Redemption Account of the Note Redemption Fund.

          (d) The Reserve Fund shall not be used to pay (i) principal on the Notes pursuant to an optional redemption or (ii) Net Losses if, after giving effect to such payments, Notes remain Outstanding and the balance in the Reserve Fund is less than the Reserve Fund Requirement. In addition, if the balance in the Reserve Fund is less than $750,000, the Issuer will not purchase Eligible Loans with proceeds in any Recycling Account of the Student Loan Fund until such time as each Rating Agency approves a Cash Flow Certificate prepared by the Issuer.

     Section 5.05. INTEREST FUND. On the first Business Day preceding each Interest Payment Date, the Trustee shall transfer to the Interest Fund from the Revenue Fund an amount equal to the interest due and payable on such Interest Payment Date on the Outstanding Notes less any amounts already on deposit in the Interest Fund. Any moneys transferred to the Interest Fund and not specifically required to be deposited to any Account therein shall be deposited, first, to the Senior Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Senior Notes and the amount of any Issuer Swap Payment secured on a parity with the Senior Notes due and payable on the next Interest Payment Date, second, to the Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Subordinate Notes and the amount of any Issuer Swap Payment secured on a parity with the Subordinate Notes due and payable on the next Interest Payment Date and, third, to the Junior-Subordinate Interest Account of the Interest Fund to the extent required to increase the amount on deposit therein to equal the interest due and payable on the next Interest Payment Date for any Outstanding Junior-Subordinate Notes and the amount of any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes due and payable on the next Interest Payment Date.

     If money sufficient to pay all interest due on the Senior Notes and any Issuer Swap Payments secured on a parity with the Senior Notes on a particular Interest Payment Date is not available in the Senior Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided from the Reserve Fund, from any other Account of the Interest Fund, the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, the Subordinate Note Redemption Account of the Note Redemption Fund, the Senior Note Redemption Account of the Note Redemption Fund, the Student Loan Holding Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), in that order. The money in the Senior Interest Account of the Interest Fund required for the payment of interest on any Senior Notes and to pay any Issuer Swap Payments secured on a parity with the Senior Notes shall be applied in accordance with this Section by the Trustee to the payment of such interest or Issuer Swap Payments when due without further authorization or direction.

     If money sufficient to pay all interest due on any Subordinate Notes and Issuer Swap Payments secured on a parity with the Subordinate Notes on a particular Interest Payment Date is not available in the Subordinate Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided from the Reserve Fund (after first making any required transfers from the Reserve Fund to the Senior Interest Account), and then from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, the Subordinate Note Redemption Account of the Note Redemption Fund, the Student Loan Holding Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), in that order. The money in the Subordinate Interest Account of the Interest Fund required for the payment of interest on any Subordinate Notes and to pay any Issuer Swap Payments secured on a parity with the Subordinate Notes shall be applied in accordance with this Section by the Trustee to the payment of such interest or Issuer Swap Payments when due without further authorization or direction.

     If money sufficient to pay all interest due on any Junior-Subordinate Notes and Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes on a particular Interest Payment Date is not available in the Junior-Subordinate Interest Account of the Interest Fund for that purpose on the first Business Day preceding an Interest Payment Date from moneys transferred from the Revenue Fund as provided above, then the amount of any such deficiency shall be provided from the Reserve Fund (after first making any required transfers from the Reserve Fund to the Senior Interest Account and the Subordinate Interest Account), and then from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, the Student Loan Holding Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), in that order. The money in the Junior-Subordinate Interest Account of the Interest Fund required for the payment of interest on any Junior-Subordinate

Notes and to pay any Issuer Swap Payments secured on a parity with the Junior-Subordinate Notes shall be applied in accordance with this Section by the Trustee to the payment of such interest or Issuer Swap Payments when due without further authorization or direction.

     Section 5.06. NOTE REDEMPTION FUND. The Trustee shall deposit to the Note Redemption Fund: (a) all amounts required to be transferred to the Note Redemption Fund from the Revenue Fund, the Reserve Fund, the Interest Fund, the Student Loan Fund and the Student Loan Holding Fund; (b) the proceeds of notes and other obligations of the Issuer which the Issuer elects to apply to the payment of the Notes; and (c) any other funds made available by the Issuer in its sole discretion for payment of the Notes. Any moneys transferred to the Note Redemption Fund and not specifically required to be deposited to any Account therein shall be deposited to the Senior Note Redemption Account of the Note Redemption Fund unless the Trustee receives a Issuer Order in accordance with this Section designating that such amounts shall be deposited to the Subordinate Note Redemption Account or to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund.

     Subject to Sections 2.02(d)(i)(A) and 2.02(d)(i)(B), the Issuer, pursuant to an Issuer Order, may designate that a specified amount of moneys or investments to be transferred to the Note Redemption Fund pursuant to the terms and provisions of this Indenture be deposited to the Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of Subordinate Notes from the moneys and investments transferred to the Subordinate Note Redemption Account of the Note Redemption Fund and the redemption of Senior Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding. The Issuer, pursuant to an Issuer Order, may designate that a specified amount of moneys or investments to be transferred to the Note Redemption Fund pursuant to the terms and provisions of this Indenture be deposited to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund if after the redemption of Junior-Subordinate Notes from the moneys and investments transferred to the Junior-Subordinate Account of the Note Redemption and the redemption of Senior Notes and Subordinate Notes, if any, from the moneys and investments transferred to the Senior Note Redemption Account and the Subordinate Note Redemption Account of the Note Redemption Fund, the Aggregate Market Value of the Trust Estate will equal at least 110% of the aggregate principal amount of all Senior Notes Outstanding and at least 102% of the aggregate principal amount of all Senior and Subordinate Notes Outstanding.

     In addition, first, if on the first Business Day preceding the Stated Maturity of one or more Senior Notes, there is not available in the Senior Note Redemption Account of the Note Redemption Fund an amount sufficient to pay the principal of the Senior Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Senior Note Redemption Account of the Note Redemption Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund, from the Subordinate Note Redemption Account of the Note Redemption Fund, from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, from the Subordinate Interest Account of the Interest Fund, from the Junior-Subordinate Interest Account of the Interest Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), in that order, second, if on the first Business Day preceding the Stated Maturity of any Subordinate Notes, there is not available in the Subordinate Note Redemption Account of the Note Redemption Fund an amount sufficient to pay the principal of the Subordinate Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Subordinate Note Redemption Account of the Note Redemption
Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund, from the Junior-Subordinate Interest Account of the Interest
Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), and, third, if on the first Business Day preceding the Stated Maturity of any Junior-Subordinate Notes, there is not available in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund an amount sufficient to pay the principal of the Junior-Subordinate Notes coming due on such date, then an amount equal to such deficiency shall be transferred by the Trustee to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund, from the Revenue Fund, from the Student Loan Holding Fund, from the Reserve Fund and from the Accounts in the Student Loan Fund (in the order provided in Section 5.02 hereof), in that order.

     The Trustee shall use amounts in the Senior Note Redemption Account of the Note Redemption Fund (a) to pay principal of Senior Notes at their Stated Maturity and (b) to pay the redemption price of any Senior Notes pursuant to
Section 2.02(a) hereof, but insofar as such redemptions relate to redemptions pursuant to Section 2.02(a) hereof, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Financed Eligible Loans or transferred to the Senior Note Redemption Account of the Note Redemption Fund pursuant to Section 5.02 or
Section 5.03(k) hereof and such moneys are on deposit in the Senior Note Redemption Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Senior Notes on the next Stated Maturity which is within one year of the date of such transfer. Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other than Sections 5.03(k) and 5.03(l) hereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Senior Note Redemption Account of the Note Redemption Fund; provided, however, that the Subordinate Note Redemption Account and the Junior-Subordinate Note Redemption Account of the Note Redemption Fund has been fully depleted (except as provided therein) pursuant to similar transfers previously made from such Accounts of the Note Redemption Fund pursuant to this Section.

     The Trustee shall use amounts in the Subordinate Note Redemption Account of the Note Redemption Fund (a) to pay principal of any Subordinate Notes at their Stated Maturity and (b) to pay the redemption price of Subordinate Notes pursuant to Section 2.02(a) hereof, but insofar as such redemptions relate to redemptions pursuant to Section 2.02(a) hereof, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Eligible Loans or transferred to the Subordinate Note Redemption Account of the Note Redemption Fund pursuant to Section 5.02 or
Section 5.03(k)
hereof and such moneys are on deposit in the Subordinate Note Redemption
Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Subordinate Notes on the next Stated Maturity which is within one year of the date of such transfer.
Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other then Sections 5.03(k) and 5.03(l) hereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Subordinate Note Redemption Account of the Note Redemption Fund; provided, however, that the Junior-Subordinate Note Redemption Account of the Note Redemption Fund has been fully depleted (except as provided therein) pursuant to similar transfers previously made from such Accounts of the Note Redemption Fund pursuant to this Section.

     The Trustee shall use amounts in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund (a) to pay principal of any Junior-Subordinate Notes at their Stated Maturity and (b) to pay the redemption price of Junior-Subordinate Notes pursuant to Section 2.02(a) hereof, but insofar as such redemptions relate to redemptions pursuant to Section 2.02(a) hereof, only to the extent that such moneys are identified by the Servicer as being derived from principal repayments on or with respect to the Eligible Loans or transferred to the Junior-Subordinate Note Redemption Account of the Note Redemption Fund pursuant to Section 5.02 or Section 5.03(k) hereof and such moneys are on deposit in the Junior-Subordinate Note Redemption Account of the Note Redemption Fund on the fifth Business Day prior to the last date on which a redemption notice can be given which are in excess of the sum of the principal due on the Junior-Subordinate Notes on the next Stated Maturity which is within one year of the date of such transfer. Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other than Sections 5.03(k) and 5.03(l) hereof, then such transfers shall be made by the Trustee, in an amount equal to any such deficiency, directly from the Junior-Subordinate Note Redemption Account of the Note Redemption Fund.

     No moneys in any Account of the Note Redemption Fund shall be transferred to any other Fund or Account if such money is on deposit for the purpose of redeeming Notes for which notice has been given.

     Section 5.07. STUDENT LOAN HOLDING FUND. The Trustee shall deposit to the Student Loan Holding Fund all amounts received by the Trustee which represent payments, regardless of source, on Financed Eligible Loans. Upon receipt by the Trustee from the Issuer of the Servicer's statement with a direction indicating the portion of such payments which represents interest payments on Financed Eligible Loans and the portion of such payment which represents principal payments on Financed Eligible Loans, the Trustee shall promptly transfer (i) that portion of such payment representing interest payments (including Special Allowance Payments and Interest Subsidy Payments) on Eligible Loans to the Revenue Fund, (ii) shall so transfer the portion of such payment representing principal payments (including unamortized premiums) on

Financed Eligible Loans held in the Series 1996 Note Account of the Student Loan Fund to the Series 1996 Recycling Account of the Student Loan Fund prior to April 1, 1999 and (iii) subsequent thereto to the Note Redemption Fund.

     Notwithstanding the foregoing, if on the first Business Day preceding any Interest Payment Date or Transfer Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers required by Section 5.03 hereof, other than Sections 5.03(k) and 5.03(l) hereof, then, but only after required transfers from the Note Redemption Fund, if any, such transfers shall be made by the Trustee, in an amount equal to any such deficiency directly from the Student Loan Holding Fund.

     Section 5.08. COST OF ISSUANCE FUND. The Trustee shall deposit in the Cost of Issuance Fund on the Date of Issuance the amounts set forth in Section 2.10(a)(ii) and 2.10(b)(ii) hereof. Moneys in the Cost of Issuance Fund shall be used by the Trustee, upon the written direction of an Authorized Officer of the Issuer, solely for the purpose of paying costs of issuance of the Series 1996A Notes and the Series 1996B Notes, including without limitation any underwriting compensation of the Placement Agent not paid from the proceeds of the Notes. If any moneys remain in the Cost of Issuance Fund on June 1, 1996 in the case of deposits made pursuant to Section 2.10(a)(ii) hereof or September 1, 1996 in the case of deposits made pursuant to Section 2.10(b)(ii) hereof, such amounts shall be paid by the Trustee without further direction to the Issuer.

     Section 5.09. OPERATING FUND. The Operating Fund is a special fund created and established by an agreement with a depository bank of the Issuer and shall be used to pay Maintenance and Operating Expenses. The Operating Fund shall be held by such depository bank of the Issuer, and neither the Registered Owners, any Swap Counterparties nor the Trustee shall have any right, title or interest in the Operating Fund.

     On or before the 25th day of each month, the Issuer shall deliver an Issuer Order to the Trustee which sets forth the Estimated Amount. If at any time the Issuer determines that the Estimated Amount is less than the amount required to pay expected Maintenance and Operating Expenses, the Issuer may direct the Trustee by Issuer Order to transfer additional amounts from the Revenue Fund as may be needed to pay Maintenance and Operating Expenses, subject to the second paragraph of Section 5.03 hereof.

     Upon the receipt of any such Issuer Order, the Trustee shall withdraw the amount so directed from the Revenue Fund (or so much thereof as is then on deposit in the Revenue Fund) and transfer the same to such depository bank of the Issuer with instructions to deposit the same in the Operating Fund. Interest income earned on the money held in the Operating Fund may be retained therein or as otherwise provided in the agreement with such depository bank of the Issuer.

     Section 5.10. GENERAL FUND. Except as provided in Section 7.19, neither the Registered Owners, any Swap Counterparties nor the Trustee shall have any right, title or interest in the

General Fund. Transfers from the Student Loan Fund to the General Fund shall be made in accordance with Section 5.02 hereof and transfers from the Revenue Fund to the General Fund shall be made in accordance with Section 5.03 hereof; provided, however, that no transfer of assets to the General Fund shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; provided however, that no transfer shall be made to the General Fund unless, (a) immediately after taking into account any such transfer, the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will be equal to at least 103% of the unpaid principal amount of the Outstanding Notes and (b) there shall have been delivered to the Trustee a Cash Flow Certificate showing that after such transfer the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 112% of the unpaid principal amount of the Outstanding Senior Notes and (c) there shall have been delivered to the Trustee a Cash Flow Certificate showing that after such transfer the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 103% of the unpaid principal amount of the Notes Outstanding on each Interest Payment Date and (d) the Aggregate Market Value of the assets in the Trust Estate (less an amount equal to unpaid accrued interest on the Outstanding Notes and less an amount equal to $250,000 and less any additional amount, if any, required by any Supplemental Indenture) will continue to be equal to at least 112% of the unpaid principal amount of the Outstanding Senior Notes on each Interest Payment Date.

     The amounts held in the General Fund may be used for any proper purpose of the Issuer and investment earnings thereon shall be the property of the Issuer.

     Section 5.11. INVESTMENT OF FUNDS HELD BY TRUSTEE. The Trustee shall invest money held for the credit of any Fund or Account held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Officer of the Issuer or a designee appointed in writing by an Authorized Officer of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of written direction by an Authorized Officer of the Issuer, all uninvested moneys in any Fund or Account held by the Trustee hereunder shall be invested in Investment Securities described in (a), (b), (c), (d), (e) or (f) of the definition of Investment Securities. Interest earnings on all Investment Securities shall be transferred to the Revenue Fund. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Officer shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any

Investment Agreement and the Trustee shall not take such discretionary acts without such written direction.

     The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or combination of Funds or Accounts, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Officer of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than their value at the time thereof.

     Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. Any purchase of Investment Securities may be made by or through the Trustee or any of its affiliates.

     Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

     Section 5.12. RELEASE. The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     Section 6.01. EVENT OF DEFAULT DEFINED. For the purpose of this Indenture, each of the following events are hereby defined as, and are declared to be, "Events of Default":

          (a) default in the due and punctual payment of any interest on any of the Senior Notes when due or failure to make any Issuer Swap Payment secured on a parity with the Senior Notes when due;

          (b) default in the due and punctual payment of the principal of any of the Senior Notes at their Maturity;

          (c) if no Senior Notes are Outstanding hereunder, default in the due and punctual payment of any interest on any of the Subordinate Notes when due or failure to make any Issuer Swap Payment secured on a parity with the Subordinate Notes when due;

          (d) if no Senior Notes are Outstanding hereunder, default in the due and punctual payment of the principal of any of the Subordinate Notes at their Maturity;

          (e) if no Senior Notes or Subordinate Notes are Outstanding hereunder, default in the due and punctual payment of any interest on any of the Junior-Subordinate Notes when due or failure to make any Issuer Swap Payment secured on a parity with the Junior-Subordinate Notes when due;

          (f) if no Senior Notes or Subordinate Notes are Outstanding hereunder, default in the due and punctual payment of the principal of any of the Junior-Subordinate Notes at their Maturity;

          (g) default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the President and Secretary of the Issuer; or

          (h)  the occurrence of an Event of Bankruptcy.

Any notice herein provided to be given to the President or Secretary of the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to him at his post office address as shown at the end of this Indenture or such other address as may hereafter be given as the principal office of the Issuer in writing to the Trustee by the Secretary of the Issuer. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Senior Notes and each Swap Counterparty secured on a parity with the Senior Notes, if required by the related Swap Agreement at the time Outstanding (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes are Outstanding hereunder at such time, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinate Notes and each Swap Counterparty secured on a parity with the Subordinate Notes, if required by the related Swap Agreement at the time Outstanding) (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes or Subordinate Notes or Swap Agreements secured on a parity with the Subordinate Notes are Outstanding hereunder at such time, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Junior-Subordinate Notes and each Swap Counterparty secured on a parity with the Junior-Subordinate Notes, if required by the related Swap Agreement at the time Outstanding) (the "Registered Owners Approval"). Solely for purposes of Article XI, Registered Owner Approval shall be deemed given only if a majority in interest of all Registered Owners of Notes Outstanding, excluding any Notes held by the Issuer or its affiliates, shall consent to the actions described herein.

     Section 6.02.  REMEDY ON DEFAULT; POSSESSION OF TRUST ESTATE.  Subject to
Section 6.11 hereof, upon the happening and continuance of any Event of Default, the Trustee personally or by its attorneys or agents may take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the Trust Estate for that purpose, and collect and receive all charges, income and Revenues of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

          (a) if the principal of none of the Notes shall have become due, first, to the payment of the interest in default on the Senior Notes and to the payment of all Issuer Swap Payments secured on a parity with the Senior Notes then due, in order of the maturity of the installments of such interest and any such Issuer Swap Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and any such Issuer Swap Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes and to the payment of all Issuer Swap Payments secured on a parity with the Subordinate Notes then due, in order of the maturity of the installments of such interest and any such Issuer Swap Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and any such Issuer Swap Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference and, third, to the payment of the interest in default on the Junior-Subordinate Notes and to the payment of all Issuer Swap Payments secured on a parity with such Junior-Subordinate Notes then due, in order of the maturity of the installments of such interest and any such Issuer Swap Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and any such Issuer Swap Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and

          (b) if the principal of any of the Notes shall have become due by declaration of acceleration or otherwise, first to the payment of the interest and principal in default on the Senior Notes and all Issuer Swap Payments secured on a parity with the Senior Notes then due, with interest on overdue installments of principal, interest and such Issuer Swap Payments then due at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default, and such Issuer Swap Payments then due, as the case may be, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes and all Issuer Swap Payments secured on a parity with the Subordinate Notes then due, with interest on overdue installments of principal, interest and such Issuer Swap Payments then due at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and such Issuer Swap Payments then due at the same rates, respectively, such payments to be made ratably to the parties entitled thereto without discrimination or preference, third, to the payment of the principal of all Subordinate Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fourth, to the payment of the interest in default on the Junior-Subordinate Notes and all Issuer Swap Payments secured on a parity with such Junior-Subordinate Notes then due, with interest on overdue installments of principal, interest and such Issuer Swap Payments then due at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and such Issuer Swap Payments then due at the same rates, respectively, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fifth, to the payment of the principal of all Junior-Subordinate Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.

     Section 6.03. REMEDY ON DEFAULT; ADVICE OF COUNSEL. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

     Section 6.04. REMEDY ON DEFAULT; SALE OF TRUST ESTATE. Upon the happening of any Event of Default and if the principal of all of the Outstanding Notes shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request.
In addition, the Trustee may proceed to protect and enforce the rights of the Trustee, the Registered Owners of Notes hereunder and each Swap Counterparty in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Senior Notes and each Swap Counterparty secured on a parity with the Senior Notes, if required by the related Swap Agreement (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes are Outstanding hereunder, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Subordinate Notes and each Swap Counterparty secured on a parity with the Subordinate Notes, if required by the related
Swap Agreement) (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes or Subordinate Notes or Swap Agreements secured on a parity with the Subordinate Notes are Outstanding hereunder, then by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Junior-Subordinate Notes and each Swap Counterparty secured on a parity with the Junior-Subordinate Notes, if required by the related Swap Agreement).

     Section 6.05. RESTORATION OF POSITION. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer and the Trustee shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies, and powers of the Trustee and of the Registered Owners and Swap Counterparties shall continue as though no such proceeding had been taken.

     Section 6.06. PURCHASE OF PROPERTIES BY TRUSTEE OR REGISTERED OWNERS. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners, Swap Counterparty or the Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession, and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Notes hereby secured and any interest thereon due and unpaid, by presenting such Notes in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Notes so presented.

     Section 6.07. APPLICATION OF SALE PROCEEDS. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in
Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

     Section 6.08. ACCELERATED MATURITY. If an Event of Default shall have occurred and be continuing, the Trustee may declare, or upon the written direction by the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Senior Notes and each Swap Counterparty secured on a parity with the Senior Notes, if required by the related Swap Agreement (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes are Outstanding hereunder, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Subordinate Notes and each Swap Counterparty secured on a parity with the Subordinate Notes, if required by the related Swap Agreement) (or if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes or Subordinate Notes or Swap Agreements secured on a parity with the Subordinate Notes are Outstanding hereunder, then upon the written direction of the Registered Owners of at least 51% of the collective aggregate principal amount of the Outstanding Junior-Subordinate Notes and each Swap Counterparty secured on a parity with the Junior-Subordinate Notes, if required by the related Swap Agreement), and shall declare, the principal of all Notes issued hereunder, or any supplement hereto, and then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Notes or in this Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default pursuant to Section 6.01(g) hereof shall require the consent of 100% of the Registered Owners of the collective aggregate principal amount of the appropriate series of Notes and Swap Agreements, as described above.

     Section 6.09. REMEDIES NOT EXCLUSIVE. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners of Notes are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Notes, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Notes to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

     Section 6.10. DIRECTION OF TRUSTEE. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Senior Notes and each Swap Counterparty secured on a parity with the Senior Notes, if required by the related Swap Agreement hereby secured and then Outstanding (or, if no Senior Notes or Swap

Agreements secured on a parity with the Senior Notes are Outstanding hereunder, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinate Notes and each Swap Counterparty secured on a parity with the Subordinate Notes, if required by the related Swap Agreement hereby secured and then Outstanding) (or, if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes or Subordinate Notes or Swap Agreements secured on a parity with the Subordinate Notes are Outstanding hereunder, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Junior-Subordinate Notes and each Swap Counterparty secured on a parity with the Junior-Subordinate Notes, if required by the related Swap Agreement hereby secured and then Outstanding) with the prior written consent of each Swap Counterparty, if required by the related Swap Agreement, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners and Swap Counterparty, if required by the related Swap Agreement, shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Notes, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of 51% of the collective aggregate principal amount of the Senior Notes and each Swap Counterparty secured on a parity with the Senior Notes, if required by the related Swap Agreement hereby secured and then Outstanding (or, if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes are Outstanding hereunder, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Subordinate Notes and each Swap Counterparty secured on a parity with the Subordinate Notes, if required by the related Swap Agreement hereby secured and then Outstanding) (or, if no Senior Notes or Swap Agreements secured on a parity with the Senior Notes or Subordinate or Swap Agreements secured on a parity with the Subordinate Notes are Outstanding hereunder, then the Registered Owners of at least 51% of the collective aggregate principal amount of the Junior-Subordinate Notes and each Swap Counterparty secured on a parity with the Junior-Subordinate Notes, if required by the related Swap Agreement hereby secured and then Outstanding) will not be prejudicial to any non-assenting Registered Owner. Provided, however, that anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Senior Notes hereby secured and then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of the Subordinate Notes hereby secured and then Outstanding and the Registered Owners of a majority of the collective aggregate principal amount of the Junior-Subordinate Notes hereby secured and then Outstanding shall and with the written consent of each Swap Counterparty, if required by the Swap Agreement, have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     Section 6.11. RIGHT TO ENFORCE IN TRUSTEE. No Registered Owner of any Note or Swap Counterparty shall have any right as such Registered Owner or Swap Counterparty to institute any suit, action, or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner or Swap Counterparty shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Notes then Outstanding or the Swap Counterparty shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee for 30 days after receipt of such notification, request, or offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Notes or the Swap Counterparty shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than 60% of the collective aggregate principal amount of the Notes then Outstanding or the Swap Counterparty.

     Section 6.12. PHYSICAL POSSESSION OF NOTES NOT REQUIRED. In any suit or action by the Trustee arising under this Indenture or on all or any of the Notes issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Notes, but shall be entitled in all things to maintain such suit or action without their production.


                                   ARTICLE VII

                                   THE TRUSTEE

     Section 7.01. ACCEPTANCE OF TRUST. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

          (a)  Except during the continuance of an Event of Default,

              (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) Before taking any action hereunder requested by Registered Owners, the Trustee may require that it be furnished an indemnity note or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which results from the gross negligence or willful misconduct of the Trustee and negligence with respect to moneys deposited and applied pursuant to this Indenture, by reason of any action so taken by the Trustee.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The permissive right of the Trustee to do things enumerated in this Indenture or under the other transaction documents shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

          (f) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 7.02. RECITALS OF OTHERS. The recitals, statements, and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

     Section 7.03. AS TO FILING OF INDENTURE. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance or continuance of the lien or security hereof, or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to Revenue and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners of the Notes in respect of such property or pledged Revenue and Funds.

     Section 7.04. TRUSTEE MAY ACT THROUGH AGENTS. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment thereof.

     Section 7.05. ASSUMPTION OF LIABILITY AND INDEMNIFICATION OF TRUSTEE. The Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners of Notes or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer or the Board hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Sections 6.01(a), (b), (c), (d), (e) or (f) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by
(i) the Registered Owners of the percentages in principal amount of the Notes then Outstanding hereinabove specified or (ii) an Authorized Officer of the Issuer. The Issuer agrees to assume liability for and to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or arising from the Trust Estate.

     The Issuer agrees to assume any liability aggregate against the trust and to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the Preliminary Private Placement Memorandum or the final Private Placement Memorandum in connection with the issuance of the Notes or caused by any omission or alleged omission from the Preliminary Private Placement Memorandum or the final Private Placement Memorandum such information of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the assumption of liability created under this Section 7.05 does not include the assumption of any liability with respect to the payment of the Notes except as otherwise expressly provided herein. The assumption of liability by the Issuer is intended to create the same primary liability as would apply to a general partner of a limited partnership organized under the laws of the State of Delaware.

     Section 7.06. TRUSTEE'S RIGHT TO RELIANCE. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, servicer's report appraisal, opinion, Issuer Order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may be counsel for the Issuer, the Trustee, or for a Registered Owner or who may be Note Counsel), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

     Whenever in the administration hereof the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by the President or the Secretary of the Issuer; provided, however, that the Trustee may not delay any action required hereunder because the Trustee has failed to receive such certificate.

     The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Trustee shall be liable for its negligence or willful misconduct in taking such action.

     The Trustee is authorized, under this Indenture, to sell, assign, transfer, convey, or repurchase Financed Student Loans in accordance with an Issuer Order, provided that no such Financed Student Loan may be sold, assigned, transferred, or conveyed to any Person who is not an Eligible Lender. The Trustee is further authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture.

     The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document;

     Section 7.07. COMPENSATION OF TRUSTEE. The Issuer shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder, and also all its reasonable expenses, charges, and other disbursements and those of its attorneys, agents, and employees incurred in and about the administration and execution of the trusts hereby created. The Trustee may not change the amount of its annual compensation without giving the Issuer at least 90 days' written notice prior to the beginning of a Fiscal Year. In the event of a default of such payments by the Issuer, and as security for such payment, the Trustee shall have a lien therefor on the Trust Estate, the Operating Fund and the General Fund prior to any rights of the Registered Owners of the Notes.

     Section 7.08. TRUSTEE MAY OWN NOTES. The Trustee hereunder, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners of Notes or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Notes.

     Section 7.09. RESIGNATION OF TRUSTEE. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the President notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to
Section 7.11 hereof (and is qualified to be the Trustee under the requirements of Section 7.11 hereof). If no successor Trustee has been appointed by the date specified or within a period of 30 days from the receipt of the notice by the Issuer, whichever period is the longer, the Trustee may (A) appoint a temporary successor Trustee having the qualifications provided in Section 7.11 hereof or (B) request a court of competent jurisdiction to (1) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (2) appoint a Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to (A) above, the Board may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

     Section 7.10. REMOVAL OF TRUSTEE. The Trustee or any successor Trustee may be removed (i) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Outstanding Senior Notes (or if no Senior Notes are then Outstanding, a majority of the collective aggregate principal amount of the Outstanding Subordinate Notes and if no Subordinate Notes are then Outstanding, a majority of the collective aggregate principal amount of the Junior-Subordinate Notes) by an instrument or concurrent instruments in writing in duplicate by such Registered Owners, (ii) by the Issuer for cause or upon the sale or other disposition of the Trustee or its trust functions or (iii) by the Issuer without cause so long as no Event of Default exists or has existed within the last 90 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor.
One copy of any such instrument shall be filed with the Secretary of the Issuer and the other with the Trustee so removed.

     In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners of Notes by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

     Section 7.11. SUCCESSOR TRUSTEE. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Board by an instrument in writing duly authorized by resolution. In the case of any such appointment by the Board of a successor to the Trustee, the Board shall forthwith cause notice thereof to be mailed to the Registered Owners at the address of each Registered Owner appearing on the note registration books maintained by the Registrar.

     Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Board shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender. Every successor Trustee shall become a party to each and every agreement described herein to which the Trustee is a party to (including, but not limited to, each Guaranty Agreement).

     Section 7.12. MANNER OF VESTING TITLE IN TRUSTEE. Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Officer of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title, and interest of the Trustee which it succeeds, in and to pledged Revenue and Funds and such rights, powers, trusts, duties, and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign, and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

     In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

     Section 7.13. FILING OF CURRENT INFORMATION WITH TRUSTEE. The Secretary of the Issuer shall file with the Trustee on or before January 1 of each year, commencing in 1997, a certificate showing the names of the then members of the Board and the names of the President and the Secretary of the Issuer.

     Section 7.14. RIGHT OF INSPECTION. The Registered Owner of a Note shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

     Section 7.15.  LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS.
Except as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

     Section 7.16. SERVICING AGREEMENT. The Trustee acknowledges the receipt of a copy of the Servicing Agreement described in Section 4.05 hereof.

     Section 7.17. ADDITIONAL COVENANTS OF TRUSTEE. The Trustee, by the execution hereof, covenants, represents and agrees that it will not exercise any of the rights, duties, or privileges under this Indenture (particularly those enumerated in Article VI hereof or Article VII hereof) in such manner as would cause the Student Loans held or acquired under the terms hereof to be transferred, assigned, or pledged as security to any person or entity other than as permitted by this Indenture.

     Section 7.18. TRUSTEE COVENANTS WITH RESPECT TO "ELIGIBLE LENDER" STATUS. The Trustee covenants as follows:

          (a) The Trustee represents and warrants that it satisfies the requirements to be an "eligible lender" as that term is defined in the Act and covenants that it will remain and "eligible lender" so long as the Trustee remains Trustee under this Indenture; provided, however, that the Trustee shall have no responsibility or liability hereunder if it fails to remain as an "eligible lender" as a result of the actions or inactions of the Issuer or any servicer; and

          (b) The Trustee shall take such actions, but only such actions, with respect to being an "eligible lender" as shall be reasonably requested by the Issuer; such actions do not include taking steps or instituting suits, actions or proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder, for which the Issuer is solely responsible.

     Section 7.19. TRUSTEE'S STATUS AS AN "ELIGIBLE LENDER." For the purposes of this Indenture and all documents, agreements, understandings and arrangements relating to this Indenture that are executed by the Trustee, such documents have been executed by the Trustee with the understanding that it may be deemed to be an "eligible lender" under the Act. The Issuer hereby acknowledges the fact that the Trustee may be deemed an "eligible lender" under the Act and thus may be subject to certain liabilities because of such status and that the Trustee is willing to accept the status of "eligible lender" hereunder as an accommodation to the Issuer, and the Issuer hereby agrees that it will indemnify and hold harmless the Trustee and its officers, directors, employees and agents for any and all liability which may be incurred because of Trustee's status as an "eligible lender" or because of the Trustee's entering into the Indenture or any of the other transaction documents that results from the actions or inactions of the Issuer or any servicer, from the moneys available pursuant to Section 5.03(l) or in the General Fund, if any. The Issuer agrees that it will not seek recourse or commence any action against the Trustee or its officers, directors, employees or agents or any of their personal assets for the performance or payment of any obligation under the Act. The Trustee shall have no liability or responsibility with respect to any of the duties and obligations specifically undertaken by the Issuer pursuant to Section 4.08 hereof.

     Section 7.20. TRUSTEE TO CAUSE INVESTMENTS TO BE MADE. As to any Funds held by the Trustee under this Indenture, the same shall be invested by the Trustee as directed by an Issuer Order, within the limitations herein prescribed.

     Section 7.21. DUTY OF TRUSTEE WITH RESPECT TO EACH RATING AGENCY. It shall be the duty of the Trustee to notify each Rating Agency then rating any series of the Notes of (i) any change, expiration, extension, or renewal of this Indenture, (ii) redemption or defeasance of any or all the Notes, or
(iii) any change in the Trustee; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by this Indenture. The Trustee shall also promptly deliver to each Rating Agency duplicate copies of all correspondence, notices, certificates, audits, reports or other communications prepared by the Trustee and sent by the Trustee to the Registered Owners or the Issuer in accordance with this Indenture. All notices and other items to each Rating Agency required under this Section shall be in writing at the following addresses:

               Fitch Investors Service, Inc.
               One State Street Plaza
               New York, New York  10004
               Attention:     Municipal Structured Finance Group

               Standard & Poor's Ratings Services,
                 a Division of The McGraw Hill Companies, Inc.
               26 Broadway
               New York, New York 10004
               Attention: Asset-Backed Surveillance Group

     The Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any series of the Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

     Section 7.22. CONVERSION, CONSOLIDATION OR MERGER OF TRUSTEE. Any bank or trust company into which the Trustee or its successor may be converted, merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business as a whole shall be the successor of the Trustee under this Indenture with the same rights, powers, duties and obligations and subject to the same restrictions, limitations and liabilities as its predecessor, all without the execution or filing of any papers or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any of the Notes to be issued hereunder shall have been authenticated, but not delivered, any successor Trustee may adopt the certificate of any predecessor Trustee, and deliver the same as authenticated; and, in case any of such Notes shall not have been authenticated, any successor Trustee may authenticate such Notes in the name of such successor Trustee.

     Section 7.23. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.23, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.23, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII. Neither the Company nor any Person directly or indirectly controlling or controlled by, or under common control with, the Company shall serve as Trustee.

     Section 7.24. REPORTS BY TRUSTEE. Within 60 days after ________________ of each year commencing with the first _________________ after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such _________________ if required by TIA Section 313(a).

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

     Section 8.01. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners or any Swap Counterparty, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

          (a) To cure any ambiguity or formal defect or omission in this Indenture;

          (b) To grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

          (c) To subject to this Indenture additional revenues, properties or collateral;

          (d) To modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

          (e) To evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guarantee Agency or Servicer;

          (f) To add such provisions to or to amend such provisions of this Indenture as may, in Note Counsel's opinion, be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Note;

          (g) To make any change as shall be necessary in order to obtain and/or maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee, which opinion may be supported by an opinion of counsel to the Trustee, are not to the prejudice of the Registered Owner of any of the Notes;

          (h) To make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

          (i) To provide for the issuance of Additional Notes pursuant to the provisions of the Indenture, including the creation of appropriate Funds and Accounts with respect to such Additional Notes;

          (j) To make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Swap Agreement;

          (k) To create any additional Funds or Accounts under this Indenture deemed by the Trustees to be necessary or desirable;

          (l) To make changes necessary to add a letter of credit to any subclass of the Auction Notes;

          (m) To make any other change which, in the judgment of the Trustee, which judgment may be supported by an opinion of counsel to the Trustee, is not to the material prejudice of the Registered Owners or any Swap Counterparty.

     Section 8.02. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than two-thirds (2/3) of the collective aggregate principal amount of the Notes then Outstanding which in the opinion of the Trustee (which opinion may be supported by an opinion of counsel to the Trustee) are affected shall have the right, from time to time, with the prior written consent of each Swap Counterparty, if required by the related Swap Agreement (so long as such Swap Counterparty is not in default of its obligations under its Swap Agreement, all obligations of the Issuer under such Swap Agreement have not been satisfied and such Swap Agreement has not been terminated) anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section contained shall permit, or be construed as permitting (1) without the consent of the Registered Owners of all then Outstanding Notes, (a) an extension of the maturity date of the principal of or the interest on any Note, or (b) a reduction in the principal amount of any Note or the rate of interest thereon, or (c) a privilege or priority of any Note or Notes over any other Note or Notes, or (d) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Indenture, or (e) the creation of any lien other than a lien ratably securing all of the Notes at any time Outstanding hereunder or (2) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

     If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of a Note at the address shown on the registration books. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners representing the applicable percentage of the collective aggregate principal amount of the Notes Outstanding required hereby at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the substance of the amendments made by the Supplemental Indenture and the execution thereof as herein provided, no Registered Owner of any Note shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

     Section 8.03. ADDITIONAL LIMITATION ON MODIFICATION OF INDENTURE. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of Guaranteed Student Loans or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Act or Regulations are hereafter modified so as to permit the same.

     No amendment to this Indenture or to the indentures supplemental thereto shall be effective unless the Trustee receives an opinion of Note Counsel to the effect that such amendment was adopted in conformance with this Indenture.

     Section 8.04. NOTICE TO EACH RATING AGENCY. Notice of any proposed amendment or supplement to this Indenture shall be given by the Issuer to each Rating Agency, together with the proposed form thereof. In addition, the Issuer shall give notice to each Rating Agency of any intended additional parties to be designated as a Guarantee Agency or Servicer and not listed in the definition thereof, along with a request of certification of the Rating, and shall provide them with duplicate copies of all correspondence, notices, certificates, audits, reports or other communications required to be prepared by the Issuer and sent to the Trustee in accordance with this Indenture. The Issuer shall also promptly deliver to each Rating Agency such additional reports or information as is necessary for maintenance of a public rating on the Notes. The Issuer acknowledges that periodic reviews by each Rating Agency may involve discussions and/or meetings with representatives of the Issuer at mutually agreeable times.

     Section 8.05. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section __________ with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this
Section 8.05, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

     Section 8.06. CONFORMITY WITH THE TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.01. NOTICES. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Notes may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Notes in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Notes is such owner and may further require the actual deposit of such Note or Notes with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

     The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount, and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker, or other depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex or similar writing) at the following addresses:

     If intended for the Issuer:

          Union Financial Services-1, Inc.
          6991 East Camelback Road, Suite B290
          Scottsdale, Arizona 85251
          Attention: President
          Telephone: (602) 947-7703
          Telecopier: (602) 947-5452

     If intended for the Principal Office of the Trustee:

          Norwest Bank Minnesota, National Association
          Sixth Street and Marquette Avenue
          Minneapolis, Minnesota  55479-0069
          Attention:  Corporate Trust Department, Student Loan Group
          Telephone:  612-667-8058
          Telecopier:  612-667-9825

Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or telecopier or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by telex or telecopier or registered first-class mail, postage prepaid.

     Section 9.02. COVENANTS BIND ISSUER. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions, and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Notes.

     No extension of time of payment of any of the Notes shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Notes are paid in full, notwithstanding any transfer of Guaranteed Student Loans or extension of time for payment.

     Section 9.03.  LIEN CREATED.  This Indenture shall operate effectually as
(i) a grant of lien on and security interest in, and (ii) an assignment of, the Trust Estate.

     Section 9.04. SEVERABILITY OF LIEN. If the lien of this Indenture shall be or shall ever become ineffectual, invalid, or unenforceable against any part of the Trust Estate, which are not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as the Issuer had the right to pledge.

     Section 9.05. CONSENT OF REGISTERED OWNERS BINDS SUCCESSORS. Any request or consent of the Registered Owner of any Notes given for any of the purposes of this Indenture shall bind all future Registered Owners of the same Note or any Notes issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

     Section 9.06. DATE OF EXECUTION. Although this Indenture for convenience and for the purpose of reference is dated as of June 15, 1996, the actual dates of execution by the Issuer and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

     Section 9.07. NONLIABILITY OF DIRECTORS; NO GENERAL OBLIGATION. It is hereby expressly made a condition of this Indenture that any agreements, covenants, or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or Directors of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant, or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

     Section 9.08. NONPRESENTMENT OF NOTES OR INTEREST CHECKS. Should any of the Notes or interest checks not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested, except as directed by the Issuer. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of four years following the final Stated Maturity of the Notes, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer.

     Section 9.09. SECURITY AGREEMENT. This Indenture constitutes a Financing Statement and a Security Agreement under the Nevada Uniform Commercial Code.

     Section 9.10. LAWS GOVERNING. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 9.11. SEVERABILITY. Of any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

     Section 9.12. EXHIBITS. The terms of the Exhibits attached to this Indenture are incorporated herein in all particulars.

     Section 9.13. PARTIES INTERESTED HEREIN. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, the paying agent, if any, and the Registered Owners of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the paying agent, if any, and the Registered Owners of the Notes.

     Section 9.14. NOTES ARE LIMITED OBLIGATIONS. The Notes and any agreement of the Issuer mentioned herein are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

     Section 9.15. SWAP COUNTERPARTY RIGHTS. Notwithstanding any provision of this Indenture, no Swap Counterparty which shall be in default under any Swap Agreement with the Issuer shall have any of the rights granted to a Swap Counterparty hereunder.

     Section 9.16. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 9.17. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                                    ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

     Section 10.01. TRUST IRREVOCABLE. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) is fully paid or provision made for its payment as provided in this Article and the Issuer has paid all of the fees and expenses of the Trustee and given notice to the Trustee to terminate this Indenture.

     Section 10.02.  SATISFACTION OF INDENTURE.

          (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture and (ii) to each Swap Counterparty, all Issuer Swap Payments then due, then the pledge of the Trust Estate, and all covenants, agreements, and other obligations of the Issuer to the Registered Owners of Notes other than as provided in the paragraph immediately following the Granting Clauses hereof shall thereupon cease, terminate, and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Swap Counterparty, all Counterparty Swap Payments then due, at the times and in the manner stipulated in this Indenture and in the Swap Agreement, such Notes and each Swap Counterparty shall cease to be entitled to any lien, benefit, or security under this Indenture, and all covenants, agreements, and obligations of the Issuer to the Registered Owners thereof and each Swap Counterparty shall thereupon cease, terminate, and become void and be discharged and satisfied.

          (b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment or redemption thereof has been set aside and is being held in trust by the Trustee at the Stated Maturity or earlier redemption date thereof. All Outstanding Notes shall, prior to the Stated Maturity or earlier redemption thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if (i) such Notes are to be redeemed on any date prior to their Stated Maturity and (ii) the Issuer shall have given notice of redemption as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Issuer or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Notes on and prior to the redemption date or Stated Maturity thereof, as the case may be. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such redemption date or Stated Maturity thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien, or pledge, subject to verification by a certified public accountant or firm thereof that the remaining amounts in escrow are sufficient to pay the principal of and interest on the Notes as aforesaid. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America, and such Governmental Obligations shall be certified by an independent public accounting firm of national reputation to be of such amounts, maturities, and interest payment dates and to bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

          (c) Any Issuer Swap Payments are deemed to have been paid and the applicable Swap Agreement terminated when payment of all Issuer Swap Payments due and payable to each Swap Counterparty under its respective Swap Agreement have been made or duly provided for to the satisfaction of each Swap Counterparty and the respective Swap Agreement has been terminated.

          (d) In no event shall the Trustee deliver over to the Issuer any Guaranteed Student Loans unless the Issuer is an Eligible Lender, if the Act or Regulations then in effect require the owner or holder of Guaranteed Student Loans to be an Eligible Lender.

          (e) The provisions of this Section are applicable to the Notes and the Issuer Swap Payments and any portion of the Notes.

     Section 10.03. CANCELLATION OF PAID NOTES. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall forthwith be cancelled by the Trustee and, except for temporary Notes, returned to the Issuer.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01.  TERMINATION OF THE TRUST.

          (a) The trust created by this Indenture (the "Trust") shall terminate upon the earlier of (i) the later of (A) payment to the Registered Owners and to the Trustee of all amounts required to be paid to them pursuant to this Indenture and any Supplemental Indenture and the disposition of all property held as part of the Trust Estate or (B) the day following the date on which all reimbursement obligations to the Swap Counterparty, if any, and any other Person as may be provided for in any Supplemental Indenture have been paid in full, (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James) living on the date of this Indenture or (iii) subject to Section 11.01(d), upon the occurrence of a Liquidation Event (as hereinafter defined). The
     Issuer shall promptly notify the Trustee of any prospective termination pursuant to this Section 11.01.

          (b) Notice of any prospective termination, specifying the Interest Payment Date for payment of the final distribution and requesting the surrender of the Notes for cancellation, shall be given promptly by the Trustee by letter to Registered Owners mailed not less than ten nor more than fifteen days preceding the specified Interest Payment Date stating (i) the Interest Payment Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Payment of the final distribution which shall be made only upon presentation and surrender of the Notes at the Corporate Trust Office of the Trustee specified in the notice.

          (c) A "Liquidation Event" shall be deemed to have occurred, subject to Section 11.01(d), upon Dissolution of the Issuer.

          (d) The Issuer shall not voluntarily take any action that would cause it to be deemed dissolved within the meaning of this Article XI.

          In the event of the Dissolution of the Issuer or any action that would cause the Issuer to cease being deemed a general partner of the Trust if the Trust were deemed a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, and the Issuer's interest were deemed to represent the sole general partnership interest in such a partnership, the Trust shall terminate 90 days after the date of such event and its assets liquidated in accordance with Section 11.01(e) unless both of the following occur:

               (i) The Registered Owners representing Registered Owner Approval, as defined in Section 6.01 hereof, inform the Trustee in writing before the end of such 90 day period that they disapprove of the liquidation of the assets of the Trust; and

              (ii) The Issuer, the Trustee and the Swap Counterparty, if any, shall receive an Opinion of Counsel to the effect that the continuation of the Trust shall not cause the Trust to be treated as an association taxable as a corporation for federal income tax purposes.

          (e) Upon receipt by the Trustee from the Issuer of notice of the occurrence of a Liquidation Event (as defined in Section 11.01(c)), the Trustee shall, subject to the direction of the Registered Owners constituting Registered Owner Approval (provided that, if Registered Owners constituting Registered Owner Approval shall not have provided such direction to the Trustee within 30 days of the Trustee having sent a written request for such direction to the Registered Owners, the Trustee shall proceed without such direction) sell the remaining assets of the Trust Estate, if any, at public or private sale, in a commercially reasonable manner and on commercially reasonable terms. The Issuer agrees to cooperate with the Trustee to effect any such sale, including by executing such instruments of conveyance or assignment as shall be necessary or required by the purchaser. Proceeds of sale, net of expenses, shall be treated as collections on the assets of the Trust and shall be deposited into the Revenue Fund. On the next Interest Payment Date the Trustee shall cause to be paid to Registered Owners and the Issuer amounts distributable on such Interest Payment
     Date pursuant to Article V. Following the termination of the Trust, all right, title and interest in and to the Financed Eligible Loans and other property and funds in the Trust Estate (other than funds on deposit in certain accounts for the payment of expenses) shall be conveyed and transferred to the Issuer.

     Section 11.02. NOTICE. The Trustee shall give notice of termination of the Trust to the Issuer and each Rating Agency.

     IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its corporate name and behalf by the President, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its corporate name and behalf, has caused its corporate seal to be hereunto affixed by its duly authorized officer, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                              UNION FINANCIAL SERVICES-1, INC.



                              By
                                ---------------------------------------
                                   Stephen F. Butterfield
                                   President


                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                              By
                                ---------------------------------------
                                   Assistant Vice President

                                 ACKNOWLEDGMENTS


STATE OF COLORADO             ]
                              ]  ss.
CITY AND COUNTY OF DENVER     ]


     The foregoing instrument was acknowledged before me on June 18, 1996 by Stephen F. Butterfield, President of the Union Financial Services-1, Inc., a Nevada corporation, on behalf of such corporation.


[SEAL]                        ------------------------------------------------
                              Notary Public in and for the State of Colorado


My commission expires:

- ------------------------------



STATE OF COLORADO             ]
                              ]  ss.
CITY AND COUNTY OF DENVER     ]


     The foregoing instrument was acknowledged before me on June 18, 1996 by Roxanne Rouleau, an Assistant Vice President of Norwest Bank Minnesota, National Association, a banking corporation, on behalf of such corporation.



                              ------------------------------------------------
                              Notary Public in and for the State of Colorado


My commission expires:

- ------------------------------

                                   APPENDIX A

                CERTAIN TERMS AND PROVISIONS OF THE AUCTION NOTES

                                    ARTICLE I

     Section 1.01. DEFINITIONS. Except as provided below in this Section, all terms which are defined in Article I of the Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in the Indenture. In addition, the following terms shall have the following respective meanings:

     "AFTER-TAX EQUIVALENT" means the "AA" Composite Commercial Paper Rate.

     "ALL HOLD RATE" means the Applicable LIBOR Rate less .20%; provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Auction Rate.

     "APPLICABLE LIBOR RATE" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

     "AUCTION" means the implementation of the Auction Procedures on an Auction Date.

     "AUCTION AGENT" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

     "AUCTION AGENT AGREEMENT" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

     "AUCTION AGENT FEE" has the meaning set forth in the Auction Agent
Agreement.

     "AUCTION DATE" means, initially, March 20, 1996 with respect to the Class 1996A-1 Notes, April 1, 1996 with respect to the Class 1996A-2 Notes, July 15, 1996 with respect to the Class 1996A-3 Notes and July 29, 1996 with respect to the Class 1996A-4 Notes and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Class, other than:

          (a) each Auction Period commencing after the ownership of the applicable Auction Notes is no longer maintained in Book-entry Form by the Securities Depository;

          (b) each Auction Period commencing after and during the continuance of a Payment Default; or

          (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix A.

     "AUCTION NOTES" means, collectively, the Class 1996A Notes and the Additional Class 1996A Notes.

     "AUCTION NOTE INTEREST RATE" means each variable rate of interest per annum borne by an Auction Note for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 hereof; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the applicable Maximum Auction Rate.

     "AUCTION PERIOD" means the Interest Period applicable to the Auction Notes during which time the Interest Rate is determined pursuant to Section 2.02(a) hereof, which Auction Period (after the Initial Period for such Class) initially shall consist generally of (a) 7 days for the Class 1996A-1 Notes, (b) 28 days for the Class 1996A-2 Notes, (c) 28 days for the Class 1996A-3 Notes and (d) 28 days for the Class 1996A-4 Notes, as the same may be adjusted pursuant to
Section 2.02(g) hereof.

     "AUCTION PERIOD ADJUSTMENT" means an adjustment to the Auction Period as provided in Section 2.02(g) hereof.

     "AUCTION PROCEDURES" means the procedures set forth in Section 2.02(a) hereof by which the Auction Rate is determined.

     "AUCTION RATE" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.02(a)(iii)(B) hereof.

     "AUTHORIZED DENOMINATIONS" means $100,000 and any integral multiple thereof.

     "AVAILABLE AUCTION NOTES" has the meaning set forth in Section 2.02(a)(iii)(A)(1) hereof.

     "BID" has the meaning set forth in Section 2.02(a)(i)(A) hereof.

     "BID AUCTION RATE" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "BIDDER" has the meaning set forth in Section 2.02(a)(i)(A) hereof.

     "BOND EQUIVALENT YIELD" means, in respect of any security the rate for which is quoted in THE WALL STREET JOURNAL on a bank discount basis, the "bond equivalent yield" (expressed as a percentage) for such security which appears on Telerate's United States Treasury and Money Market Composite Page 0223, rounded up to the nearest one one-hundredth of one percent.

     "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which
(a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

     "BROKER-DEALER" means Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to Section 2.02(f) hereof and by Smith Barney Inc., if applicable, and
(c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "BROKER-DEALER AGREEMENT" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Amended and Restated Broker-Dealer Agreement dated as of June 15, 1996, among the Issuer, Bankers Trust Company, as Auction Agent, and Smith Barney Inc., as Broker-Dealer.

     "BROKER-DEALER FEE" has the meaning set forth in the Auction Agent
Agreement.

     "BROKER-DEALER FEE RATE" has the meaning set forth in the Auction Agent Agreement.

     "BUSINESS DAY" means a day of the year on which (a) banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed, (b) banks located in the city in which the Principal Office of the Auction Agent, as set forth in and for purposes of the Auction Agent Agreement, is located are not required or authorized to remain closed and (c) The New York Stock Exchange is not closed.

     "CARRY-OVER AMOUNT" means the excess, if any, of (a) the amount of interest on an Auction Note that would have accrued with respect to the related Interest Period at the applicable Auction Rate over (b) the amount of interest on such Auction Note actually accrued with respect to such Auction Note with respect to such Interest Period based on the applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof) together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in this Appendix A and the Auction Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

     "CLOSING DATE" means the Date of Issuance of the Series 1996A Notes (March 8, 1996) and the Date of Issuance of the Series 1996B Notes (June 19,
1996).

     "COMMERCIAL PAPER DEALER" means Smith Barney Inc., its successors and assigns, and any other commercial paper dealer appointed pursuant to Section 2.02(c) of this Appendix A.

     "ELIGIBLE CARRY-OVER MAKE-UP AMOUNT" means, with respect to each Interest Period relating to the Auction Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof) over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

     "EXISTING OWNER" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Notes.

     "EXISTING OWNER REGISTRY" means the registry of Persons who are owners of the Auction Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

     "HOLD ORDER" has the meaning set forth in Section 2.02(a)(i)(A) hereof.

     "INITIAL AUCTION AGENT" means Bankers Trust Company, a New York banking corporation, its successors and assigns.

     "INITIAL AUCTION AGENT AGREEMENT" means, collectively, the Amended and Restated Auction Agent Agreement dated as of June 15, 1996, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

     "INITIAL PERIOD" means, as to Auction Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Notes.

     "INITIAL RATE" means 5.40% for the Class 1996A-1 Notes, 5.35% for the Class 1996A-2 Notes, 5.52% for the Class 1996A-3 Notes and 5.51% for the Class 1996A-4 Notes.

     "INITIAL RATE ADJUSTMENT DATE" means (a) with respect to the Class 1996A-1 Notes, March 21, 1996, (b) with respect to the Class 1996A-2 Notes, April 2, 1996, (c) with respect to the Class 1996A-3 Notes, July 16, 1996 and (d) with respect to the Class 1996A-4 Notes, July 30, 1996.

     "INTEREST PAYMENT DATE" means (a) so long as the Auction Notes bear interest at an Auction Note Interest Rate for an Interest Period of not greater than 180 days, the Business Day immediately following the expiration of the Initial Period for such Class, and each related Auction Period thereafter and
(b) if and for so long as the Auction Notes bear interest at an Auction Note Interest Rate for an Interest Period of greater than 180 days, each January 1 and July 1.

     "INTEREST PERIOD" means, with respect to the Auction Notes, the Initial Period and each period commencing on an Interest Rate Adjustment Date for such Class and ending on the day before (a) the next Interest Rate Adjustment Date for such Class or (b) the Stated Maturity of such Class, as applicable.

     "INTEREST RATE ADJUSTMENT DATE" means the date on which an Auction Note Interest Rate is effective, and means, with respect to the Auction Notes, the date of commencement of each Auction Period.

     "INTEREST RATE DETERMINATION DATE" means, with respect to the Auction Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

     "MARKET AGENT" means Smith Barney Inc., New York, New York, in such capacity hereunder, or any successor to it in such capacity hereunder.

     "MAXIMUM AUCTION RATE" means the least of (a) either (i) the Applicable LIBOR Rate plus 1.50% (if the ratings assigned by the Rating Agency to the Auction Notes are "Aa3" and "AA-," respectively, or better) or (ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by the Rating Agency to the Auction Notes is less than "Aa3" or "AA-," respectively),
(b) the Net Loan Rate, (c) 18% and (d) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

     "NET LOAN RATE" means, with respect to the Auction Notes, the rate of interest per annum (rounded to the next highest one one-hundredth of one percent) equal to the applicable United States Treasury Security Rate plus 1.50%. For Auction Periods of 180 days or less, the applicable United States Treasury Security Rate is for 91-day United States Treasury securities, and for Auction Periods of more than 180 days, the applicable United States Treasury Security Rate is for one-year United States Treasury securities.

     "NON-PAYMENT RATE" means One-Month LIBOR plus 1.50%.

     "ONE-MONTH LIBOR," "THREE-MONTH LIBOR," "SIX-MONTH LIBOR" or "ONE-YEAR LIBOR," means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by
(a) the Auction Agent or (b) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by (i) the Auction Agent or (ii) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Interest Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Interest Period.

     "ORDER" has the meaning set forth in Section 2.02(a)(i)(A) hereof.

     "PAYMENT DEFAULT" means, with respect to a Class of the Auction Notes, (a) a default in the due and punctual payment of any installment of interest on such Class, or (b) a default in the due and punctual payment of any interest on and principal of such Class at their maturity.

     "POTENTIAL OWNER" means any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Notes).

     "PSA" means the Public Securities Association, its successors and assigns.

     "QUARTERLY AVERAGE AUCTION RATE" means the simple average of the Auction Rates for the Auction Dates preceding the current Auction Date by 91 days or less, including the current Auction Date.

     "QUARTERLY AVERAGE T-BILL RATE" means the simple average of the Bond Equivalent Yields of 91-day Treasury bills auctioned in the 91 days preceding (but not including) the current Auction Date.

     "REGULAR RECORD DATE" means the Business Day next preceding the applicable Auction Date.

     "REUTERS SCREEN LIBOR PAGE" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

     "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

     "SELL ORDER" has the meaning set forth in Section 2.02(a)(i)(A) hereof.

     "SUBMISSION DEADLINE" means 12:30 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     "SUBMITTED BID" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "SUBMITTED HOLD ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "SUBMITTED ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "SUBMITTED SELL ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "SUBSTITUTE AUCTION AGENT" means the Person with whom the Issuer and the Trustee enter into a Substitute Auction Agent Agreement.

     "SUBSTITUTE AUCTION AGENT AGREEMENT" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix A agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix A.

     "SUFFICIENT BIDS" has the meaning set forth in Section 2.02(a)(iii)(A) hereof.

     "UNITED STATES TREASURY SECURITY RATE" means, for purposes of calculating the Net Loan Rate applicable to the Auction Notes, that rate of interest per annum equal to the Bond Equivalent Yield on the applicable United States Treasury securities sold at the last auction thereof that immediately precedes the Interest Rate Adjustment Date for the Auction Notes.

     "VARIABLE RATE" means the variable rate of interest per annum, including the Initial Rate, borne by each Class of Auction Notes during the Initial Period for such Class, and each Interest Period thereafter as such rate of interest is determined in accordance with the provisions of Article II hereof.

                                   ARTICLE II

                               TERMS AND ISSUANCE

     Section 2.01. AUCTION NOTES. The Initial Rate Adjustment Date for the Class 1996A-1 Notes shall be March 21, 1996, the Initial Rate Adjustment Date for the Class 1996A-2 Notes shall be April 2, 1996, the Initial Rate Adjustment Date for the Class 1996A-3 Notes shall be July 16, 1996 and the Initial Rate Adjustment Date for the Class 1996A-4 Notes shall be July 30, 1996.

     During the Initial Period, each Class of the Auction Notes shall bear interest at the Initial Rate for such Class. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Notes shall bear interest at an Auction Note Interest Rate based on (a) a 7-day Auction Period for the Class 1996A-1 Notes, (b) a 28-day Auction Period for the Class 1996A-2 Notes,
(c) a 28-day Auction Period for the Class 1996A-3 Notes and (d) a 28-day Auction Period for the Class 1996A-4 Notes, as determined pursuant to this Section 2.01 and Section 2.02 hereof.

     For each Class of the Auction Notes during the Initial Period for such Class and each Auction Period thereafter, interest at the applicable Auction Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     The Auction Note Interest Rate to be borne by each Class of the Auction Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include (i) the fourth Business Day of the following week in the case of the Class 1996A-1 Notes and (ii) the first Business Day of the fourth following week in the case of the Class 1996A-2 Notes, the Class 1996A-3 Notes and the Class 1996A-4 Notes; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for a Class of the Auction Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for such Class. The Auction Note Interest Rate on each Class of the Auction

Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) hereof; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the Auction Note Interest Rate on such Auction Notes for the next succeeding Auction Period shall be the applicable Maximum Auction Rate.

     Notwithstanding the foregoing:

          1. if the ownership of an Auction Note is no longer maintained in Book-entry Form, the Auction Note Interest Rate on the Auction Notes of such Class for any Interest Period commencing after the delivery of certificates representing Auction Notes of such Class pursuant to the Indenture shall equal the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

          2. if a Payment Default shall have occurred, the Auction Note Interest Rate on a Class of the Auction Notes for the Interest Period for such Class commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Period.

     In accordance with Section 2.02(a)(iii)(B) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Auction Rate when such rate is not the Auction
Note Interest Rate, applicable to each Class of the Auction Notes. The Trustee shall notify the Registered Owners of Auction Notes of the applicable Auction
Note Interest Rate applicable to each such Class of Auction Notes for each Auction Period not later than the third Business Day of such Auction Period.

     Notwithstanding any other provision of the Auction Notes or this Indenture and except for the occurrence of a Payment Default, interest payable on each Class of the Auction Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Auction Rate in effect for such Auction Period.

     If the Auction Rate for a Class of Auction Notes is greater than the applicable Maximum Auction Rate, then the Variable Rate applicable to such Auction Notes for that Interest Period will be the applicable Maximum Auction Rate. If the Variable Rate applicable to such Auction Notes for any Interest Period is the applicable Maximum Auction Rate (without regard to the last two clauses of the definition thereof), the Trustee shall determine the Carry-over Amount, if any, with respect to such Auction Notes for such Interest Period. Such determination of the Carry-over Amount shall be made separately for each Class of the Auction Notes. Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. For purposes of this Appendix A, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over
Amount. Such Carry-over Amount shall be separately calculated for each Auction Note of such Class by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Registered Owner of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Interest Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Registered Owner of the Carry-over Amount applicable to each Registered Owner's Auction Note of such Class, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Registrar. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Note of such Class has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to an Auction Note of such Class, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on a Auction Note of such Class on the earliest of (i) the date of defeasance of any of the Auction Notes of such Class or (ii) the first occurring Interest Payment Date (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-Up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of this Appendix A in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

     The Carry-over Amount (and interest accrued thereon) for a Class of Auction Notes shall be paid by the Trustee on Outstanding Auction Notes of such Class on the earliest of (a) the date of defeasance of any of the Auction Notes of such Class or (b) the first occurring Interest Payment Date if and to the extent that
(i) the Eligible Carry-over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) on such Interest Payment Date there are sufficient moneys in the Senior Interest Account of the Revenue Fund to pay all interest due on the Auction Notes on such Interest Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Note which is due and payable on an Interest Payment Date, which Auction Note is to be redeemed (other than by optional redemption) on said Interest Payment Date, shall be paid to the Registered Owner thereof on said Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Interest Payment Date shall be cancelled with respect to said Auction Note that is to be redeemed (other than by optional redemption) on said Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the Auction Notes of such Class or
(b) the next occurring Interest Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Interest Payment Date on which the Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Auction Notes of such Class, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered
Owner of such Auction Note receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Note.

     The Interest Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for a Class of Auction Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Auction Notes on an Interest Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-Over Make-Up Amount.

     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to a Class of Auction Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period shall be an Auction Period, for such Class of Auction Notes shall be the applicable Maximum Auction Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Auction Rate, the Maximum Auction Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

     Section 2.02.  AUCTION NOTE INTEREST RATE.

          (a) DETERMINING THE AUCTION NOTE INTEREST RATE. By purchasing Auction Notes, whether in an Auction or otherwise, each purchaser of the Auction Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

          So long as the ownership of a Class of Auction Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Notes of such Class only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of the Auction Notes):

                 (i)     (A)  Prior to the Submission Deadline on each Auction
                 Date;

                         (1) each Existing Owner of Auction Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                              a. the principal amount of Outstanding Auction Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                              b. the principal amount of Outstanding Auction Notes, if any, which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                              c. the principal amount of Outstanding Auction Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                         and

                         (2) one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Auction Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

          The statement of an Existing Owner or a Potential Owner referred to in
     (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                    (B) (1) Subject to the provisions of Section 2.02(a)(ii) hereof, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                              a. the principal amount of Outstanding Auction Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

                              b. such principal amount, or a lesser principal amount of Outstanding Auction Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) hereof, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

                              c. such principal amount, or a lesser principal amount of Outstanding Auction Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) hereof, if the rate specified therein shall be higher than the applicable Maximum Auction Rate and Sufficient Bids have not been made.

                         (2) Subject to the provisions of Section 2.02(a)(ii) hereof, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                              a. the principal amount of Outstanding Auction Notes specified in such Sell Order; or

                              b. such principal amount, or a lesser principal amount of Outstanding Auction Notes set forth in
                         Section 2.02(a)(iv)(B)(3) hereof, if Sufficient Bids have not been made.

                         (3) Subject to the provisions of Section 2.02(a)(ii) hereof, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                              a. the principal amount of Outstanding Auction Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this
                         Section 2.02(a) shall be higher than the rate specified in such Bid; or

                              b. such principal amount, or a lesser principal amount of Outstanding Auction Notes set forth in
                         Section 2.02(a)(iv)(A)(5) hereof, if the Auction Note Interest Rate determined as provided in this
                         Section 2.02(a) shall be equal to the rate specified in such Bid.

               (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                         (1)  the name of the Bidder placing such Order;

                         (2) the aggregate principal amount of Auction Notes that are the subject of such Order;

                         (3)  to the extent that such Bidder is an Existing
                    Owner:

                              a. the principal amount of Auction Notes, if any, subject to any Hold Order placed by such Existing Owner;

                              b. the principal amount of Auction Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

                              c. the principal amount of Auction Notes, if any, subject to any Sell Order placed by such Existing Owner;

                    and

                         (4) to the extent such Bidder is a Potential Owner, the rate specified in such Potential Owner's Bid.

                    (B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                    (C) If an Order or Orders covering all Outstanding Auction Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                    (D) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                    (E) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                         (1) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Auction Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Notes owned by such Existing Owner, the aggregate principal amount of Auction Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Notes owned by such Existing Owner.

                         (2)  a.   Any Bid shall be considered valid up to an
                         amount equal to the excess of the principal amount of Outstanding Auction Notes owned by such Existing Owner over the aggregate principal amount of Auction Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                              b. subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                              c. subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                              d. in any such event, the amount of Outstanding Auction Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                         (3) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Notes owned by such Existing Owner over the aggregate principal amount of Auction Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause (2) of this paragraph
                    (E).

                    (F) If more than one Bid for Auction Notes is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                    (G) An Existing Owner that offers to purchase additional Auction Notes is, for purposes of such offer, treated as a Potential Owner.

                    (H) Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination shall be rejected.

                    (I) Any Bid specifying a rate higher than the applicable Maximum Auction Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

                    (J) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

               (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                         (1) the excess of the total principal amount of Outstanding Auction Notes over the sum of the aggregate principal amount of Outstanding Auction Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Notes"), and

                         (2)  from the Submitted Orders whether:

                              a. the aggregate principal amount of Outstanding Auction Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Auction Rate;

                    exceeds or is equal to the sum of:

                              b. the aggregate principal amount of Outstanding Auction Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Auction Rate; and

                              c. the aggregate principal amount of Outstanding Auction Notes subject to Submitted Sell Orders;

                    (in the event such excess or such equality exists, other than because all of the Outstanding Auction Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                         (3) if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                              a. (x) each Submitted Bid from Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Notes subject to such Submitted Bids; and

                              b. (x) each such Submitted Bid from Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

               the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Notes which, when added to the aggregate principal amount of Outstanding Auction Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Notes.

                    (B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                         (1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                         (2) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable Maximum Auction Rate; or

                         (3) if all Outstanding Auction Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable All Hold Rate.

                    (C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the Auction Note Interest Rate, which rate shall be the Auction Rate;

               provided, however, that in no event shall the Auction Note Interest Rate exceed the applicable Maximum Auction Rate.

               (iv) Existing Owners shall continue to own the principal amount of Auction Notes that are subject to Submitted Hold Orders. If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

               If the Auction Rate is greater than the applicable Maximum Auction Rate, the Auction Note Interest Rate shall be equal to the applicable Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Auction Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                    (A) If Sufficient Bids have been made and if the applicable Maximum Auction Rate does not apply (in which case the Auction
               Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                         (1) Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                         (2) Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                         (3) Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be accepted;

                         (4) Each Existing Owners' Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Notes (the "remaining principal amount") equal to the excess of the Available Auction Notes over the aggregate principal amount of Auction Notes subject to Submitted Bids described in clauses (2) and (3) of this
                    Section 2.02(a)(iv)(D)(1), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) hereof; and

                         (5) Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Notes over the aggregate principal amount of Auction Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) hereof.

                    (B) If Sufficient Bids have not been made (other than because all of the Outstanding Auction Notes are subject to submitted Hold Orders), or if the applicable Maximum Auction Rate applies, subject to the provisions of Section 2.02(a)(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                         (1) Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                         (2) Potential Owners' Submitted Bids specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

                         (3) each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Notes obtained by multiplying the aggregate principal amount of Auction Notes subject to Submitted Bids described in clause (2)(x) of this
                    Section 2.02(a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Notes subject to all such Submitted Bids and Submitted Sell Orders.

                    (C) If all Auction Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                    (D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                    (E) If, as a result of the procedures described in paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Notes for purchase among Potential Owners so that only Auction Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Notes.

               (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Notes to be purchased and the aggregate principal amount of Auction Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Notes to be sold differs from such aggregate principal amount of Auction Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Notes.

               (vi) Any calculation by the Auction Agent or the Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Auction Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

               (vii) Notwithstanding anything in this Appendix A to the contrary, (A) no Auction for the Auction Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Senior Interest Account of the Revenue Fund and the Senior Redemption Account of the Note Redemption Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Notes on the Interest Payment Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

          (b)  APPLICATION OF INTEREST PAYMENTS FOR THE AUCTION NOTES.

              (i) The Trustee shall determine not later than 2:00 p.m., eastern time, on the Business Day next succeeding an Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit G attached hereto to the Auction

          Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit H attached hereto to the Auction Agent by telecopy or similar means.

             (ii) Not later than 2:00 p.m., eastern time, on each anniversary of the Closing Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement. The Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Revenue Fund.

          (c) CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE AND NON-PAYMENT RATE. The Auction Agent shall calculate the applicable Maximum Auction Rate and All Hold Rate, as the case may be, on each Auction Date and shall notify the Trustee and the Broker-Dealers of the applicable Maximum Auction Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Trustee shall determine the applicable Maximum Auction Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. The Market Agent shall calculate the Index (if the Index is other than the PSA Municipal Swap Index) on each Interest Rate Determination Date and shall notify the Trustee and the Auction Agent of the Index prior to 9:30 a.m., eastern time, on each Interest Rate Determination Date. If the ownership of the Auction Notes is no longer maintained in Book-entry Form by the Securities Depository, the Trustee shall calculate the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Auction Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and
     (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Trustee or the Auction Agent, as the case may be, of the applicable Maximum Auction Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of the applicable Maximum Auction Rate and All Hold Rate. The determination by the Market Agent of the Index shall (in the absence of manifest error) be final and binding upon all parties.

          If the Federal Reserve Bank of New York does not make available its 30-day commercial paper rate for purposes of determining the "AA" Composite Commercial Paper Rate, the Auction Agent shall notify the Trustee of such fact and the Trustee shall thereupon request that an Authorized Officer promptly appoint at least two Commercial Paper Dealers (in addition to Smith Barney Inc.) to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate. Pending appointment of both such additional Commercial Paper Dealers, Smith Barney Inc. and any other Commercial Paper Dealer appointed and serving as such shall provide the required quotations, and such quotations shall be used for purposes of this Appendix A. Smith Barney Inc. is hereby appointed as a Commercial Paper Dealer to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate as provided above.

          (d)  NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES.

              (i) By 12:00 noon, eastern time, on the Business Day following each Regular Record Date, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of Auction Notes.

             (ii) At least four days prior to any Interest Payment Date, the Trustee shall:

                    (A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Notes is maintained in Book-entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and
               (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) hereof;

                    (B) pursuant to Section 2.01 hereof, advise the Registered Owners of a Class of Auction Notes of any Carry-over Amount accruing on such Auction Notes; and

                    (C) advise the Securities Depository, so long as the ownership of the Auction Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Interest Payment Date to the beneficial owners of each Class of the Auction Notes.

          If any day scheduled to be an Interest Payment Date shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old

     Interest Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Notes is maintained in Book-entry Form by the Securities Depository.

          (e)  AUCTION AGENT.

              (i) Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix A by giving at least 90 days' notice to the Trustee, the Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer or the Registered Owners of 51% of the aggregate principal amount of the Auction Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

             (ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

            (iii) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          (f)  BROKER-DEALERS.

               (i) The Auction Agent will enter into a Broker-Dealer Agreement with Smith Barney Inc., as the initial Broker-Dealer. An Authorized Officer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while Smith Barney Inc. is serving as a Broker-Dealer, Smith Barney Inc. shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld.

               (ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

          (g)  CHANGES IN AUCTION PERIOD OR PERIODS AND CERTAIN PERCENTAGES.

              (i) While any of the Auction Notes are Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the Market Agent, each Rating Agency and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit I attached hereto at least 10 days prior to the Auction Date for such Auction Period.

             (ii) Any such adjusted Auction Period shall not be less than 7 days nor more than 366 days.

            (iii) An Auction Period Adjustment shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit J attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

               In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

          (h) CHANGES IN THE AUCTION DATE. The Market Agent, with the written consent of an Authorized Officer and, if applicable, upon receipt of the opinion of Note Counsel as required below, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Appendix A with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Notes. The Market Agent shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the Market Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer, each Rating Agency and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit K attached hereto.

          In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

     Section 2.03. ADDITIONAL PROVISIONS REGARDING THE INTEREST RATES ON THE AUCTION NOTES. The determination of a Variable Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this
Article II shall be conclusive and binding on the Registered Owners of the Class of Auction Notes to which such Variable Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

     In no event shall the cumulative amount of interest paid or payable on a Class of Auction Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Notes of such Class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Notes of such Class or related documents) calculated from the date of issuance of the Auction Notes of such Class through any subsequent day during the term of the Auction Notes of such Class or otherwise prior to payment in full of the Auction Notes of such Class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Notes of such Class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Notes of such Class, or if the redemption or acceleration of the maturity of the Auction Notes of such Class results in payment to or receipt by the Registered Owner or any former Registered Owner of the Auction Notes of such Class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Notes of such Class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Notes of such Class shall be credited on the principal balance of the Auction Notes of such Class (or, if the Auction Notes of such Class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Notes of such Class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Notes of such Class and under the related documents.

     Section 2.04. QUALIFICATIONS OF MARKET AGENT. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this Appendix A. The Market Agent may resign and be discharged of the duties and obligations created by this Appendix A by giving at least 30 days notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

     In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of this Appendix A until the appointment by the Issuer of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.

                                   APPENDIX B

                         CERTAIN TERMS AND PROVISIONS OF
                THE CLASS 1996B NOTES AND THE CLASS 1996B-2 NOTES

                                    ARTICLE I

     Section 1.01. DEFINITIONS. In addition to the terms defined elsewhere in this Indenture, the following terms shall have the following meanings with respect to the Class 1996B Notes and the Class 1996B-2 Notes, unless the context otherwise requires:

     "APPLICABLE RATE" shall have the meaning set forth in Section 2.01(b) hereof.

     "AUTHORIZED DENOMINATIONS" shall mean $100,000 and any multiple thereof.

     "BOND-EQUIVALENT YIELD" shall mean, in respect of any security with a maturity of six months or less the rate for which is quoted in THE WALL STREET JOURNAL on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one one-hundredth of one percent:

          Bond Equivalent Yield  =       Q x N       x 100
                                    ---------------
                                     360 - (T x Q)

where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, holiday or day on which banks in New York, New York, or the New York Stock Exchange, the Trustee or the Calculation Agent, are authorized or permitted by law or executive order to close.

     "CALCULATION AGENT" shall mean any person appointed as such pursuant to
Section 2.07 hereof.

     "DEPOSITORY" shall mean The Depository Trust Company or any successor securities depository selected or approved by the Issuer.

     "HOLDER" as used in this Appendix B shall mean the beneficial owner of any Class 1996B Note or any Class 1996B-2 Note.

     "INITIAL INTEREST PAYMENT DATE" shall mean April 1, 1996 for the Class 1996B Notes and August 1, 1996 for the Class 1996B-2 Notes.

     "INITIAL INTEREST PERIOD" shall mean (i) for the Series 1996B Notes, the period from and including the date of delivery of the Class 1996B Notes and ending on March 31, 1996 and (ii) for the Class 1996B-2 Notes, the period from and including the date of delivery of the Class 1996B-2 Notes and ending on July 31, 1996.

     "INTEREST AMOUNT" shall mean the amount of interest distributable in respect of each $100,000 in principal amount (taken, without rounding, to .0001 of one cent) of Class 1996B Notes and Class 1996B-2 Notes for any Interest Period or part thereof, as calculated in accordance with Section 2.07 hereof.

     "INTEREST PAYMENT DATE" means (i) April 1, 1996 and the first day of each month thereafter, and the maturity date for any Class 1996B Note, (ii) August 1, 1996 and the first day of each month thereafter, and the maturity date from any Class 1996B-2 Note, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the calendar month next preceding such Interest Payment Date).

     "INTEREST PERIOD" means the Initial Interest Period for the Class 1996B Notes and the Class 1996B-2 Notes and the period beginning on the first day of each month and ending on the last day of each month.

     "LIBOR DETERMINATION DATE" shall mean the Business Day immediately preceding the first day of each Interest Period.

     "LIBOR-BASED RATE" shall mean One-Month LIBOR plus .74%.

     "MAXIMUM INTEREST RATE" shall mean the lesser of (a) 16% per annum or (b) the maximum rate of interest permitted under State law for student loan notes of the Issuer.

     "ONE-MONTH LIBOR" means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appear on the Telerate Service LIBOR Page as of approximately 11:00 a.m., London time, on the LIBOR Determination Date. If at least two such quotations appear, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such LIBOR Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Calculation Agent (if the Calculation Agent is other than the Trustee) or (ii) the Trustee, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such LIBOR Determination Date by three major banks in New York, New York selected by (x) the Calculation Agent or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of three months and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period, will be One-Month LIBOR in effect for the immediately preceding Interest Period.

     "PARTICIPANT" shall mean a member of or participant in, the Depository.

     "PAYMENT DEFAULT" shall mean failure to make payment of interest on, premium, if any, and principal of the Class 1996B Notes or the Class 1996B-2 Notes when due, by the Issuer.

     "PERSON" means and includes, unless otherwise specified, an individual, corporation, company, trust, estate partnership or association.

     "RECORD DATE" shall mean the Business Day immediately preceding the Interest Payment Date.

     "REDEMPTION DATE," when used with respect to any Class 1996B Notes or any Class 1996B-2 Notes to be redeemed, shall mean the date fixed for such redemption.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                                   ARTICLE II

                               TERMS AND ISSUANCE

     Section 2.01.  INTEREST ON THE CLASS 1996B NOTES AND THE CLASS 1996B-2
NOTES.

          (a) Interest on the Class 1996B Notes and the Class 1996B-2 Notes shall accrue for each Interest Period and shall be payable in arrears, on each Interest Payment Date.

          (b) The rate of interest on the Class 1996B Notes for the first Interest Period shall be 6.0625%. The rate of interest on the Class 1996B-2 Notes for the first Interest Period shall be 6.1892%. The rate of interest on the Class 1996B Notes and the Class

     1996B-2 Notes for each subsequent Interest Period shall be determined by the Calculation Agent on the LIBOR Determination Date and shall be the LIBOR-Based Rate.

     If a Payment Default occurs, the Applicable Rate (as defined below) with respect to the Class 1996B Notes or the Class 1996B-2 Notes shall be the same rate per annum as if no such Payment Default had occurred.

     The rate per annum at which interest is payable on the Class 1996B Notes and the Class 1996B-2 Notes for any Interest Period is herein referred to as the "Applicable Rate." Notwithstanding anything herein to the contrary, the Applicable Rate cannot exceed the Maximum Interest Rate.

     Section 2.02. PAYMENTS. So long as the Class 1996B Notes and the Class 1996B-2 Notes are registered in the name of the Depository or the nominee thereof, payment of interest (other than at maturity) and premium, if any, on, and of principal at redemption of, the Class 1996B Notes and the Class 1996B-2 Notes shall be made to the Depository by wire transfer provided proper wire instructions are received. Each Holder of Class 1996B Notes and Class 1996B-2 Notes, by such Holder's purchase of Class 1996B Notes and Class 1996B-2 Notes, appoints the Trustee as its agent in connection with the payment by such Holder of its share, if any, of the amounts payable to the Calculation Agent pursuant to Section 2.07(a) hereof.

     Section 2.03. NOTICE OF PAYMENT DEFAULTS AND CURES. By 12:30 p.m. on the Business Day immediately succeeding each Interest Payment Date, the Trustee will determine if a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, if the Calculation Agent is other than the Trustee, notify the Calculation Agent by 1:00 p.m. of such Payment Default. If a Payment Default has been cured, the Trustee shall, if the Calculation Agent is other than the Trustee, so notify the Calculation Agent by 5:00 p.m. on the day such Payment Default is cured.

     Section 2.04. CALCULATION OF RATES; TERMINATION OF BOOK ENTRY SYSTEM. The Calculation Agent shall calculate the LIBOR-Based Rate on the Business Day immediately preceding the first day of each Interest Period. The determination by the Calculation Agent of the Applicable Rate will (in the absence of manifest error) be final and binding upon the Owners of the Class 1996B Notes and the Class 1996B-2 Notes and all other parties.

     If the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is no longer maintained in book-entry form such Class 1996B Notes or such Class 1996B-2 Notes may be exchanged for other Class 1996B Notes or Class 1996B-2 Notes, in Authorized Denominations, and of a like aggregate principal amount, upon surrender of the Class 1996B Notes or the Class 1996B-2 Notes to be exchanged at the principal office of the Trustee. Class 1996B Notes and Class 1996B-2 Notes, upon surrender thereof at the principal office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Holder of its attorney duly authorized in writing, will be transferred to a transferee or transferees, in the form of one or more new fully registered Class 1996B Notes or Class 1996B-2 Notes, in Authorized

Denomination, and of a like aggregate principal amount having the same interest rate and bearing numbers not previously assigned.

     In all cases in which the privilege of exchanging or transferring Class 1996B Notes or Class 1996B-2 Notes is exercised, the Issuer will cause to be executed and delivered Class 1996B Notes or Class 1996B-2 Notes in accordance with the provisions of the Resolution. For every such exchange or transfer of Class 1996B Notes or Class 1996B-2 Notes, the Trustee will require payment by the Holder of any tax or other governmental charge required to be paid with respect to such exchange or transfer. All expenses, other than any tax or other government charge, incurred by the Trustee or the Issuer with respect to each such transfer or exchange will be paid by the Issuer.

     The Trustee will not be required to transfer any Class 1996B Note or any Class 1996B-2 Note during the period of five Business Days next preceding the mailing of notice of redemption as described herein. After giving of such notice of redemption, the Trustee will not be required to transfer or exchange any Class 1996B Note or any Class 1996B-2 Note, which Class 1996B Note or Class 1996B-2 Note or portion thereof has been called for redemption.

     Section 2.05. COMPUTATION OF INTEREST. The amount of interest distributable to Holders of Class 1996B Notes and Class 1996B-2 Notes in respect of each $100,000 in principal amount thereof for any Interest Period or part thereof shall be calculated by applying the Applicable Rate for such Interest Period or part thereof to the principal amount of $100,000, multiplying such product by the actual number of days in the Interest Period or part thereof concerned divided by 360, and truncating the resultant figure to the nearest one cent. Interest on the Class 1996B Notes and the Class 1996B-2 Notes shall be computed by the Trustee on the basis of a 360-day year for the number of days actually elapsed. In the event an Interest Payment Date occurs with respect to any Interest Period on a date other than the first day of the next Interest Period, the Trustee, after confirming the calculation required above, shall calculate the portion of the Interest Amount payable on such Interest Payment Date and the portion payable on the next succeeding Interest Payment Date.

     Section 2.06.  NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES.

          (a) The Trustee shall determine the aggregate amount of interest distributable on the next succeeding Interest Payment Date to the Holders of the Class 1996B Notes and the Class 1996B-2 Notes. So long as the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, the Trustee shall advise the Depository of each Record Date for the Class 1996B Notes or the Class 1996B-2 Notes at least two Business Days prior thereto.

          (b) Promptly after the Date of Issue and each Interest Payment Date, and in any event at least 10 days prior to each Interest Payment Date following the Initial Interest Payment Date, the Trustee shall:

              (i) so long as no Payment Default has occurred and is continuing and the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, confirm the Calculation Agent's determination of (1) the date of such next
         Interest Payment Date and (2) the amount payable to the Calculation Agent and notify the Calculation Agent of any discrepancy therein; and

             (ii) advise the Depository, so long as the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, of the Applicable Rate and the Interest Amount in respect of the next succeeding Interest Period.

     Section 2.07.  CALCULATION AGENT.

          (a) Smith Barney Inc. shall serve as the initial Calculation Agent for the Class 1996B Notes and the Class 1996B-2 Notes. The Calculation Agent shall be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof, and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it hereunder. The Calculation Agent may resign and be discharged of the duties and obligations created hereunder by giving at least 90 days' written notice to the Issuer and the Trustee (30 days' written notice if the Calculation Agent has not been paid its fee for more than 30 days). The Calculation Agent may be removed at any time by the Trustee if the Calculation Agent is an entity other than the Trustee, acting at the direction of the Issuer or the holders of 51% of the aggregate principal amount of the Class 1996B Notes or the Class 1996B-2 Notes, by an instrument signed by the Trustee and filed with the Calculation Agent and the Issuer upon at least 90 days' notice. If the Calculation Agent and the Trustee are the same entity, the Calculation Agent may be removed as described above, with the Issuer acting in lieu of the Trustee.

          (b) In the event that the Calculation Agent shall resign or be removed or dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Issuer shall use its best efforts to appoint a successor as Calculation Agent, and the Trustee shall thereupon enter into an agreement with such successor to perform the duties of the Calculation Agent as described herein.

          (c) The Calculation Agent (if other than the Trustee) shall be acting as agent for the Trustee, as trustee, registrar and paying agent for the Class 1996B Notes and the Class 1996B-2 Notes, in connection with its duties hereunder. In the absence of bad faith or negligence on its part, the Calculation Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder and shall not be liable for any error of judgment made in good faith unless the Calculation Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

     Section 2.08. CREDIT RATINGS. The Issuer shall take all reasonable action necessary to enable at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the SEC under the Securities Exchange Act) to provide credit ratings for the Class 1996B Notes and the Class 1996B-2 Notes.

     Section 2.09. NOTICE. The Issuer shall use its best efforts to provide the Trustee and, so long as no Payment Default has occurred and is continuing and the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, the Calculation Agent with notice of any change in the maximum rate permitted by law on the Class 1996B Notes and the Class 1996B-2 Notes.

     Section 2.10.  NOTICE OF PAYMENT DEFAULT.

          (a) If the Issuer determines that a Payment Default has occurred the Issuer shall promptly notify the Trustee thereof.

          (b) So long as the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, upon the occurrence of a Payment Default the Trustee shall immediately send a notice thereof to the Calculation Agent by telecopy or similar means.

          (c) So long as the ownership of the Class 1996B Notes or the Class 1996B-2 Notes is maintained in book-entry form by the Depository, the Trustee shall immediately send notice to the Calculation Agent by telecopy or similar means if a Payment Default is cured.

                                   EXHIBIT A-1

                       FORM OF CLASS 1996A[-1][-2] SENIOR
                       (AUCTION RATE SECURITIES (ARS-SM-))


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE ACT. AS PROVIDED IN THE INDENTURE DESCRIBED BELOW, NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 144A UNDER THE ACT OR TO INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT AND EXEMPT FROM APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND IN ACCORDANCE WITH THE INDENTURE. NEITHER THE ISSUER NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

     EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.



                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTE
                           SENIOR CLASS 1996A[-1] [-2]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)

REGISTERED NO. R-                                         REGISTERED $__________

MATURITY DATE:   INTEREST RATE:   ORIGINAL ISSUE DATE    CUSIP NO.
July 1, 2014        Variable         March 8, 1996       906619A__

PRINCIPAL SUM:                                                           DOLLARS
REGISTERED OWNER: CEDE & CO.


     UNION FINANCIAL SERVICES-1, INC., a corporation organized under the corporation laws of the State of Nevada (the "Issuer," which term includes any successor corporation under


                                    A-1-1
the Amended and Restated Indenture of Trust, dated as of June 15, 1996 (as amended, the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Principal Office of the Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full.

     Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

     This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealer for the initial Auction Period pursuant to the Broker-Dealer Agreement, written notice of which shall be given to the Trustee. For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate determined in accordance with the provisions of Appendix A of the Indenture, payable on each Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at the Auction Rate established from time to time pursuant to Appendix A of the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     This note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix A of the Indenture, generally consist of [7 or 28] days, all as determined in Appendix A of the Indenture.

     THE AUCTION PERIOD, THE AUCTION RATE, THE METHOD OF DETERMINING THE AUCTION RATE ON THIS NOTE AND THE AUCTION PROCEDURES RELATED THERETO, AN AUCTION PERIOD ADJUSTMENT, A CHANGE IN THE AUCTION DATE AND THE INTEREST PAYMENT DATES WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF, INCLUDING, WITHOUT LIMITATION, REQUIRED NOTICES THEREOF TO THE EXISTING OWNERS OF THE AUCTION NOTES, THE INDENTURE AND THE AUCTION AGENT AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

     Such interest is payable by check or draft drawn upon the Trustee and mailed or wire transfer on the Interest Payment Date to the person who is the Registered Owner hereof on


                                    A-1-2
the Record Date at the address of such Registered Owner as it appears on the registration books (the "Note Register") maintained by the Trustee.

     The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

     This note is one of a series of notes of the Issuer designated Taxable Student Loan Asset-Backed Notes, Senior Class 1996A[-1] [-2] Auction Rate Securities (ARS-SM-), dated the Original Issue Date, in the aggregate original principal amount of $48,300,000 (the "Class 1996A[-1][-2] Notes") which, together with the Issuer's Taxable Student Loan Asset-Backed Notes, Senior Class 1996A[-1][-2] Auction Rate Securities (ARS-SM-) issued in the collective aggregate principal amount of $48,300,000 (the "Class 1996A[-1][-2]") (collectively, the "Class 1996A Notes") and the Issuer's Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B LIBOR Rate issued in the aggregate principal amount of $11,100,000 (the "Class 1996B Notes") have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The proceeds of such notes will be used by the Issuer, together with other moneys of the Issuer, for the purpose of financing the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class 1996A Notes and the Class 1996B Notes as may be determined by the Issuer. The Class 1996A Notes and the Class 1996B Notes and any Additional Notes are collectively referred to herein as the "Notes."

     MANDATORY REDEMPTION. This note is subject to mandatory redemption by the Issuer, in whole or in part, on any Interest Payment Date from certain moneys in the Senior Note Redemption Account of the Note Redemption Fund created pursuant to the Indenture at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date.

     This note is also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption thereof from moneys in the Senior Note Redemption Account of the Note Redemption Fund on the Interest Payment Date next succeeding January 1, 1998, to the extent that moneys remain in the Series 1996 Loan Account of the Student Loan Fund on such date, unless, no such mandatory redemption is needed to maintain the ratings on certain of the Notes as provided in the Indenture.

     This note is also subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest on any Interest Payment Date when excess revenue moneys are deposited in the Senior Note Redemption Account from the Revenue Fund.


                                    A-1-3

     OPTIONAL REDEMPTION. This note is subject to redemption at the option of the Issuer, in whole or in part, from any source of funds on any Interest Payment Date at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest, if any, to the redemption date.

     EXTRAORDINARY OPTIONAL REDEMPTION. This note is also subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust have place unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture.

     OPTIONAL PURCHASE. The Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on the Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs.

     NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption shall be given by the Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Registered Owners of the Notes to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Auction Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.

     MANDATORY EXCHANGE OF NOTES. The Notes are subject to mandatory exchange, from time to time, in whole or in part, for Exchange Notes on any Exchange Date. Such mandatory exchange shall be effective on the Exchange Date specified by the Trustee in a notice, upon receipt by the Trustee of immediately available funds from the Issuer equal to the amount of accrued interest to the Exchange Date due and payable with respect to the Notes subject to mandatory exchange. Notice of exchange of the Notes will be given by the Trustee not less than 10 calendar days prior to the Exchange Date to the Registered Owners of the Notes.

     SWAP AGREEMENTS. The Indenture provides that the Issuer may enter into an interest rate swap or basis agreement between the Issuer and a swap provider (a "Swap Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved in writing by the Rating Agency, for the purpose of


                                    A-1-4
converting in whole or in part the Issuer's variable interest rate liability on all or a portion of the Notes bearing interest at a variable rate issued on a parity therewith to a fixed rate liability or for the purpose of converting in whole or in part the Issuer's fixed interest rate liability on all or a portion of any Additional Notes bearing interest at a fixed rate issued on a parity therewith to a variable rate liability. Payments due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement) are referred to herein as "Issuer Swap Payments."

     The principal of and interest on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes are payable on a superior basis to such payments on the Class 1996B Notes and any Additional Notes issued on a parity or subordinate to the Class 1996B Notes; provided, however, that current principal and interest may be paid on the Class 1996B Notes and any Additional Notes issued on a parity with the Class 1996B Notes or subordinate to the Class 1996B Notes if all principal and interest payments due and owing at such time on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes have been previously made or provided for as provided in the Indenture.

     Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

     THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

     No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor


                                    A-1-5
against the State of Nevada, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

     This note is transferable on the Note Register kept for that purpose by the Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the principal office of the Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Trustee.

     Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

     The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (i) on the record date for purposes of receiving timely payment of interest hereon, and (ii) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (iii) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

     To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

     The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.


                                    A-1-6

     Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

     It is hereby certified and recited that all acts and things required by the laws of the State of Nevada to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.





















                                    A-1-7

     IN TESTIMONY WHEREOF, the Board of Directors of UNION FINANCIAL SERVICES-1, INC. has caused the seal of the Issuer to be impressed or a facsimile thereof to be printed hereon, and this note to be executed by the President and Secretary of the Issuer all as of the Original Issue Date.

[SEAL]                        UNION FINANCIAL SERVICES-1, INC.



                              By
                                ---------------------------------------
                                   Stephen F. Butterfield
                                   President



                              By
                                ---------------------------------------
                                   Ronald W. Page
                                   Secretary







                                    A-1-8

                          CERTIFICATE OF AUTHENTICATION


     This note is one of the Class 1996A[-1][-2] Notes designated therein and described in the within-mentioned Indenture.

                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                              By
                                ---------------------------------------
                                   Authorized Signatory

AUTHENTICATION DATE:


- ------------------------------












                                    A-1-9

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

DATED:                        SIGNED:
      -----------------------        --------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


- --------------------------------
A Member of The New York Stock
Exchange or a State or National
Bank



















                                    A-1-10

                                 EXHIBIT A-2

                FORM OF CLASS 1996B SUBORDINATE LIBOR RATE NOTES


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE ACT. AS PROVIDED IN THE INDENTURE DESCRIBED BELOW, NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 144A UNDER THE ACT OR TO INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT AND EXEMPT FROM APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND IN ACCORDANCE WITH THE INDENTURE. NEITHER THE ISSUER NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

     EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.


                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTE
                             SUBORDINATE CLASS 1996B
                                   LIBOR RATE

REGISTERED NO. R-1                                     REGISTERED $__________

MATURITY DATE:      INTEREST RATE:     ORIGINAL ISSUE DATE    CUSIP NO.

July 1, 2014        Variable           March 8, 1996          906619 AC5

PRINCIPAL SUM:                                                       DOLLARS
REGISTERED OWNER: CEDE & CO.


     UNION FINANCIAL SERVICES-1, INC., a corporation organized under the corporation laws of the State of Nevada (the "Issuer," which term includes any successor corporation under the Amended and Restated Indenture of Trust, dated as of June 15, 1996 (as amended, the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee




                                 A-2-1

(the "Trustee," which term includes any successor trustee under the Indenture)), for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Principal Office of the Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full, at the LIBOR-Based Rate on the first Business Day of each month (each an "Interest Payment Date"), commencing April 1, 1996. Such interest is payable by check or draft drawn upon the Trustee and mailed on the Interest Payment Date to the person who is the Registered Owner hereof on the Record Date at the address of such Registered Owner as it appears on the registration books (the "Note Register") maintained by the Trustee.

     Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

     This note shall bear interest at LIBOR-Based Rate until adjusted pursuant to the Indenture, all as determined in Appendix B of the Indenture.

     The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

     Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

     This note is one of a series of notes of the Issuer designated Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B LIBOR Rate, dated the Original Issue Date, in the aggregate original principal amount of $11,100,000 (the "Class 1996B Notes") which, together with the Issuer's Taxable Student Loan Asset-Backed Notes, Senior Class 1996A Auction Rate issued in the aggregate principal amount of $96,600,000 (the "Class 1996A Notes") have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The proceeds of such notes will be used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class 1996A Notes or the Class 1996B Notes as determined by the Issuer. The Class 1996A Notes and the Class 1996B Notes and any Additional Notes are collectively referred to herein as the "Notes."




                                  A-2-2

     MANDATORY REDEMPTION. This note is subject to redemption by the Issuer, in whole or in part, on any Interest Payment Date on or after May 1, 1999, from certain moneys in the Subordinate Note Redemption Account of the Note Redemption Fund created pursuant to the Indenture at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date.

     This note is also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption thereof from moneys in the Subordinate Note Redemption Account of the Note Redemption Fund on an Interest Payment Date succeeding January 1, 1998, to the extent that moneys remain in the Series 1996 Loan Account of the Student Loan Fund on such date; unless no such mandatory redemption is needed to maintain the ratings on certain of the Notes as provided in the Indenture.

     EXTRAORDINARY OPTIONAL REDEMPTION. This note is subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture.

     OPTIONAL REDEMPTION. This note is subject to redemption at the option of the Issuer from any source of funds, in whole or in part, on any Interest Payment Date on or after May 1, 1999, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest on the date of redemption.

     OPTIONAL PURCHASE. The Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on the Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs.

     NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption or purchase shall be given by the Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Registered Owners of Notes to be redeemed or purchased in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.




                                 A-2-3

     MANDATORY EXCHANGE OF NOTES. The Notes are subject to mandatory exchange, from time to time, in whole, for Exchange Notes on any Exchange Date. Such mandatory exchange shall be effective on the Exchange Date specified by the Trustee in a notice, upon receipt by the Trustee of immediately available funds from the Issuer equal to the amount of accrued interest to the Exchange Date due and payable with respect to the Notes subject to mandatory exchange. Notice of exchange of the Notes will be given by the Trustee not less than 10 calendar days prior to the Exchange Date to the Registered Owners of the Notes.

     SWAP AGREEMENTS. The Indenture provides that the Issuer may enter into an interest rate swap or basis agreement between the Issuer and a swap provider (a "Swap Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved in writing by each of the Rating Agency, for the purpose of converting in whole or in part the Issuer's variable interest rate liability on all or a portion of the Notes bearing interest at a variable rate issued on a parity therewith to a fixed rate liability or for the purpose of converting in whole or in part the Issuer's fixed interest rate liability on all or a portion of any Additional Notes bearing interest at a fixed rate issued on a parity therewith or subordinate to a variable rate liability. Payments due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement) are referred to herein as "Issuer Swap Payments."

     The principal of and interest on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes are payable on a superior basis to such payments on the Class 1996B Notes and any Additional Notes issued on a parity with or subordinate to the Class 1996B Notes; provided, however, that current principal and interest may be paid on the Class 1996B Notes and any Additional Notes issued on a parity with or subordinate to the Class 1996B Notes if all principal and interest payments due and owing at such time on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes have been previously made or provided for as provided in the Indenture. The principal of and interest on the Class 1996B Notes and any Additional Notes issued on a parity with the Class 1996B Notes and any Issuer Swap Payments secured on a parity with the Class 1996B Notes are payable on a superior basis to such payments on any Additional Notes issued subordinate to the Class 1996B Notes.

     Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and




                                 A-2-4
remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

     THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

     No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

     This note is transferable on the Note Register kept for that purpose by the Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the principal office of the Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Trustee.

     Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

     The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (i) on the record date for purposes of receiving timely payment of interest hereon, and (ii) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (iii) for all other




                                 A-2-5
purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

     To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

     The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

     Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

     It is hereby certified and recited that all acts and things required by the laws of the State of Nevada to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.





                                 A-2-6

     IN TESTIMONY WHEREOF, the Board of Directors of UNION FINANCIAL SERVICES-1, INC. has caused the seal of the Issuer to be impressed or a facsimile thereof to be printed hereon, and this note to be executed by the President and Secretary of the Issuer all as of the Original Issue Date.

[SEAL]                                 UNION FINANCIAL SERVICES-1, INC.



                                       By
                                          ------------------------------------
                                            Stephen F. Butterfield
                                            President



                                       By
                                          ------------------------------------
                                            Ronald W. Page
                                            Secretary








                                  A-2-7

                          CERTIFICATE OF AUTHENTICATION


     This note is one of the Class 1996B Notes designated therein and described in the within-mentioned Indenture.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By
                                         -------------------------------------
                                            Authorized Signatory

AUTHENTICATION DATE:


- ----------------------







                                 A-2-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints _________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

DATED:                        SIGNED:
      -------------------             ----------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


- -------------------------------
A Member of The New York Stock
Exchange or a State or National
Bank


                        (End of Form of Class 1996B Note)





                                 A-2-9

                                   EXHIBIT A-3

                       FORM OF CLASS 1996A[-3][-4] SENIOR
                       (AUCTION RATE SECURITIES (ARS-SM-))


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE ACT. AS PROVIDED IN THE INDENTURE DESCRIBED BELOW, NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 144A UNDER THE ACT OR TO INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT AND EXEMPT FROM APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND IN ACCORDANCE WITH THE INDENTURE. NEITHER THE ISSUER NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

     EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.



                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTE
                           SENIOR CLASS 1996A[-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)

REGISTERED NO. R-                                       REGISTERED $_________


MATURITY DATE:      INTEREST RATE:     ORIGINAL ISSUE DATE    CUSIP NO.

July 1, 2014        Variable           March 8, 1996          906619A__

PRINCIPAL SUM:                                                       DOLLARS
REGISTERED OWNER: CEDE & CO.


     UNION FINANCIAL SERVICES-1, INC., a corporation organized under the corporation laws of the State of Nevada (the "Issuer," which term includes any successor corporation under




                                 A-3-1
the Amended and Restated Indenture of Trust, dated as of June 15, 1996 (as amended, the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Principal Office of the Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full.

     Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

     This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealer for the initial Auction Period pursuant to the Broker-Dealer Agreement, written notice of which shall be given to the Trustee. For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate determined in accordance with the provisions of Appendix A of the Indenture, payable on each Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at the Auction Rate established from time to time pursuant to Appendix A of the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     This note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix A of the Indenture, generally consist of 28 days, all as determined in Appendix A of the Indenture.

     THE AUCTION PERIOD, THE AUCTION RATE, THE METHOD OF DETERMINING THE AUCTION RATE ON THIS NOTE AND THE AUCTION PROCEDURES RELATED THERETO, AN AUCTION PERIOD ADJUSTMENT, A CHANGE IN THE AUCTION DATE AND THE INTEREST PAYMENT DATES WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF, INCLUDING, WITHOUT LIMITATION, REQUIRED NOTICES THEREOF TO THE EXISTING OWNERS OF THE AUCTION NOTES, THE INDENTURE AND THE AUCTION AGENT AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

     Such interest is payable by check or draft drawn upon the Trustee and mailed or wire transfer on the Interest Payment Date to the person who is the Registered Owner hereof on the




                                 A-3-2

Record Date at the address of such Registered Owner as it appears on the registration books (the "Note Register") maintained by the Trustee.

     The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

     This note is one of a series of notes of the Issuer designated Taxable Student Loan Asset-Backed Notes, Senior Class 1996A[-3][-4] Auction Rate Securities (ARS-SM-), dated the Original Issue Date, in the aggregate original principal amount of $__________ (the "Class A[-3][-4] Notes") which, together with the Issuer's Taxable Student Loan Asset-Backed Notes, Senior Class A[-3][-4] Auction Rate Securities (ARS-SM-) issued in the collective aggregate principal amount of $__________ (the "Class 1996A[-3][-4]") (collectively, the "Class A Notes") and the Issuer's Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B-2 LIBOR Rate issued in the aggregate principal amount of $14,200,000 (the "Class B-2 Notes") have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The proceeds of such notes will be used by the Issuer, together with other moneys of the Issuer, for the purpose of financing the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Issuer has previously issued $48,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-1 Auction Rate Securities (ARS-SM-) (the "Class A-1 Notes"), $48,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-2 Auction Rate Securities (ARS-SM-) (the "Class A-2 Notes") and $11,100,000 of its Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B LIBOR Rate (the "Class B Notes"). The Class A-1 Notes, the Class A-2 Notes and the Class A Notes are collectively referred to herein as the "Class 1996A Notes." The Class B Notes and the Class B-2 Notes are collectively referred to herein as the "Class 1996B Notes." The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class 1996A Notes and the Class 1996B Notes as may be determined by the Issuer. The Class 1996A Notes and the Class 1996B Notes and any Additional Notes are collectively referred to herein as the "Notes."

     MANDATORY REDEMPTION. This note is subject to mandatory redemption by the Issuer, in whole or in part, on any Interest Payment Date from certain moneys in the Senior Note Redemption Account of the Note Redemption Fund created pursuant to the Indenture at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date.

     This note is also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption thereof from moneys in the Senior Note Redemption Account of the Note Redemption Fund on the Interest Payment Date next succeeding January 1, 1998, to the extent that moneys remain in the Series 1996 Loan Account of the Student Loan Fund on such date, unless, no such




                                 A-3-3
mandatory redemption is needed to maintain the ratings on certain of the Notes as provided in the Indenture.

     This note is also subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest on any Interest Payment Date when excess revenue moneys are deposited in the Senior Note Redemption Account from the Revenue Fund.

     OPTIONAL REDEMPTION. This note is subject to redemption at the option of the Issuer, in whole or in part, from any source of funds on any Interest Payment Date at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest, if any, to the redemption date.

     EXTRAORDINARY OPTIONAL REDEMPTION. This note is also subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust have place unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture.

     OPTIONAL PURCHASE. The Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on the Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs.

     NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption shall be given by the Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Registered Owners of the Notes to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Auction Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.

     MANDATORY EXCHANGE OF NOTES. The Notes are subject to mandatory exchange, from time to time, in whole or in part, for Exchange Notes on any Exchange Date. Such mandatory exchange shall be effective on the Exchange Date specified by the Trustee in a notice, upon receipt by the Trustee of immediately available funds from the Issuer equal to the amount of accrued interest to the Exchange Date due and payable with respect to the Notes subject to




                                 A-3-4
mandatory exchange. Notice of exchange of the Notes will be given by the Trustee not less than 10 calendar days prior to the Exchange Date to the Registered Owners of the Notes.

     SWAP AGREEMENTS. The Indenture provides that the Issuer may enter into an interest rate swap or basis agreement between the Issuer and a swap provider (a "Swap Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved in writing by the Rating Agency, for the purpose of converting in whole or in part the Issuer's variable interest rate liability on all or a portion of the Notes bearing interest at a variable rate issued on a parity therewith to a fixed rate liability or for the purpose of converting in whole or in part the Issuer's fixed interest rate liability on all or a portion of any Additional Notes bearing interest at a fixed rate issued on a parity therewith to a variable rate liability. Payments due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement) are referred to herein as "Issuer Swap Payments."

     The principal of and interest on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes are payable on a superior basis to such payments on the Class 1996B Notes and any Additional Notes issued on a parity or subordinate to the Class 1996B Notes; provided, however, that current principal and interest may be paid on the Class 1996B Notes and any Additional Notes issued on a parity with the Class 1996B Notes or subordinate to the Class 1996B Notes if all principal and interest payments due and owing at such time on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes have been previously made or provided for as provided in the Indenture.

     Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.





                                 A-3-5

     THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

     No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nevada, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

     Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the principal office of the Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Trustee.

     Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

     The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (i) on the record date for purposes of receiving timely payment of interest hereon, and (ii) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (iii) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

     To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount,




                                 A-3-6

Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

     The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

     Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

     It is hereby certified and recited that all acts and things required by the laws of the State of Nevada to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.




                                 A-3-7

     IN TESTIMONY WHEREOF, the Board of Directors of UNION FINANCIAL SERVICES-1, INC. has caused the seal of the Issuer to be impressed or a facsimile thereof to be printed hereon, and this note to be executed by the President and Secretary of the Issuer all as of the Original Issue Date.

[SEAL]                                 UNION FINANCIAL SERVICES-1, INC.



                                       By
                                          ------------------------------------
                                            Stephen F. Butterfield
                                            President



                                       By
                                          ------------------------------------
                                            Ronald W. Page
                                            Secretary






                                 A-3-8

                          CERTIFICATE OF AUTHENTICATION


     This note is one of the Class 1996A[-3][-4] Notes designated therein and described in the within-mentioned Indenture.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By
                                          ------------------------------------
                                            Authorized Signatory

AUTHENTICATION DATE:


- ----------------------




                                 A-3-9

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

DATED:                        SIGNED:
                                     -----------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


- -------------------------------
A Member of The New York Stock
Exchange or a State or National
Bank





                                 A-3-10

                                   EXHIBIT A-4

               FORM OF CLASS 1996B-2 SUBORDINATE LIBOR RATE NOTES


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE ACT. AS PROVIDED IN THE INDENTURE DESCRIBED BELOW, NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 144A UNDER THE ACT OR TO INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT AND EXEMPT FROM APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND IN ACCORDANCE WITH THE INDENTURE. NEITHER THE ISSUER NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

     EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.


                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTE
                            SUBORDINATE CLASS 1996B-2
                                   LIBOR RATE

REGISTERED NO. R-1                                       REGISTERED $__________

MATURITY DATE:   INTEREST RATE:   ORIGINAL ISSUE DATE   CUSIP NO.

July 1, 2014        Variable         June 19, 1996      906619 AF8

PRINCIPAL SUM:                                                           DOLLARS
REGISTERED OWNER: CEDE & CO.


     UNION FINANCIAL SERVICES-1, INC., a corporation organized under the corporation laws of the State of Nevada (the "Issuer," which term includes any successor corporation under the Amended and Restated Indenture of Trust, dated as of June 15, 1996 (as amended, the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee

                                    A-4-1

(the "Trustee," which term includes any successor trustee under the Indenture)), for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Principal Office of the Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full, at the LIBOR-Based Rate on the first Business Day of each month (each an "Interest Payment Date"), commencing August 1, 1996. Such interest is payable by check or draft drawn upon the Trustee and mailed on the Interest Payment Date to the person who is the Registered Owner hereof on the Record Date at the address of such Registered Owner as it appears on the registration books (the "Note Register") maintained by the Trustee.

     Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

     This note shall bear interest at LIBOR-Based Rate until adjusted pursuant to the Indenture, all as determined in Appendix B of the Indenture.

     The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

     Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

     This note is one of a series of notes of the Issuer designated Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B-2 LIBOR Rate, dated the Original Issue Date, in the aggregate original principal amount of $14,200,000 (the "Class 1996B-2 Notes") which, together with the Issuer's Taxable Student Loan Asset-Backed Notes, Senior Class 1996A Auction Rate issued in the aggregate principal amount of $128,000,000 (the "Class A Notes") have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The Issuer has previously issued $48,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-1 Auction Rate Securities (ARS-SM-) (the "Class A-1 Notes"), $48,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-2 Auction Rate Securities (ARS-SM-) (the "Class A-2 Notes") and $11,100,000 of its Taxable Student Loan Asset-Backed Notes, Subordinate Class 1996B LIBOR Rate (the "Class B Notes"). The Class A-1 Notes, the Class A-2 Notes and the Class A Notes are collectively referred to herein as the "Class 1996A Notes." The Class B Notes and the Class B-2 Notes are collectively referred to

                                    A-4-2
herein as the "Class 1996B Notes."   The proceeds of such notes will be used
by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class 1996A Notes or the Class 1996B Notes as determined by the Issuer. The Class 1996A Notes and the Class 1996B Notes and any Additional Notes are collectively referred to herein as the "Notes."

     MANDATORY REDEMPTION. This note is subject to redemption by the Issuer, in whole or in part, on any Interest Payment Date on or after May 1, 1999, from certain moneys in the Subordinate Note Redemption Account of the Note Redemption Fund created pursuant to the Indenture at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date.

     This note is also subject to mandatory redemption by the Issuer at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption thereof from moneys in the Subordinate Note Redemption Account of the Note Redemption Fund on an Interest Payment Date succeeding January 1, 1998, to the extent that moneys remain in the Series 1996 Loan Account of the Student Loan Fund on such date; unless no such mandatory redemption is needed to maintain the ratings on certain of the Notes as provided in the Indenture.

     EXTRAORDINARY OPTIONAL REDEMPTION. This note is subject to extraordinary optional redemption, at the option of the Issuer, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest to the date of redemption, without premium in whole or in part on any Interest Payment Date, if the Issuer reasonably determines that it is unable to acquire Financed Eligible Loans, that the rate of return on Financed Eligible Loans has materially decreased, or that the costs of administering the Trust have placed unreasonable burdens upon the ability of the Issuer to perform its obligations under the Indenture.

     OPTIONAL REDEMPTION. This note is subject to redemption at the option of the Issuer from any source of funds, in whole or in part, on any Interest Payment Date on or after May 1, 1999, at a redemption price equal to the principal amount of this note being redeemed, plus accrued interest on the date of redemption.

     OPTIONAL PURCHASE. The Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on the Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs.

                                    A-4-3

     NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption or purchase shall be given by the Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Registered Owners of Notes to be redeemed or purchased in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.

     MANDATORY EXCHANGE OF NOTES. The Notes are subject to mandatory exchange, from time to time, in whole, for Exchange Notes on any Exchange Date. Such mandatory exchange shall be effective on the Exchange Date specified by the Trustee in a notice, upon receipt by the Trustee of immediately available funds from the Issuer equal to the amount of accrued interest to the Exchange Date due and payable with respect to the Notes subject to mandatory exchange. Notice of exchange of the Notes will be given by the Trustee not less than 10 calendar days prior to the Exchange Date to the Registered Owners of the Notes.

     SWAP AGREEMENTS. The Indenture provides that the Issuer may enter into an interest rate swap or basis agreement between the Issuer and a swap provider (a "Swap Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved in writing by each of the Rating Agency, for the purpose of converting in whole or in part the Issuer's variable interest rate liability on all or a portion of the Notes bearing interest at a variable rate issued on a parity therewith to a fixed rate liability or for the purpose of converting in whole or in part the Issuer's fixed interest rate liability on all or a portion of any Additional Notes bearing interest at a fixed rate issued on a parity therewith or subordinate to a variable rate liability. Payments due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of an Early Termination Date, as defined in the applicable Swap Agreement) are referred to herein as "Issuer Swap Payments."

     The principal of and interest on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes are payable on a superior basis to such payments on the Class 1996B Notes and any Additional Notes issued on a parity with or subordinate to the Class 1996B Notes; provided, however, that current principal and interest may be paid on the Class 1996B Notes and any Additional Notes issued on a parity with or subordinate to the Class 1996B Notes if all principal and interest payments due and owing at such time on the Class 1996A Notes and any Additional Notes issued on a parity with the Class 1996A Notes and any Issuer Swap Payments secured on a parity with the Class 1996A Notes have been previously made or provided for as provided in the Indenture. The principal of and interest on the Class 1996B Notes and any Additional Notes issued on a parity with the Class 1996B Notes and any Issuer Swap Payments

                                    A-4-4
secured on a parity with the Class 1996B Notes are payable on a superior basis to such payments on any Additional Notes issued subordinate to the Class 1996B Notes.

     Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

     THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

     No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

     Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the principal office of the Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the

                                    A-4-5

Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Trustee.

     Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

     The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (i) on the record date for purposes of receiving timely payment of interest hereon, and (ii) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (iii) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

     To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

     The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

     Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

     It is hereby certified and recited that all acts and things required by the laws of the State of Nevada to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.







                                    A-4-6

     IN TESTIMONY WHEREOF, the Board of Directors of UNION FINANCIAL SERVICES-1, INC. has caused the seal of the Issuer to be impressed or a facsimile thereof to be printed hereon, and this note to be executed by the President and Secretary of the Issuer all as of the Original Issue Date.

[SEAL]                        UNION FINANCIAL SERVICES-1, INC.



                              By
                                ---------------------------------------------
                                   Stephen F. Butterfield
                                   President



                              By
                                ---------------------------------------------
                                   Ronald W. Page
                                   Secretary














                                    A-4-7

                          CERTIFICATE OF AUTHENTICATION


     This note is one of the Class 1996B-2 Notes designated therein and described in the within-mentioned Indenture.

                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                              By
                                ---------------------------------------------
                                   Authorized Signatory

AUTHENTICATION DATE:



- --------------------------------

















                                    A-4-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

DATED:                        SIGNED:
      ----------------------         ----------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


- ---------------------------
A Member of The New York
Stock Exchange or a State
or National Bank


                       (End of Form of Class 1996B-2 Note)

















                                    A-4-9

                                   EXHIBIT B-1

                     FORM OF SERIES 1996A INVESTMENT LETTER




                                 March __, 1996




Union Financial Services-1, Inc.
6991 East Camelback Road, Suite B290
Scottsdale, Arizona 85251

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

     Re:  Taxable Student Loan Asset-Backed Notes, Series 1996A

Dear Sirs:

     The undersigned (the "Purchaser") has purchased, or intends to purchase, Taxable Student Loan Asset-Backed Notes, Series 1996A (the "Notes") with an aggregate initial Principal Balance of $__________ issued pursuant to the Indenture of Trust dated as of March 1, 1996 (the "Indenture"), between Union Financial Services-1, Inc. (the "Issuer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), relating to the above-referenced series of Notes. Terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

     THIS LETTER, DATED AS OF MARCH __, 1996, OR A FACSIMILE COPY HEREOF, WILL BE DELIVERED TO THE ABOVE ADDRESSEES NO LATER THAN MARCH 8, 1996.

CERTIFICATION

     The undersigned, as an authorized officer or agent of the Purchaser, hereby certifies, represents, warrants and agrees on behalf of the Purchaser as follows:

          1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is authorized to invest

                                    B-1-1
     in the Notes being purchased hereby. The person executing this letter on behalf of the Purchaser is duly authorized to do so on the Purchaser's behalf.

          2. The Purchaser has received (a) copies of the Preliminary Private Placement Memorandum, dated March 2, 1996, and the Private Placement Memorandum (the latter being herein called the "Private Placement Memorandum") relating to the Notes issued pursuant to the Indenture, and
     (b) the other written information, if any, described under Schedule I below, that has been requested by the Purchaser concerning the Indenture, the Notes, the Seller, the Issuer, the Servicer, the Guaranty Agencies and the Trustee. The Purchaser has reviewed and understands the material to which reference is made in this paragraph 2 and Schedule I below, and understands that risks are involved in an investment in the Notes. The Purchaser represents that in making its investment decision to acquire the Notes, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analyses, if any, supplied to it by any person, including Smith Barney Inc., as placement agent (the "Placement Agent"), the Seller, the Issuer, the Servicer, any Guaranty Agency, the Trustee or any of their respective affiliates, except as expressly contained in the Private Placement Memorandum and in the other written information, if any, described on Schedule I below.

          3. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and the Purchaser (or any account referred to below) is able to bear the economic risks of such an investment.

          4. The Purchaser is acquiring the Notes for its own account or for accounts for which it exercises sole investment discretion and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

          5. The Purchaser understands that the Notes have not been and will not be registered or qualified under the Securities Act or any state securities act or any other federal or state laws, that none of the Placement Agent, the Seller, the Issuer, the Servicer, the Guaranty Agency or the Trustee is required to so register the Notes, and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act and all other applicable federal and state securities laws or if an exemption from any requirement of registration is available.

          6. The Purchaser will comply with all applicable federal and state securities laws, rules and regulations in connection with any subsequent resale of the Notes by the Purchaser.

          7. The Purchaser understands and agrees that it may resell or otherwise transfer all or any part of its Notes only to an institution
     (A) (i) which the Purchaser

                                    B-1-2
     reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that will be purchasing such Notes in compliance with Rule 144A for its own account or for the account of a "qualified institutional buyer," and (ii) which is made aware that such resale or other transfer is being made in reliance on Rule 144A, or (B) is an Institutional Accredited Investor (as defined in Rule 501(a)(1),
     (2), (3) or (7) under the Securities Act).

          8. The Purchaser acknowledges that any proposed assignee of a beneficial ownership interest in the Notes will be deemed under the Indenture to have made agreements and representations substantially similar to those set forth in paragraph 8 above.

          9. If the Purchaser is an Accredited Investor, the Purchaser is (please check one):

___            (A)  A bank (as defined in Section 3(a)(2) of the Securities Act of 1933) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Act).

___            (B)  A broker or dealer registered pursuant to Section 15 of the
                    Securities Exchange Act of 1934.

___            (C)  An insurance company (as defined in Section 2(13) of the
                    Act).

___            (D)  An investment company registered under the Investment
                    Company Act of 1940.

___            (E)  A business development company (as defined in Section
                    2(a)(48) of the Investment Company Act of 1940).

___            (F)  A Small Business Investment Company licensed by the U.S.
                    Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___            (G)  A plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

___            (H)  An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974
                    ("ERISA") whose investment decision to purchase the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, a savings and loan association, an insurance company, or a registered investment advisor.

                                    B-1-3

___            (I)  An employee benefit plan within the meaning of Title I of
                    ERISA with total assets in excess of $5,000,000.

___            (J)  A self-directed employee benefit plan within the meaning of
                    Title I of ERISA whose investment decisions are made solely by persons that are accredited investors as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission.

___            (K)  A private business development company (as defined in
                    Section 202(a)(22) of the Investment Advisers Act of 1940).

___            (L)  An organization described in Section 501(c)(3) of the
                    Internal Revenue Code (tax exempt organization), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

___            (M)  The undersigned is a trust, with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the Shares, if the purchase of the Shares is directed by a person who either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

___            (N)  The undersigned is an entity, all the equity owners of which are "accredited investors" within one or more of the above categories. NOTE: An irrevocable trust cannot qualify under this category. The equity owners of a revocable trust are its grantors. IF RELYING UPON THIS CATEGORY ALONE, EACH
                    EQUITY OWNER MUST COMPLETE A SEPARATE COPY OF THIS
                    TRANSFEREE'S AGREEMENT.

          10. The Purchaser understands that each of the Purchaser's Notes will bear a legend restricting transfer of the Notes.

                                    B-1-4

          11. Attached hereto as Schedule A specifying the payment and notice instructions with respect to the Purchaser.

                                       Very truly yours,

                                       --------------------------------------



                                       By
                                         ------------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------















                                    B-1-5

SCHEDULE I

     Description of other written information that has been requested by the
Purchaser:

     None, unless otherwise indicated below.

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------



                                   Very truly yours,

                                   ------------------------------------------
                                   [Printed Name of Purchaser]

                                   By:
                                      ---------------------------------------
                                   Title:
                                         ------------------------------------

                                   Address of Purchaser:

                                   ------------------------------------------

                                   ------------------------------------------

                                   ------------------------------------------














                                    B-1-6

                                   EXHIBIT B-2

                     FORM OF SERIES 1996B INVESTMENT LETTER




                                  June __, 1996




Union Financial Services-1, Inc.
6991 East Camelback Road, Suite B290
Scottsdale, Arizona 85251

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Norwest Bank Minnesota, National Association
Minneapolis, Minnesota

     Re:  Taxable Student Loan Asset-Backed Notes, Series 1996B

Dear Sirs:

     The undersigned (the "Purchaser") has purchased, or intends to purchase, Taxable Student Loan Asset-Backed Notes, Series 1996B (the "Notes") with an aggregate initial Principal Balance of $__________ issued pursuant to the Amended and Restated Indenture of Trust dated as of June 15, 1996 (the "Indenture"), between Union Financial Services-1, Inc. (the "Issuer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), relating to the above-referenced series of Notes. Terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

     THIS LETTER, DATED AS OF JUNE __, 1996, OR A FACSIMILE COPY HEREOF, WILL BE DELIVERED TO THE ABOVE ADDRESSEES NO LATER THAN JUNE __, 1996.

CERTIFICATION

     The undersigned, as an authorized officer or agent of the Purchaser, hereby certifies, represents, warrants and agrees on behalf of the Purchaser as follows:


                                    B-2-1

          1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is authorized to invest in the Notes being purchased hereby. The person executing this letter on behalf of the Purchaser is duly authorized to do so on the Purchaser's behalf.

          2. The Purchaser has received (a) copies of the Preliminary Private Placement Memorandum, dated June 12, 1996, and the Private Placement Memorandum (the latter being herein called the "Private Placement Memorandum") relating to the Notes issued pursuant to the Indenture, and
     (b) the other written information, if any, described under Schedule I below, that has been requested by the Purchaser concerning the Indenture, the Notes, the Seller, the Issuer, the Servicer, the Guaranty Agency and the Trustee. The Purchaser has reviewed and understands the material to which reference is made in this paragraph 2 and Schedule I below, and understands that risks are involved in an investment in the Notes. The Purchaser represents that in making its investment decision to acquire the Notes, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analyses, if any, supplied to it by any person, including Smith Barney Inc., as placement agent (collectively, the "Placement Agent"), the Seller, the Issuer, the Servicer, the Guaranty Agency, the Trustee or any of their respective affiliates, except as expressly contained in the Private Placement Memorandum and in the other written information, if any, described on
     Schedule I below.

          3. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and the Purchaser (or any account referred to below) is able to bear the economic risks of such an investment.

          4. The Purchaser is acquiring the Notes for its own account or for accounts for which it exercises sole investment discretion and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

          5. The Purchaser understands that the Notes have not been and will not be registered or qualified under the Securities Act or any state securities act or any other federal or state laws, that none of the Placement Agent, the Seller, the Issuer, the Servicer, the Guaranty Agency or the Trustee is required to so register the Notes, and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act and all other applicable federal and state securities laws or if an exemption from any requirement of registration is available.

          6. The Purchaser will comply with all applicable federal and state securities laws, rules and regulations in connection with any subsequent resale of the Notes by the Purchaser.


                                    B-2-2

          7. The Purchaser understands and agrees that it may resell or otherwise transfer all or any part of its Notes only to an institution
     (A) (i) which the Purchaser reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that will be purchasing such Notes in compliance with Rule 144A for its own account or for the account of a "qualified institutional buyer," and
     (ii) which is made aware that such resale or other transfer is being made in reliance on Rule 144A or (B) is an Institutional Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and who in either case delivers to the Trustee, the Issuer and Smith Barney Inc. an executed Investment Letter.

          8. The Purchaser acknowledges that any proposed assignee of a beneficial ownership interest in the Notes will be deemed under the Indenture to have made agreements and representations substantially similar to those set forth in paragraph 8 above.

          9. If the Purchaser is an Accredited Investor, the Purchaser is (please check one):

               (A)  A bank (as defined in Section 3(a)(2) of the Securities Act
- ---                 of 1933) or a savings and loan association or other
                    institution (as defined in Section 3(a)(5)(A) of the Act).

               (B)  A broker or dealer registered pursuant to Section 15 of the
- ---                 Securities Exchange Act of 1934.

               (C)  An insurance company (as defined in Section 2(13) of the
- ---                 Act).

               (D)  An investment company registered under the Investment
- ---                 Company Act of 1940.

               (E)  A business development company (as defined in Section
- ---                 2(a)(48) of the Investment Company Act of 1940).

               (F)  A Small Business Investment Company licensed by the U.S.
- ---                 Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               (G)  A plan established and maintained by a state, its political
- ---                 subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

               (H)  An employee benefit plan within the meaning of Title I of
- ---                 the Employee Retirement Income Security Act of 1974
                    ("ERISA") whose investment


                                    B-2-3
                    decision to purchase the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, a savings and loan association, an insurance company, or a registered investment advisor.

               (I)  An employee benefit plan within the meaning of Title I of
- ---                 ERISA with total assets in excess of $5,000,000.

               (J)  A self-directed employee benefit plan within the meaning of
- ---                 Title I of ERISA whose investment decisions are made solely by persons that are accredited investors as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission.

               (K)  A private business development company (as defined in
- ---                 Section 202(a)(22) of the Investment Advisers Act of 1940).

               (L)  An organization described in Section 501(c)(3) of the
- ---                 Internal Revenue Code (tax exempt organization),
                    corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

               (M)  The undersigned is a trust, with total assets in excess of
- ---                 $5,000,000, not formed for the specific purpose of acquiring the Shares, if the purchase of the Shares is directed by a person who either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

               (N)  The undersigned is an entity, all the equity owners of which
- ---                 are "accredited investors" within one or more of the above categories. NOTE: An irrevocable trust cannot qualify under this category. The equity owners of a revocable trust are its grantors. IF RELYING UPON THIS CATEGORY ALONE, EACH EQUITY OWNER MUST COMPLETE A SEPARATE COPY OF THIS TRANSFEREE'S AGREEMENT.

          10. The Purchaser understands that each of the Purchaser's Notes will bear a legend restricting transfer of the Notes.


                                    B-2-4

          11. Attached hereto as Schedule A specifying the payment and notice instructions with respect to the Purchaser.

                              Very truly yours,

                              ----------------------------------------



                              By
                                --------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------












                                    B-2-5

SCHEDULE I

     Description of other written information that has been requested by the
     Purchaser:

     None, unless otherwise indicated below.

     -------------------------------------------------------------------------

     -------------------------------------------------------------------------

     -------------------------------------------------------------------------





                                   Very truly yours,

                                   -------------------------------------------
                                   [Printed Name of Purchaser]

                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

                                   Address of Purchaser:

                                   -------------------------------------------


                                   -------------------------------------------


                                   -------------------------------------------











                                    B-2-6

                                   EXHIBIT C-1

                    FORM OF SERIES 1996A TRANSFEREE AGREEMENT




                                     (Date)




Norwest Bank Minnesota, National Association
Norwest Center
6th and Market
Minneapolis, MN  55479-0069

Attention:  Corporate Trust Department

Ladies and Gentlemen:

     The undersigned (the "Purchaser") proposes to purchase Notes (the "Purchaser's Notes") representing $_______________ original aggregate principal amount of the $107,700,000 Taxable Student Loan Asset-Backed Notes, Series 1996 ("Notes") of Union Financial Services-1, Inc., a Nevada corporation (the "Issuer"). The Notes were issued pursuant to an Indenture of Trust dated as of March 1, 1996 between the Issuer and Norwest Bank Minnesota, National Association, as trustee for the Registered Owners (the "Trustee") (the "Indenture"). Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Indenture.

     In connection with the purchase, the Purchaser agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that they will be relied upon by the seller of the Purchaser's Notes, the Issuer and the Trustee.

      1. The Purchaser is purchasing the Purchaser's Notes solely for the Purchaser's own account and the account of its affiliated entities and with no present intention of distributing the Notes or any portion thereof, subject, nevertheless, to the understanding that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2.   The Purchaser is either:

     (A)  a Qualified Institutional Buyer as follows (please check one):


                                    C-1-1

     _____ (a) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity (PLEASE CHECK
     ONE):

          _____(i) Any insurance company as defined in Section 2(13) of the Securities Act;

          _____(ii) Any investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or any business development company as defined in Section 2(A)(48) of that Act;

          _____(iii) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

          _____(iv) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

          _____(v) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

          _____(vi) Any business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

          _____(vii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

          _____(viii) Any investment adviser registered under the Investment Advisers Act; or

     (B)  an Institutional Accredited Investor as follows (please check one):

          _____(i) A bank (as defined in Section 3(a)(2) of the Securities Act of 1933) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Act).

          _____(ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


                                    C-1-2

          _____(iii) An insurance company (as defined in Section 2(13) of the Act).

          _____(iv) An investment company registered under the Investment Company Act of 1940.

          _____(v) A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940).

          _____(vi) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          _____(vii) A plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

          _____(viii) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") whose investment decision to purchase the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, a savings and loan association, an insurance company, or a registered investment advisor.

          _____(ix) An employee benefit plan within the meaning of Title I of ERISA with total assets in excess of $5,000,000.

          _____(x) A self-directed employee benefit plan within the meaning of Title I of ERISA whose investment decisions are made solely by persons that are accredited investors as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission.

          _____(xi) A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

          _____(xii) An organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

          _____(xiii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, if the purchase of the Shares is directed by a person who either alone or with his purchaser representative(s), has such knowledge and experience in financial and


                                    C-1-3
          business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

          _____(xiv) The undersigned is an entity, all the equity owners of which are "accredited investors" within one or more of the above categories. NOTE: An irrevocable trust cannot qualify under this category. The equity owners of a revocable trust are its grantors. IF RELYING UPON THIS CATEGORY ALONE, EACH EQUITY OWNER MUST COMPLETE A SEPARATE COPY OF THIS TRANSFEREE'S AGREEMENT.

     _____     (b)  Any investment company registered under the Investment
     Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. "Family of investment companies" means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for the purposes of this section:

               (i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

              (ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

     _____     (c)  Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers;

     _____     (d)  Any bank as defined in section 3(a)(2) of the Securities
     Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or for a equivalent institution;


                                    C-1-4

     _____     (e)  Any dealer registered pursuant to Section 15 of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer; and

     _____     (f)  Any dealer registered pursuant to Section 15 of the Exchange
     Act acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

     3. The Purchaser understands that the Issuer, any person acting on its behalf and the seller of the Purchaser's Notes shall be entitled to rely upon certain non-exclusive methods of establishing the Purchaser's ownership and discretionary investments of securities as stated in Rule 144A promulgated under the Securities Act of 1933, as amended ("Rule 144A").

     4. The Purchaser represents that, if it has so requested, it has received the following reasonably current information: a brief statement of the nature of the business of the Issuer and the products and services it offers; the Issuer's most recent balance sheet and profit and loss and retained earnings statement, and similar financial statements for such part of the two preceding fiscal years as the Issuer has been in operation; and Servicer Statements of payments on the Notes on each Payment Date or for a shorter period as may be requested by the Purchaser.

     5. The Purchaser understands that the Purchaser's Notes have not been registered under the Securities Act or any state securities or "Blue Sky" laws and are being sold in reliance on exemptions from the registration requirements of the Securities Act and any such laws for nonpublic offerings. The Purchaser understands that the exemptions from the registration requirements under state securities laws upon which the Issuer is relying require that the Purchaser be one of the types of investors specified in paragraph 2 above under the applicable state securities law and the Purchaser is such an investor. The Purchaser further understands that the Purchaser's Notes must be held indefinitely unless subsequently registered under the Securities Act, any applicable state securities or "Blue Sky" laws or unless exemptions from the registration requirements of the Securities Act (particularly, Rule 144A) and such laws are available. If at some future time the Purchaser wishes to dispose of or exchange any of the Purchaser's Notes, the Purchaser will not do so unless before any such sale, transfer or other disposition the Purchaser has furnished to the Issuer and the Trustee an express agreement substantially in the form of this Transferee's Agreement by the proposed transferee to be bound by and to abide by the provisions of the Indenture, the restrictions noted on the face of the Purchaser's Notes and the Transferee's Agreement.

     6. The Purchaser understands that each of the Purchaser's Notes will bear a legend restricting transfer of the Notes.


                                    C-1-5

     7. The Purchaser understands that there may be restrictions on the ability of certain investors, including, without limitation, depository institutions, either to purchase the Purchaser's Notes or to purchase investments having characteristics similar to those of the Purchaser's Notes representing more than a specified percentage of the investor's assets. The Purchaser has consulted, and relied on the advice of, the Purchaser's own legal advisor in determining whether and to what extent the Purchaser's Notes constitute a legal investment for the Purchaser.

     8. The Purchaser recognizes that an investment in the Purchaser's Notes involves significant risks.

     9. The Purchaser understands that there is no established market for the Purchaser's Notes and that none will develop and, accordingly, that the Purchaser must bear the economic risk of an investment in the Purchaser's Notes for an indefinite period of time unless the Notes are sold to a Qualified Institutional Buyer of the type specified in Paragraph 2 above.

     10. The Purchaser agrees that the Purchaser is bound by and will abide by the provisions of the Indenture, the restrictions noted on the face of the Purchaser's Notes and this Transferee's Agreement.

                              Very truly yours,

                              ----------------------------------------



                              By
                                --------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------









                                    C-1-6

                                   EXHIBIT C-2

                    FORM OF SERIES 1996B TRANSFEREE AGREEMENT




                                     (Date)




Norwest Bank Minnesota, National Association
Norwest Center
6th and Market
Minneapolis, MN  55479-0069

Attention:  Corporate Trust Department

Ladies and Gentlemen:

     The undersigned (the "Purchaser") proposes to purchase Notes (the "Purchaser's Notes") representing $_______________ original aggregate principal amount of the $142,200,000 Taxable Student Loan Asset-Backed Notes, Series 1996B ("Notes") of Union Financial Services-1, Inc., a Nevada corporation (the "Issuer"). The Notes were issued pursuant to an Amended and Restated Indenture of Trust dated as of June 15, 1996 between the Issuer and Norwest Bank Minnesota, National Association, as trustee for the Registered Owners (the "Trustee") (the "Indenture"). Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Indenture.

     In connection with the purchase, the Purchaser agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that they will be relied upon by the seller of the Purchaser's Notes, the Issuer and the Trustee.

      1. The Purchaser is purchasing the Purchaser's Notes solely for the Purchaser's own account and the account of its affiliated entities and with no present intention of distributing the Notes or any portion thereof, subject, nevertheless, to the understanding that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2.   The Purchaser is either:

     (A)  a Qualified Institutional Buyer as follows (please check one):


                                     C-2-1

     _____ (a) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity (PLEASE CHECK
     ONE):

          _____(i) Any insurance company as defined in Section 2(13) of the Securities Act;

          _____(ii) Any investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or any business development company as defined in Section 2(A)(48) of that Act;

          _____(iii) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

          _____(iv) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

          _____(v) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

          _____(vi) Any business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

          _____(vii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

          _____(viii) Any investment adviser registered under the Investment Advisers Act; or

     (B)  an Institutional Accredited Investor as follows (please check one):

          _____(i) A bank (as defined in Section 3(a)(2) of the Securities Act of 1933) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Act).

          _____(ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                                     C-2-2

          _____(iii) An insurance company (as defined in Section 2(13) of the Act).

          _____(iv) An investment company registered under the Investment Company Act of 1940.

          _____(v) A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940).

          _____(vi) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          _____(vii) A plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

          _____(viii) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") whose investment decision to purchase the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, a savings and loan association, an insurance company, or a registered investment advisor.

          _____(ix) An employee benefit plan within the meaning of Title I of ERISA with total assets in excess of $5,000,000.

          _____(x) A self-directed employee benefit plan within the meaning of Title I of ERISA whose investment decisions are made solely by persons that are accredited investors as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission.

          _____(xi) A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

          _____(xii) An organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

          _____(xiii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, if the purchase of the Shares is directed by a person who either alone or with his purchaser representative(s), has such knowledge and experience in financial and

                                     C-2-3
          business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

          _____(xiv) The undersigned is an entity, all the equity owners of which are "accredited investors" within one or more of the above categories. NOTE: An irrevocable trust cannot qualify under this category. The equity owners of a revocable trust are its grantors. IF RELYING UPON THIS CATEGORY ALONE, EACH EQUITY OWNER MUST COMPLETE A SEPARATE COPY OF THIS TRANSFEREE'S AGREEMENT.

     _____     (b)  Any investment company registered under the Investment
     Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. "Family of investment companies" means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for the purposes of this section:

               (i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

              (ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

     _____     (c)  Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers;

     _____     (d)  Any bank as defined in section 3(a)(2) of the Securities
     Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or for a equivalent institution;

                                     C-2-4

     _____     (e)  Any dealer registered pursuant to Section 15 of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer; and

     _____     (f)  Any dealer registered pursuant to Section 15 of the Exchange
     Act acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

     3. The Purchaser understands that the Issuer, any person acting on its behalf and the seller of the Purchaser's Notes shall be entitled to rely upon certain non-exclusive methods of establishing the Purchaser's ownership and discretionary investments of securities as stated in Rule 144A promulgated under the Securities Act of 1933, as amended ("Rule 144A").

     4. The Purchaser represents that, if it has so requested, it has received the following reasonably current information: a brief statement of the nature of the business of the Issuer and the products and services it offers; the Issuer's most recent balance sheet and profit and loss and retained earnings statement, and similar financial statements for such part of the two preceding fiscal years as the Issuer has been in operation; and Servicer Statements of payments on the Notes on each Payment Date or for a shorter period as may be requested by the Purchaser.

     5. The Purchaser understands that the Purchaser's Notes have not been registered under the Securities Act or any state securities or "Blue Sky" laws and are being sold in reliance on exemptions from the registration requirements of the Securities Act and any such laws for nonpublic offerings. The Purchaser understands that the exemptions from the registration requirements under state securities laws upon which the Issuer is relying require that the Purchaser be one of the types of investors specified in paragraph 2 above under the applicable state securities law and the Purchaser is such an investor. The Purchaser further understands that the Purchaser's Notes must be held indefinitely unless subsequently registered under the Securities Act, any applicable state securities or "Blue Sky" laws or unless exemptions from the registration requirements of the Securities Act (particularly, Rule 144A) and such laws are available. If at some future time the Purchaser wishes to dispose of or exchange any of the Purchaser's Notes, the Purchaser will not do so unless before any such sale, transfer or other disposition the Purchaser has furnished to the Issuer and the Trustee an express agreement substantially in the form of this Transferee's Agreement by the proposed transferee to be bound by and to abide by the provisions of the Indenture, the restrictions noted on the face of the Purchaser's Notes and the Transferee's Agreement.

     6. The Purchaser understands that each of the Purchaser's Notes will bear a legend restricting transfer of the Notes.

                                     C-2-5

     7. The Purchaser understands that there may be restrictions on the ability of certain investors, including, without limitation, depository institutions, either to purchase the Purchaser's Notes or to purchase investments having characteristics similar to those of the Purchaser's Notes representing more than a specified percentage of the investor's assets. The Purchaser has consulted, and relied on the advice of, the Purchaser's own legal advisor in determining whether and to what extent the Purchaser's Notes constitute a legal investment for the Purchaser.

     8. The Purchaser recognizes that an investment in the Purchaser's Notes involves significant risks.

     9. The Purchaser understands that there is no established market for the Purchaser's Notes and that none will develop and, accordingly, that the Purchaser must bear the economic risk of an investment in the Purchaser's Notes for an indefinite period of time unless the Notes are sold to a Qualified Institutional Buyer of the type specified in Paragraph 2 above.

     10. The Purchaser agrees that the Purchaser is bound by and will abide by the provisions of the Indenture, the restrictions noted on the face of the Purchaser's Notes and this Transferee's Agreement.

                              Very truly yours,

                              -----------------------------------------------



                              By
                                ---------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------








                                     C-2-6

                                   EXHIBIT C-3

                        FORM OF MASTER PURCHASER'S LETTER

                     TO BE SUBMITTED TO YOUR BROKER-DEALER


                 Relating to Securities Involving Rate Settings
                        Through Auctions or Remarketings

To:  The Company
     Remarketing Agent
     The Trust Company
     A Broker-Dealer
     An Agent Member
     Other Persons

Dear Sirs:

     1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer (the "Company") which are described in any final prospectus, private placement memorandum, offering circular or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate auctions ("Auctions") or remarketing procedures ("Remarketing"). This letter shall be for the benefit of the Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

     2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of the Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

     3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell

                                     C-3-1
order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer with respect to Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

     4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agent(s), and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

     5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers, other than pursuant to Auctions, the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

     6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and

                                     C-3-2
instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company shall request.

     7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

     8.   This letter is not a commitment by us to purchase any Securities.

     9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or postdated purchaser's letter specific to any particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

     10. The descriptions of Auction or Remarketing Procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

     11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

     12. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Securities Act"), we represent and agree as follows:

          (a) We understand and expressly acknowledge that the Securities have not been and will not be registered under the Securities Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Securities Act is available.

          (b) We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Securities Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

                                     C-3-3

          (c) We acknowledge that prior to purchasing any Securities we have had access to such financial and other information as we deem necessary in connection with our decision to purchase Securities.

          (d) We recognize that the Company and broker-dealers or remarketing agents will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in, and affirmation of, all of the foregoing, which shall be binding on us and each party for which we are acting as set forth in subparagraph (b) above.

Date:
     ---------------------    -----------------------------------------------
                              (Name of Institution, if applicable)

                              By
                                ---------------------------------------------
                              Print Name:
                                         ------------------------------------
                              Title:
                                    -----------------------------------------

                              SMITH BARNEY
                              Account Number


                              -----------------------------------------------

                              -----------------------------------------------

                              -----------------------------------------------




                                     C-3-4

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE


Norwest Bank Minnesota, National Association, as the Trustee under the
  Indenture identified below
Minneapolis, Minnesota



     This Compliance Certificate is submitted pursuant to the provisions of
Section 5.02 of the Amended and Restated Indenture of Trust, dated as of June 15, 1996 (the "Indenture"), by and between Union Financial Services-1, Inc. (the "Issuer") and Norwest Bank Minnesota, National Association, as the Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as the Trustee, you are hereby authorized and requested to disburse to __________ (the "Eligible Lender") the sum of $__________ from the [specify Series 1996 Loan Account and/or Series 1996 Recycling Account] for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

     1. The Eligible Loans to be acquired are those specified in Schedule I attached hereto (the "Financed Eligible Loans").

     2. The remaining unpaid principal amount of each Financed Eligible Loan is as shown on said Schedule I attached hereto.

     3. Each Financed Eligible Loan is an Eligible Loan authorized by the Indenture to be so acquired.

     4. Except as previously furnished to you, attached hereto, if an acquisition, is a copy of the form of the applicable Student Loan Purchase Agreement between the Issuer and the Eligible Lender with respect to the Financed Eligible Loans.

     5. The promissory note evidencing each Financed Eligible Loan is subject to a blanket endorsement and that Uniform Commercial Code Financing Statements with respect thereto have been filed in such place or places specified by the opinion of counsel for the Issuer.

     6. Each action necessary to perfect a first security interest in each Financed Eligible Loan in favor of the Trustee has been accomplished.

     7. The Issuer is not, on the date hereof, in default under the Indenture or any applicable Student Loan Purchase Agreement applicable to the Financed Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under any Student Loan Purchase Agreement applicable to the Financed Eligible Loans. No Event of Default, or event or condition which, with the passage of time or giving of notice or both, would be an Event of Default, has occurred and is continuing under and as defined in the Indenture, and each representation and warranty of the Issuer contained in any such document is true and correct on and as of the date hereof as if made on and as of such date. With respect to all Financed Eligible Loans that are Insured, the insurance is in effect with respect thereto and the applicable Contract of Insurance and Certificate of Insurance are valid and binding upon the parties thereto in all respects material to the security of the Notes. With respect to all Financed Eligible Loans that are Guaranteed Student Loans, the
Guarantee Agreements are in effect with respect thereto and are valid and binding on the parties thereto in all respects material to the security of the Notes. The Issuer is not in default in the performance of any of its covenants and agreements made in the Guarantee Agreements applicable to the Financed Eligible Loans.

     8. All the conditions specified in the Student Loan Purchase Agreements applicable to the acquired Financed Eligible Loans and in the Indenture for the acquisition or origination of the Financed Eligible Loans and the disbursement hereby authorized and requested have been duly satisfied.

     9.   The Servicer has received the following for each Financed Eligible
Loan: (a) copy of original student application; (b) original promissory note and, if applicable, disclosure statement and loan information statement; (c) evidence of disbursement; (d) if applicable, notice of deferment; and (e) the Certificate of Insurance (with respect to each Insured Loan) and the Notification of Loan Approval by the Guarantee Agency with respect to each Guaranteed Loan.

     10. All origination fees with respect to each Financed Eligible Loan have been paid and all guarantee fees with respect thereto have been paid or, if an origination, will be paid by the Issuer within 45 days.

     11. The undersigned, as an Authorized Officer of the Issuer, is authorized to sign and submit this Certificate on behalf of the Issuer.

     WITNESS my hand this ____ day of __________ ____.

                              UNION FINANCIAL SERVICES-1, INC.



                              By
                                ---------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                                   EXHIBIT E-1

                       SERIES 1996A CASH FLOW ASSUMPTIONS

























                                     E-1-1

                                   EXHIBIT E-2

                       SERIES 1996B CASH FLOW ASSUMPTIONS

























                                     E-2-1

                                   EXHIBIT F-1

                   SERIES 1996A CLOSING CASH FLOW PROJECTIONS

























                                     F-1-1

                                   EXHIBIT F-2

                   SERIES 1996B CLOSING CASH FLOW PROJECTIONS

























                                     F-2-1

                                    EXHIBIT G

                            NOTICE OF PAYMENT DEFAULT

                        UNION FINANCIAL SERVICES-1, INC.
                    TAXABLE STUDENT LOAN ASSET-BACKED NOTES,
                         CLASS 1996[A-1][A-2][A-3][A-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)


     NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Notes identified above. The next Auction for the Auction Notes will not be held. The Auction Rate for the Auction Notes for the next succeeding Interest Period shall be the Non-Payment Rate.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee



Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT H

                        NOTICE OF CURE OF PAYMENT DEFAULT

                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, SERIES 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)


     NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Notes identified above has been waived or cured. The next Interest Payment Date is __________________________ and the Auction Date is _________________________.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT I

                       NOTICE OF PROPOSED CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS

                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, CLASS 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)


     Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Amended and Restated Indenture of Trust as follows:

     1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

     2.   The Auction Period Adjustment in Paragraph 1 shall take place only if
(a) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

     3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

     4. It is hereby represented, upon advice of the Auction Agent for the Class 1996A[-1][-2][-3][-4] Notes described herein, that there were Sufficient Bids for such Class 1996A[-1][-2][-3][-4] Notes at the Auction immediately preceding the date of this Notice.

     5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class 1996A[-1][-2][-3][-4] Notes.

                                        UNION FINANCIAL SERVICES-1, INC.

Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT J

                      NOTICE ESTABLISHING CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, CLASS 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)


     Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Amended and Restated Indenture of
Trust:

     1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

     2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be _______________, or the next succeeding Business Day if such date is not a Business Day.

     3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________(date) and every ______________(number) ______________(day of week) thereafter] [every ______________(number) ______________(day of week)
after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

     4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated _______________ regarding the proposed change.

     5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the Class 1996A[-1][-2][-3][-4] Notes.

                                        UNION FINANCIAL SERVICES-1, INC.


Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT K

                        NOTICE OF CHANGE IN AUCTION DATE

                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, CLASS 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)


     Notice is hereby given by SMITH BARNEY INC., as Market Agent for the Auction Notes, that with respect to the Auction Notes, the Auction Date is hereby changed as follows:

     1. With respect to Class 1996A[-1][-2][-3][-4] Notes, the definition of "Auction Date" shall be deemed amended by substituting "_______________(number) Business Day" in the second line thereof and by substituting
"_______________(number) Business Days" for "two Business Days" in subsection
(d) thereof.

     2. This change shall take effect on _______________ which shall be the Auction Date for the Auction Period commencing on _______________.

     3. The Auction Date for the Class 1996A[-1][-2][-3][-4] Notes shall be subject to further change hereafter as provided in the Indenture of Trust.

     4. Terms not defined in this Notice shall have the meaning set forth in the Amended and Restated Indenture of Trust relating to the Class 1996A[-1] [-2][-3][-4] Notes.

                                        SMITH BARNEY INC., as Market Agent


Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT L

                  NOTICE OF PROPOSED ADJUSTMENT TO PERCENTAGE
                   USED IN DETERMINING [MAXIMUM AUCTION RATE]
                       [ALL HOLD RATE] [NON-PAYMENT RATE]

                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, CLASS 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)

     Notice is hereby given that the Market Agent hereby proposes to change the [percentage] [Applicable Percentage] used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] with respect to the captioned Auction Notes pursuant to the Amended and Restated Indenture of Trust (the "Indenture") relating to such Auction Notes:

     1. The change shall take effect on the date of commencement of the next Auction Period (the "Effective Date").

     2. For the Auction Period commencing on the Effective Date, and each Auction Period thereafter, it is proposed that the percentage used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] shall be ____________________.

     3. The adjustment to the percentage used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] in paragraph 2 above shall take place only if (A) the Trustee, the Auction Agent and the Market Agent receive, by 11:00 a.m., eastern time, on the Business Day immediately preceding the Effective Date, an Issuer Certificate authorizing the adjustment of such percentage as specified in such Certificate, together with a copy of the Issuer consent thereto and the opinion of Note Counsel as required by the Indenture; and (B) the Trustee and the Issuer have received written confirmation from each of the Rating Agencies then rating the Auction Notes that such proposed adjustment will not adversely affect its ratings then applicable to any of the Auction Notes.

     4. If any of the conditions referred to in paragraph 3(A) and (B) above are not met, the existing percentage used to determine the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] shall remain in effect, and the rate of interest on the captioned Auction Notes for the next succeeding Interest Period shall be determined in accordance with the Auction Procedures.

     Terms used herein have the meanings set forth in the Indenture.

                                        SMITH BARNEY INC., as Market Agent

Dated:                                  By
      --------------------------          -----------------------------------

                                    EXHIBIT M

             NOTICE ESTABLISHING NEW PERCENTAGE USED IN DETERMINING
            [MAXIMUM AUCTION RATE] [ALL HOLD RATE] [NON-PAYMENT RATE]

                        UNION FINANCIAL SERVICES-1, INC.
      TAXABLE STUDENT LOAN ASSET-BACKED NOTES, CLASS 1996A[-1][-2][-3][-4]
                             AUCTION RATE SECURITIES
                                    (ARS-SM-)

     Notice is hereby given that the Issuer hereby establishes a new [percentage] [Applicable Percentage] to be used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] with respect to the captioned Auction Notes pursuant to the Amended and Restated Indenture of Trust (the "Indenture") relating to such Auction Notes:

     1. The change shall take effect on ______________________, the commencement of the next Auction Period (the "Effective Date").

     2. For the Auction Period commencing on the Effective Date, and each Auction Period thereafter, the percentage used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] shall be ____________________.

     3. The change described in paragraph 2 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture and the Market Agent's prior notice dated ___________________ regarding the proposed change.

     Terms used herein have the meanings set forth in the Indenture.

                                        UNION FINANCIAL SERVICES-1, INC.


Dated:                                  By
      --------------------------          -----------------------------------







                                    M-1